As filed with the Securities and Exchange Commission on February 12, 2001

                                              Registration No's. 333-55170

                                                              333-55170-01
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                ---------------

                             AMENDMENT NO. 1
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                        Coast Hotels and Casinos, Inc.
            (Exact name of registrant as specified in its charter)

             Nevada                             7011                           88-0345706
 (State or other jurisdiction of    (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)      Classification Code Number)           Identification No.)

                              Coast Resorts, Inc.
            (Exact name of registrant as specified in its charter)

             Nevada                             6719                           88-0345704
 (State or other jurisdiction of    (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)      Classification Code Number)           Identification No.)

      4500 West Tropicana Avenue, Las Vegas, Nevada 89103, (702) 365-7000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                              MICHAEL J. GAUGHAN
                     Chairman and Chief Executive Officer
      4500 West Tropicana Avenue, Las Vegas, Nevada 89103, (702) 365-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                                ---------------

                                  Copies to:
                            KAREN E. BERTERO, ESQ.
                          Gibson, Dunn & Crutcher LLP
     333 South Grand Avenue, Los Angeles, California 90071, (213) 229-7000

                                ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the exchange offer pursuant to the registration rights agreement described in the enclosed prospectus have been satisfied or waived.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

PROSPECTUS                                                Subject To Completion,

                                                    Dated February 12, 2001

                                  $50,000,000

                    [LOGO OF COAST HOTELS AND CASINOS, INC.]

                               Offer To Exchange
                        $50,000,000 Principal Amount of
                 Our 9 1/2% Senior Subordinated Notes Due 2009
          Which Have Been Registered Under The Securities Act Of 1933
                                      For
                         Any And All Of Our Outstanding
                        $50,000,000 Principal Amount of
       9 1/2% Senior Subordinated Notes Due 2009 issued February 2, 2001
                             (CUSIP No. 19035CAE2)

        The Exchange Offer Will Expire at 5:00 p.m., New York City Time,

              on Wednesday, March 14, 2001, Unless Extended.

  We are offering to exchange our 9 1/2% Senior Subordinated Notes Due 2009 which have been registered under the Securities Act of 1933, as amended, for any and all $50,000,000 principal amount of our outstanding 9 1/2% Senior Subordinated Notes Due 2009 issued on February 2, 2001 as additional notes under our indenture dated as of March 23, 1999, as amended. In addition to the additional notes issued on February 2, 2001, we have outstanding $175,000,000 principal amount of 9 1/2% Senior Subordinated Notes Due 2009 issued on March 23, 1999. The exchange notes will be of the same series as the outstanding $175,000,000 principal amount of notes. All notes issued under the indenture are referred to as "Notes."

The Exchange Notes

  . The terms of the registered exchange notes to be issued are substantially identical to the terms of the outstanding additional notes that we issued on February 2, 2001, except for transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding additional notes which will not apply to the exchange notes.

  . Interest on the exchange notes accrues at the rate of 9 1/2% per year, payable in cash every six months on April 1 and October 1, with the first payment on the April 1 or October 1 that first follows consummation of the exchange offer.

  . We may redeem any of the notes beginning on April 1, 2004 at an initial redemption price of 104.75% of their principal amount plus accrued interest. In addition, before April 1, 2002, we may redeem up to 35% of the notes at a redemption price of 109.50% of their principal amount plus accrued interest using proceeds from a public offering of our capital stock or a capital contribution to us by Coast Resorts, Inc., our parent company, of the proceeds of a public offering of its capital stock.

  . The exchange notes will rank equally with all of our other unsecured senior subordinated indebtedness and will be junior to our senior indebtedness. The exchange notes are guaranteed on a senior subordinated basis by Coast Resorts, Inc.

  . We do not intend to list the exchange notes on any securities exchange.

Material Terms of the Exchange Offer

  . The exchange offer expires at 5:00 p.m., New York City time, on Wednesday, March 14, 2001, unless extended.

  . All outstanding additional notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes which are registered under the Securities Act of 1933.

  . Tenders of outstanding additional notes may be withdrawn at any time prior to the expiration of the exchange offer.

  . The exchange offer is not subject to any minimum tender condition, but is subject to the terms of the registration rights agreement that we entered into on February 2, 2001 with the placement agents for the outstanding additional notes and Coast Resorts, Inc.

  . We will not receive any proceeds from the exchange offer. We will pay the expenses of the exchange offer.

                                --------------
         For a discussion of risks that should be considered by holders in deciding whether to tender outstanding additional notes in the exchange offer, see "Risk Factors"
                             beginning on page 11.

                                --------------
   None of the Securities and Exchange Commission, any state securities commission, the Nevada Gaming Commission or the Nevada State Gaming Control Board has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                                --------------
   The exchange offer is not being made to, nor will we accept surrender for exchange from, holders of outstanding additional notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

                                --------------

             The date of this prospectus is February 12, 2001

  This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to investors in the notes upon written or oral request. Requests should be made to:

                         Attn.: Chief Financial Officer
                         Coast Hotels and Casinos, Inc.
                           4500 West Tropicana Avenue
                            Las Vegas, Nevada 89103
                                 (702) 365-7000

  The exchange offer is expected to expire on Wednesday, March 14, 2001 and investors must make their investment decisions by this expiration date. Therefore, in order to obtain timely delivery of the requested information, we must receive your request by March 7, 2001, or the date that is no later than five business days before the expiration date. See "Where You Can Find More Information."

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Where You Can Find More Information.......................................   ii

Forward-Looking Statements................................................  iii

Summary...................................................................    1

Risk Factors..............................................................   11

The Exchange Offer........................................................   19

Use of Proceeds...........................................................   28

Capitalization............................................................   28

Selected Historical Financial Data........................................   29

Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   31

Business..................................................................   36

                                                                            Page
                                                                            ----
Nevada Regulation and Licensing............................................  42

Management.................................................................  46

Certain Transactions.......................................................  49

Principal Stockholders.....................................................  51

Description of Senior Secured Credit Facility..............................  51

Description of the Notes...................................................  53

Material Federal Income Tax Considerations.................................  96

Plan of Distribution.......................................................  98

Legal Matters..............................................................  98

Experts....................................................................  99

Index to Financial Statements.............................................. F-1

                      WHERE YOU CAN FIND MORE INFORMATION

  We filed a registration statement with the Securities and Exchange Commission (the "Commission") under the Securities Act to register the exchange notes to be issued in this exchange offer. As allowed by the Commission's rules, this prospectus does not contain all of the information that you can find in the registration statement and its exhibits. As a result, statements made in this prospectus concerning the contents of a contract, agreement or other document are not necessarily complete. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

  We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at (202) 942-8090 for further information on the public reference rooms. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov).

  We are incorporating by reference additional documents we may file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the exchange of the outstanding additional notes for the exchange notes. This means that we are disclosing important information to you by referring you to those documents. This additional information is a part of this prospectus from the date of filing those documents.

  You may request a free copy of these filings by writing or telephoning us at the following address:

                         Attn.: Chief Financial Officer
                         Coast Hotels and Casinos, Inc.
                           4500 West Tropicana Avenue
                            Las Vegas, Nevada 89103
                                 (702) 365-7000

  The exchange notes will be issued pursuant to an indenture which requires that we furnish to holders of the notes annual reports containing audited financial statements and quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements.

  You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus regardless of the time of delivery of this prospectus. You should rely only on the information provided in this prospectus. We have not authorized anyone else to provide you with different information. We are offering the notes and seeking offers to buy the notes only in jurisdictions where offers and sales are permitted.

                           FORWARD-LOOKING STATEMENTS

  The prospectus includes "forward-looking statements" within the meaning of the securities laws. All statements regarding our expected financial position, business, strategies and financing plans under the headings "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus are forward-looking statements. In addition, in those and other portions of this prospectus, the words "anticipates," "believes," "estimates," "seeks," "expects," "plans," "intends" and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, and have based these expectations on our beliefs as well as assumptions we have made, such expectations may prove to be incorrect. Important factors that could cause actual results to differ materially from such expectations are disclosed in this prospectus, including, without limitation, the following factors:

  . increased competition, both in Nevada and other states, including
    California;

  . dependence on the Las Vegas area and Southern California for a majority of our customers;

  . uncertainties associated with construction projects, including the related disruption of operations and the availability of financing, if necessary;

  . substantial leverage and uncertainty that we will be able to service our debt; and

  . changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies.

  For information with respect to these and other factors that could cause actual results to differ from the expectations stated in the forward-looking statements, see the text under the caption "Risk Factors." Potential investors in the notes are urged to consider these factors carefully in evaluating the forward-looking statements, contained or incorporated by reference in this prospectus.

  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We do not intend, and undertake no obligation, to update these forward-looking statements.

                                    SUMMARY

   This is a summary and it does not contain all the information that may be important to you. You should read this entire prospectus carefully before you decide whether to participate in the exchange offer. In this prospectus, "Coast Hotels," "we," "us," and "our" refer to Coast Hotels and Casinos, Inc. Coast Resorts, Inc., a Nevada corporation, is our sole stockholder.

                                  THE COMPANY

  We own and operate four Las Vegas hotel-casinos:

  . The Orleans Hotel and Casino, which opened in December 1996, is located approximately one and one-half miles west of the Las Vegas Strip on Tropicana Avenue.

  . The Gold Coast Hotel and Casino, which opened in December 1986, is located approximately one mile west of the Las Vegas Strip on Flamingo Road.

  . The Suncoast Hotel and Casino, which opened in September 2000, is located near Summerlin in the west end of the Las Vegas valley, approximately nine miles from the Las Vegas Strip.

  . The Barbary Coast Hotel and Casino, which opened in March 1979, is located on the Las Vegas Strip.

  The following chart provides certain information about our properties as of September 30, 2000:

                                            Casino      Slots and
   Property                 Hotel Rooms Square Footage Video Poker Gaming Tables
   --------                 ----------- -------------- ----------- -------------
   The Orleans.............     840        105,000        2,448          63
   Gold Coast..............     712         70,000        1,985          44
   Suncoast................     203         78,000        2,077          50
   Barbary Coast...........     197         30,000          660          36

Business Strategy

  Our business and marketing strategy is to attract gaming customers to our casinos by offering consistently high quality gaming, hotel, entertainment and dining experiences at affordable prices. We emphasize attracting and retaining repeat customers. Our primary target market for The Orleans, the Gold Coast and the Suncoast consists of value-oriented local middle-market gaming patrons who gamble frequently. The Barbary Coast's customer base is primarily composed of visitors to the Las Vegas area.

  While a significant portion of our customers are local residents, the same factors that appeal to local residents also appeal to visitors to Las Vegas, including better odds on slot and video poker machines and lower minimum wager limits on our table games than those traditionally found at Strip casinos. In addition to the growing local resident market, Las Vegas is one of the fastest growing entertainment markets in the United States.

  We believe that the most important factors in successfully operating our casinos are convenient locations with easy access, a friendly atmosphere, a value-oriented approach and high quality entertainment and amenities. Additionally, we offer Las Vegas visitors spacious, well-appointed and competitively priced guest rooms.

  . Convenient, Strategic Locations. The Orleans and the Gold Coast are easily accessible and offer ample parking, providing our customers with convenient alternatives to the congestion on the Strip. The Suncoast has a suburban location conveniently located adjacent to the fast-growing Summerlin master-planned community.

 . Friendly Atmosphere. A key element of our strategy is to provide patrons with friendly, personal service that is designed to foster customer loyalty and generate repeat business. Locals appreciate a friendly, casual gaming environment where employees make them feel at home.

 . Value. We offer value to our gaming patrons by providing slot and video poker machines with better odds than those traditionally found at Strip casinos. Locals' perception of value is also influenced by such things as slot clubs that reward frequent play.

 . Entertainment, Movie Theaters and Amenities. We believe we compete effectively with other locals-oriented casinos by offering amenities and entertainment that our customers demand and that accentuate the perception of value for our customers. Our properties offer a number of amenities that generate significant foot traffic through our casinos, including movie theaters, bowling centers, quality restaurants and a variety of musical entertainment.

Casino Properties

  The Orleans. The Orleans is strategically located on Tropicana Avenue, a short distance from the Las Vegas Strip and McCarran International Airport. The Orleans provides an upscale, off-Strip experience in an exciting New Orleans French Quarter-themed environment.

  The Orleans features an approximately 105,000 square foot casino, including approximately 2,450 slot machines, 63 table games, a keno lounge, a poker parlor and race and sports books. The Orleans has 840 hotel rooms, 12 "stadium seating" first-run movie theaters, a 70-lane bowling center, approximately 40,000 square feet of banquet and meeting facilities, including an approximately 17,000 square foot grand ballroom, four full-service restaurants and a multi-station buffet, specialty themed bars, a swimming pool, a barber shop, a child care facility, a video arcade, a beauty salon and approximately 4,000 parking spaces. The Orleans also includes an 850-seat theater that features headliner entertainment and other special events that distinguishes us from most other locals casinos in Las Vegas and allows us to attract more tourists who would otherwise gamble at Strip casinos.

  In January 2001, we announced a $100 million expansion of The Orleans. The project is expected to be paid for primarily out of cash flow and will be completed in phases through the end of 2002. Featured in the expansion will be a special-events arena, a 620-room hotel tower, a 2,600-car parking garage, six additional movie theaters, two restaurants and an Irish pub. Approximately 40,000 square feet of new gaming area and public space will also be created for future use.

  Gold Coast. The Gold Coast is located on West Flamingo Road approximately one mile west of the Las Vegas Strip and one-quarter mile west of Interstate 15, the major highway linking Las Vegas and Southern California, offering easy access from all four directions in the Las Vegas valley.

  The Gold Coast features an approximately 70,000 square foot casino, including approximately 2,000 slot machines, 44 table games, a keno lounge, a 160-seat race and sports book and a 700-seat bingo parlor. Our eleven-story tower includes 712 hotel rooms and suites and a swimming pool with a covered bar. The Gold Coast features three full-service restaurants, a 380-seat buffet restaurant, a fast-food restaurant, a snack bar and an ice cream parlor. Entertainment amenities include a 72-lane bowling center, approximately 10,000 square feet of banquet and meeting facilities, four bars, two entertainment lounges and a showroom/dance hall featuring live musical entertainment. Other amenities include a gift shop, a liquor store, a travel agency, an American Express office, a Western Union office, a beauty salon, a barber shop, a child care facility and over 3,000 parking spaces.

  In the fourth quarter of 2000, we commenced a $20 million expansion and remodel of the Gold Coast, which is expected to be paid for primarily out of cash flow. The project will include a new, expanded buffet, the addition of a sports bar and an Asian-themed restaurant, 10,000 square feet of additional meeting space, the refurbishing of our standard hotel guest rooms and the redesign of most of the Gold Coast's public areas. We expect to complete the project by the end of 2001.

  Suncoast. The Suncoast serves one of the fastest growing areas of the Las Vegas valley and is located on approximately 50 acres in Peccole Ranch, a master-planned community adjacent to Summerlin. The Suncoast is strategically located at the intersection of Rampart Boulevard and Alta Drive, readily accessible from most major points in Las Vegas, including downtown (approximately eight miles) and the Strip (approximately nine miles).

  The Suncoast is a Mediterranean-themed facility featuring approximately 78,000 square feet of casino space, including approximately 2,000 slot machines, 50 table games, a 150-seat race and sports book and a 600-seat bingo parlor. The Suncoast has 203 spacious hotel rooms and suites, approximately 25,000 square feet of banquet and meeting facilities, 16 "stadium seating" movie theaters, five full-service restaurants, a 64-lane bowling center and approximately 6,000 parking spaces. A swimming pool is expected to be completed in the second quarter of 2001. The Suncoast hotel tower was built to accommodate approximately 200 additional hotel rooms, and we intend to commence construction of the additional rooms in the second quarter of 2001.

  Barbary Coast. The Barbary Coast is located at the intersection of Flamingo Road and Las Vegas Boulevard, one of the busiest intersections on the Strip, along with Caesars Palace, Bally's Las Vegas and Bellagio. Historically, the Barbary Coast has relied on foot traffic on the Las Vegas Strip for a significant amount of its revenues. As a result, the Barbary Coast's customer base is primarily visitors to the Las Vegas area. In addition to its favorable location on the Strip, the Barbary Coast has also benefited from its more intimate gaming atmosphere, allowing it to develop a loyal base of table games and slot customers.

  The Barbary Coast features an approximately 30,000 square foot casino, including approximately 660 slot machines, 36 table games, a race and sports book and other amenities. Our eight-story tower includes 197 spacious rooms and suites. The Barbary Coast is furnished and decorated in an elegant turn-of-the-century Victorian theme and includes three bars and three restaurants:
Michael's gourmet restaurant, Drai's on the Strip (leased to and operated by a third party) and the Victorian Room.

  We are a Nevada corporation and a wholly-owned subsidiary of Coast Resorts, Inc. Our principal executive office is located at 4500 West Tropicana Avenue, Las Vegas, Nevada 89103 and our telephone number is (702) 365-7000. You may obtain additional information about us at our website, www.coastcasinos.com.

                               THE EXCHANGE OFFER

 The Exchange Offer...............  Up to $50,000,000 aggregate principal amount of exchange notes registered under
                                    the Securities Act are being offered in
                                    exchange for the same principal amount of
                                    the outstanding additional notes issued on
                                    February 2, 2001. The terms of the exchange
                                    notes and the outstanding additional notes
                                    are substantially identical. Outstanding
                                    additional notes may be tendered for
                                    exchange in whole or in part in any
                                    integral multiple of $1,000. We are making
                                    the exchange offer in order to satisfy our
                                    and Coast Resorts' obligations under the
                                    registration rights agreement relating to
                                    the outstanding additional notes. For a
                                    description of the procedures for tendering
                                    the outstanding additional notes, see "The
                                    Exchange Offer--Procedures for Tendering
                                    Outstanding Notes."

 Expiration Date..................  5:00 p.m., New York City time, March 14,
                                    2001, unless the exchange offer is
                                    extended, in which case the expiration date
                                    will be the latest date and time to which
                                    the exchange offer is extended. See "The
                                    Exchange Offer--Terms of the Exchange
                                    Offer."

 Conditions to the Exchange Offer.  The exchange offer is subject to customary conditions described under "The Exchange
                                    Offer--Conditions to the Offer," some of which we may waive in our sole discretion.
                                    The exchange offer is not conditioned upon any minimum principal amount of outstanding additional notes being tendered. We reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

                                    . to delay the acceptance of the
                                      outstanding additional notes for
                                      exchange,

                                    . to terminate the exchange offer if one or
                                      more specific conditions have not been
                                      satisfied,

                                    . to extend the expiration date of the
                                      exchange offer and retain all outstanding additional notes tendered pursuant to the exchange offer, subject, however, to the right of holders of outstanding additional notes to withdraw their tendered outstanding additional notes, or

                                    . to waive any condition or otherwise amend
                                      the terms of the exchange offer in any
                                      respect. See "The Exchange Offer--Terms
                                      of the Exchange Offer."

 Withdrawal Rights................  Tenders of outstanding additional notes may be withdrawn at any time on or prior to the
                                    expiration date by delivering a written
                                    notice of withdrawal to the exchange agent
                                    in conformity with the procedures discussed
                                    under "The Exchange Offer--Withdrawal of
                                    Tenders."

 Procedures for Tendering
  Outstanding Notes...............  Tendering holders of outstanding additional notes must complete and sign a letter of
                                    transmittal in accordance with the
                                    instructions contained in the letter of
                                    transmittal. Tendering holders must

                                    forward the completed letter of transmittal by mail, facsimile or hand delivery, together with any other required documents, to the exchange agent, or must submit to the exchange agent the outstanding additional notes you are tendering or comply with the specified procedures for guaranteed delivery of outstanding additional notes. Brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. If your outstanding additional notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact your nominee holder promptly if you wish to tender outstanding additional notes pursuant to the exchange offer. See "The
                                    Exchange Offer--Procedures for Tendering
                                    Outstanding Notes."

                                    Letters of transmittal and certificates
                                    representing outstanding additional notes should not be sent to us or to Coast
                                    Resorts. Those documents should be sent
                                    only to the exchange agent. The address, and telephone and facsimile numbers, of the exchange agent are set forth in "The
                                    Exchange Offer--Exchange Agent" and in the letter of transmittal.

 Acceptance of Outstanding Notes
  and Delivery of Exchange Notes..  Upon consummation of the exchange offer, we will accept any and all outstanding
                                    additional notes that are properly tendered in the exchange offer and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly after acceptance of the outstanding additional notes. See "The
                                    Exchange Offer--Terms of the Exchange
                                    Offer."

 Resales of Exchange Notes........  We believe that you will be able to offer for resale, resell or otherwise transfer
                                    exchange notes issued in the exchange offer
                                    without compliance with the registration
                                    and prospectus delivery provisions of the
                                    federal securities laws, provided that:

                                    . you are not a broker-dealer;

                                    . you are not participating in a
                                      distribution of the exchange notes; and

                                    . you are not an "affiliate" of Coast
                                      Hotels and Casinos, Inc., as the term is defined in Rule 144A under the Securities
                                      Act of 1933.

                                    Our belief is based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties unrelated to us. The staff has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

                                    If our belief is not accurate and you
                                    transfer an exchange note without
                                    delivering a prospectus meeting the
                                    requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

                                    Each broker-dealer that receives exchange notes for its own account in exchange for outstanding additional notes which were acquired by the broker-dealer as a result of market-making or other trading activities must agree to deliver a prospectus meeting the requirements of the federal securities laws in connection with any resale of the exchange notes. See "The
                                    Exchange Offer--Resales of the Exchange
                                    Notes."

 Exchange Agent...................  The exchange agent with respect to the exchange offer is Firstar Bank, N.A. The
                                    address, and telephone and facsimile
                                    numbers, of the exchange agent are set
                                    forth in "The Exchange Offer--Exchange
                                    Agent" and in the letter of transmittal.

 Use of Proceeds..................  Neither we nor Coast Resorts will receive any cash proceeds from the issuance of the
                                    exchange notes offered hereby.

 Certain United States Federal
  Income Tax Considerations.......  You should review the information set forth under "Material Federal Income Tax
                                    Considerations" prior to tendering
                                    outstanding additional notes in the
                                    exchange offer.

                          TERMS OF THE EXCHANGE NOTES

  The exchange offer applies to an aggregate principal amount of $50,000,000 of the outstanding additional notes. The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding additional notes, except:

  . The exchange notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer;

  . holders of the exchange notes will not be entitled to any liquidated damages under the registration rights agreement relating to the outstanding additional notes; and

  . holders of the exchange notes will not be, and upon consummation of the exchange offer, holders of the outstanding additional notes will no longer be, entitled to specific rights under the registration rights agreement for the outstanding additional notes intended for the holders of unregistered securities.

  The exchange notes will be part of the same series as $175,000,000 principal amount of notes originally issued in March 1999 and previously exchanged in an exchange offer comparable to this one.

  The exchange notes will be our obligations entitled to the benefits of the indenture. See "Description of the Exchange Notes."

                                  THE OFFERING

 Exchange Notes Offered...........  $50,000,000 aggregate principal amount of 9
                                    1/2% Senior Subordinated Notes.

                                    The exchange notes will be issued under the same indenture and have the same terms as our outstanding $175.0 million principal amount of 9 1/2% Senior Subordinated Notes and the $50.0 million principal amount of outstanding additional notes. See
                                    "Description of the Notes"

 Maturity.........................  April 1, 2009.

 Interest Payment Dates...........  Interest will be payable on April 1 and
                                    October 1 of each year, beginning on the
                                    first April 1 or October 1 following the
                                    consummation of the exchange offer.

 Optional Redemption..............  We may redeem all or some of the notes issued under the indenture, beginning on
                                    April 1, 2004, at the redemption prices
                                    listed in the section "Description of the
                                    Notes" under the heading "Optional
                                    Redemption."

                                    Before April 1, 2002, we may redeem up to 35% of the notes issued under the indenture with the proceeds of one or more public offerings of our capital stock or a capital contribution to us by Coast Resorts of the proceeds of one or more public offerings of its capital stock at the redemption prices listed in the section "Description of the Notes" under the heading "Optional
                                    Redemption." However, we may only make such redemptions if at least $113.8 million aggregate principal amount of notes remains outstanding after each redemption.

 Gaming Redemption................  If any state, federal or local body having authority to regulate our gaming operations
                                    notifies a holder or beneficial owner of
                                    the exchange notes that the holder or owner
                                    must obtain a license, qualification or
                                    finding of suitability under an applicable
                                    gaming law and either the person does not
                                    apply for the license, qualification or
                                    finding of suitability within 30 days or
                                    any shorter period required by the gaming
                                    authority or the person will not be
                                    licensed, qualified or found suitable under
                                    an applicable gaming law, then we may
                                    require the person to dispose of its
                                    exchange notes within a specified period of
                                    time or redeem the person's exchange notes
                                    at a price equal to 100% of the principal
                                    amount thereof, plus accrued interest. See
                                    "Description of the Notes--Gaming
                                    Redemption."

 Mandatory Offers to Repurchase ..  If we experience specific kinds of changes of control or, under certain circumstances, if we sell assets, we must offer to repurchase the exchange notes at the prices listed in the section "Description of the Notes."

 Ranking..........................  The exchange notes will be unsecured senior subordinated indebtedness and will be
                                    subordinated to all of our senior
                                    indebtedness, including borrowings under
                                    our senior secured credit facility.

 Guarantee........................  The exchange notes will be guaranteed on an unsecured senior subordinated basis by
                                    Coast Resorts. See "Description of the
                                    Notes--Parent Guarantee and Subsidiary
                                    Guarantees."

 Basic Covenants of the Indenture.  The terms of the outstanding additional notes do, and the exchange notes will,
                                    restrict our ability to, among other
                                    things:

                                    . borrow money;

                                    . pay dividends or make distributions on
                                      our stock;

                                    . make investments;

                                    . create liens;

                                    . enter into transactions with affiliates;

                                    . sell assets; and

                                    . merge, consolidate or sell substantially
                                      all of our assets.

                                  RISK FACTORS

  See "Risk Factors" for a discussion of factors that should be considered with respect to an investment in the notes.

                       SUMMARY HISTORICAL FINANCIAL DATA

                                                                            Nine Months Ended
                                   Years Ended December 31,                   September 30,
                         -------------------------------------------------  -------------------
                           1995     1996(1)     1997      1998      1999      1999     2000(2)
                         --------  ---------  --------  --------  --------  --------  ---------
                                        (in thousands, except ratio data)
Statements of Income
 Data:
Net operating revenues.. $174,756  $ 195,987  $293,883  $332,363  $362,531  $267,005  $ 293,670
Departmental operating
 expenses(3)............  118,534    121,628   197,200   209,104   220,289   162,602    173,094
General and
 administrative.........   30,405     37,992    54,351    55,879    60,445    44,670     47,826
Guaranteed payments to
 former partners(4).....      858         --        --        --        --        --         --
Land leases.............       --         --     2,100     3,190     3,770     2,870      2,146
Deferred (non-cash)
 rent...................       --         --     2,378     3,198     2,918     2,398      1,639
Pre-opening expenses....       --      7,125        --        --       235        78      5,798
Depreciation and
 amortization...........    7,280      7,883    18,278    20,607    21,613    16,056     17,151
                         --------  ---------  --------  --------  --------  --------  ---------
Operating income........   17,679     21,359    19,576    40,385    53,261    38,331     46,016
Interest expense,
 net(5).................   (3,545)    (9,981)  (25,228)  (26,570)  (21,441)  (16,423)   (14,092)
Gain (loss) on disposal
 of equipment...........       92         58       919       168      (192)       (9)        (5)
                         --------  ---------  --------  --------  --------  --------  ---------
Income (loss) before
 income taxes and
 extraordinary item.....   14,226     11,436    (4,733)   13,983    31,628    21,899     31,919
Income taxes(6).........       --      6,617    (1,401)    5,225    10,382     7,373     11,127
Extraordinary item --
  loss on early
 retirement of debt, net
 of tax benefit
 ($14,543)..............       --         --        --        --   (27,007)  (27,007)        --
                         --------  ---------  --------  --------  --------  --------  ---------
Net income (loss)....... $ 14,226  $   4,819  $ (3,332) $  8,758  $ (5,761) $(12,481) $  20,792
                         ========  =========  ========  ========  ========  ========  =========
Other Data:
EBITDA(7)............... $ 24,959  $  36,367  $ 40,232  $ 64,190  $ 78,027  $ 56,863  $  70,604
Capital expenditures....   32,187    125,722    57,736    15,492    49,242    28,842    126,585
Cash provided by
 operating activities...   22,841     27,033    16,046    39,258    67,160    55,279     43,733
Cash used in investing
 activities.............  (31,968)  (125,702)  (56,666)  (15,324)  (48,805)  (28,815)  (126,484)
Cash provided by (used
 in) financing
 activities.............    6,699    145,685     8,491   (11,765)  (21,334)  (28,427)   104,349
Ratio of earnings to
 fixed charges(8).......      4.2x       1.2x       --       1.5x      2.2x      2.1x       2.2x

                                                           As of September 30,
                                                                  2000
                                                         -----------------------
                                                          Actual  As Adjusted(9)
                                                         -------- --------------
                                                             (in thousands)
   Balance Sheet Data:
   Cash and cash equivalents............................ $ 60,214    $ 50,214
   Total assets.........................................  577,020     568,220
   Total debt...........................................  342,308     333,508
   Stockholder's equity.................................  117,949     117,949

                         (Footnotes on following page)

--------
(1) The Orleans opened in December 1996.

(2) The Suncoast opened in September 2000.

(3) Includes casino, food and beverage, hotel and other expenses.

(4) Prior to our formation in 1995, the Gold Coast and the Barbary Coast were operated by two affiliated partnerships which were consolidated into Coast Hotels and Coast Resorts effective January 1, 1996. The partnership agreements for those partnerships required that guaranteed payments be made to the partners.

(5) Includes interest income of $106 (1995), $4,791 (1996), $98 (1997), $695
    (1998), and $450 (1999) and, for the nine-month periods ended September 30, 1999 and 2000, $365 and $319, respectively. Also includes capitalized interest of $235 (1995), $7,464 (1996), $1,016 (1997), $58 (1998), and $612
    (1999) and, for the nine-month periods ended September 30, 1999 and 2000, $160 and $4,973, respectively.

(6) The partnerships described in footnote 4 were not subject to federal income taxes. We are a "C corporation" and, therefore, subject to federal income taxes. A tax adjustment was recorded in 1996 to reflect the change in tax status. If these partnerships had been taxed as C corporations from formation, they would have had pro forma combined income tax expense of $4,979 (1995) and $4,117 (1996). All other periods presented reflect the C corporation tax status.

(7) "EBITDA" means earnings before interest, taxes, depreciation, amortization, deferred (non-cash) rent expense, other non-cash expenses and certain non-recurring items, including pre-opening expenses and gains and losses on disposals of equipment (For all periods presented, the only non-cash expense was deferred rent and the only non-recurring items were pre-opening expenses and gains and losses on disposal of equipment). EBITDA is defined in our senior secured credit facility and in the indenture governing the notes. EBITDA is presented as supplemental disclosure because the calculation of EBITDA is necessary to determine our compliance with certain covenants under these financing agreements and because management believes that it is a widely used measure of operating performance in the gaming industry. EBITDA should not be construed as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles) as an indicator of our operating performance, or as an alternative to cash flows generated by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as an indicator of cash flows or a measure of liquidity. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as presented here may not be comparable to a similarly titled measure presented by other companies.

(8) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" represent income before provision for income taxes and fixed charges. "Fixed charges" consist of interest expense, whether expensed or capitalized, amortization of debt financing costs, and one-third of lease expense, which management believes is representative of the interest component of lease expense (primarily comprised of rent expense associated with The Orleans and, commencing July 21, 1998, the Suncoast land lease). For fiscal year 1997, earnings were insufficient to cover fixed charges by $5,531. Accordingly, such ratio has not been presented.

(9) As adjusted to reflect the use of net proceeds of $48.8 million from the issuance of the outstanding additional notes and $10.0 million of cash on hand to repay borrowings under the senior secured credit facility as if they had occurred on September 30, 2000.

                                  RISK FACTORS

   Before you invest in the notes, you should carefully consider the following factors in addition to the other information contained in this prospectus.

Substantial Indebtedness -- Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

  We have a substantial amount of indebtedness. The following chart shows certain important credit statistics and is presented showing the actual amounts and the amounts as adjusted, assuming we had completed the offering of the outstanding additional notes as of the dates or at the beginning of the periods specified below and used the net proceeds of the offering of $48.8 million from the issuance of the outstanding additional notes and $10.0 million cash on hand to reduce the outstanding borrowings under the senior secured credit facility:

                                                            As of September 30,
                                                                    2000
                                                            --------------------
                                                             Actual  As Adjusted
                                                            -------- -----------
                                                               (in thousands,
                                                             except ratio data)
   Total indebtedness...................................... $342,308  $333,508
   Stockholder's equity.................................... $117,949  $117,949
   Debt to equity ratio....................................     2.9x      2.8x
                                                             Nine Months Ended
                                                             September 30, 2000
                                                            --------------------
                                                             Actual  As Adjusted
                                                            -------- -----------
   Ratio of earnings to fixed charges......................     2.2x      2.1x
                                                            ========  ========

  The indenture allows us to borrow a significant amount of additional money. See "Description of the Notes -- Certain Covenants."

  Our substantial indebtedness could have important consequences to you, including:

  . making it more difficult for us to pay our debts, including the notes;

  . increasing our vulnerability to economic and industry conditions;

  . requiring us to dedicate a substantial portion of our cash flow to payments on our indebtedness, thereby reducing amounts available for working capital, capital expenditures, property development costs and other general corporate purposes;

  . limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  . placing us at a competitive disadvantage compared to our competitors that have less debt; and

  . limiting our ability to borrow additional funds.

  See "Description of Senior Secured Credit Facility."

Additional Borrowings Available -- Despite our significant indebtedness, we may still be able to incur substantially more debt. This could further exacerbate the risks described above.

  We have a $200.0 million senior secured credit facility, advances under which may be used for capital improvements and expansions to existing properties, working capital and general corporate purposes. Giving effect to the use of net proceeds of $48.8 million from the issuance of the outstanding additional notes, and of $10.0 million of cash on hand to reduce borrowings under our senior secured credit facility, as of January 23, 2001, there would have been approximately $116.2 million outstanding under the senior secured credit facility, and approximately $83.8 million would have been available for borrowing as additional senior debt under our senior secured credit facility. All of the borrowings under the senior secured credit facility are senior to the notes. In addition to amounts that may be borrowed under the senior secured credit facility, the indenture also allows us to borrow money for capital improvements and expansions to existing properties. If new debt is added to our current debt levels, the related risks that we now face could intensify. See "Capitalization," "Selected Historical Financial Data," "Description of Senior Secured Credit Facility" and "Description of the Notes -- Certain Covenants."

Ability to Service Debt and Liquidity -- We will require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.

  Our ability to make payments on and to refinance our debt, including the notes and the senior secured credit facility, and to fund planned capital expenditures, including our planned expansions and remodel of The Orleans, the Gold Coast and the Suncoast, will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

  We cannot assure you that our business will generate sufficient cash flow or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs including our planned expansions and remodel, as well as maintenance of our hotel-casinos and future developments. We may need to refinance all or a portion of our indebtedness, including these notes and the senior secured credit facility, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the notes and our senior secured credit facility, on commercially reasonable terms or at all.

Subordination -- Your right to receive payments on the notes will be junior to our senior secured credit facility and possibly all of our future borrowings. The guarantee of these notes is junior to all of Coast Resorts' indebtedness and possibly to all its future borrowings.

  The outstanding additional notes are, and the exchange notes will be, junior to all of our indebtedness, other than trade payables and any indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes. The guarantee of the outstanding additional notes is, and the guarantee of the exchange notes will be, junior to all of Coast Resort's indebtedness, other than trade payables and any indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the guarantee. As a result, upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding, the holders of our senior debt will be entitled to be paid in full before any payment will be made on the notes. In addition, upon any distribution to the creditors of Coast Resorts in a bankruptcy, liquidation, reorganization or similar proceeding, the holders of senior debt of Coast Resorts will be entitled to be paid in full before any payment will be made on the guarantee.

  In addition, all payments on the notes and the guarantee will be blocked in the event of a payment default under the senior secured credit facility or other senior debt with a principal amount of $20.0 million or more. In addition, such payments may also be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on such senior debt.

  In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or Coast Resorts, holders of the notes will participate with trade creditors and all other holders of our subordinated indebtedness or that of Coast Resorts in the assets remaining after we and Coast Resorts have paid all of the senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, holders of notes may not be paid in full.

  Giving effect to the use of net proceeds of $48.8 million from the issuance of the outstanding additional notes, and of $10.0 million of cash on hand to reduce borrowings under the senior secured credit facility, as of January 23, 2001 the notes would have been subordinated to approximately $116.2 million outstanding under the senior secured credit facility, and approximately
$83.8 million would have been available for borrowing as additional senior debt under our senior secured credit facility. Also, the guarantee would have been subordinated to Coast Resorts' guarantee of amounts outstanding under the senior secured credit facility. We also will be permitted to incur substantial additional indebtedness, including senior debt, in the future under the terms of the indenture governing the notes.

Encumbrances on Assets -- In addition to the notes being junior to the senior secured credit facility and possibly all of our future borrowings, the notes will not be secured by any of our assets. Further, our assets secure the senior secured credit facility and possibly other debt.

  In addition to being subordinated to all of our existing and future indebtedness, other than trade payables and any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes, the outstanding additional notes are not, and the exchange notes will not be, secured by any of our or Coast Resorts' assets. Our obligations under the senior secured credit facility are secured by liens on substantially all of our assets, and the Coast Resorts guarantee is secured by a pledge of our common stock. If we become insolvent or are liquidated, or if payment under the senior secured credit facility or of other secured obligations is accelerated, the lenders under the senior secured credit facility or the obligees with respect to the other secured obligations will be entitled to exercise the remedies available to a secured lender under applicable law and the applicable agreements and instruments. Accordingly, such lenders will have a prior claim with respect to such assets and there may not be sufficient assets remaining to pay amounts due on the notes then outstanding.

Restrictive Loan Covenants -- Restrictive covenants in the senior secured credit facility and the indenture may restrict our ability to pursue our business strategies. Our ability to comply with these restrictions depends on many factors beyond our control.

  The senior secured credit facility and indenture include certain covenants that, among other things, restrict our ability to:

  . borrow money;

  . pay dividends or make distributions on our stock;

  . make investments;

  . create liens;

  . enter into transactions with affiliates;

  . sell assets; and

  . merge, consolidate and sell substantially all of our assets.

  In addition, the senior secured credit facility restricts our ability to make capital expenditures and requires us to maintain certain financial ratios, including maximum debt to EBITDA ratios and minimum fixed charge coverage ratios. All of these restrictive covenants may restrict our ability to expand or to pursue our business strategies, including refurbishing or expanding our existing casinos. Our ability to comply with these and other provisions of the indenture and the senior secured credit facility may be affected by changes in business conditions or results of operations, adverse regulatory developments or other events beyond our control. The breach of any of these covenants could result in a default under our indebtedness, which could cause those obligations to become due and payable. If we default, we could be prohibited from making payments with respect to the notes until the default is cured or all indebtedness under the senior secured credit facility or other senior debt is paid in full. If our indebtedness were to be accelerated, there can be no assurance that we would be able to repay it.

Risks of Delays and Cost Overruns -- We are planning significant expansions and remodels at The Orleans, the Gold Coast and the Suncoast through 2002, which could affect our operations and financial condition.

  We face risks and uncertainties associated with our expansion and remodeling plans, including but not limited to:

  . general construction risks, including cost overruns, shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, fire and other natural disasters, construction scheduling problems and weather interferences;

  . change orders and plan or specification modifications;

  . changes and concessions required by governmental or regulatory authorities;

  . delays in obtaining or inability to obtain all licenses, permits and authorizations required for the expansions and refurbishments; and

  . disruption of operations at our hotel-casinos by the construction activities.

  Costs and delays due to any of the above factors, an adverse impact on our operations due to facility disruption or any other factor associated with the planned expansions and remodels could affect our business strategy, operating results and ability to fulfill our financial obligations, including our obligations under the notes.

Competition -- Competition in the gaming industry may intensify further as gaming capacity in the marketplace is increased and new competitors emerge. This increased competition could adversely affect our business and our ability to meet our obligations under the notes.

  There is intense competition among companies in the gaming industry. The Orleans, the Gold Coast and the Suncoast compete primarily with Las Vegas hotel-casinos and non-hotel gaming facilities which target local residents. Some of these competitors have recently completed expansions or new projects. In addition, there are currently gaming facilities that have been announced or are under construction in the immediate vicinity of our casinos. A hotel-casino is under construction on a location adjacent to the Gold Coast and is scheduled to open in December 2001. Furthermore, there are several undeveloped properties in the immediate vicinity of The Orleans, the Gold Coast and the Suncoast on which new gaming facilities could be built. The construction of new properties and the expansion or enhancement of existing properties near our casinos could have a negative impact on our business.

  In contrast to our other casinos, the Barbary Coast competes for customers primarily with the hotel-casinos located on the Strip. The construction of new properties and the expansion or enhancement of existing properties on the Strip by competitors could materially adversely affect the Barbary Coast.

  In addition, each of our properties compete to a lesser extent with all other casinos and hotels in the Las Vegas area. A number of new hotel-casinos or expansions have opened in Las Vegas over the last several years, and several new hotel-casino projects and expansions have been announced or are under construction in Las Vegas. This additional gaming and room capacity may have a negative impact on our business.

  We also compete with other legalized forms of gaming and gaming operations in other parts of the state of Nevada and elsewhere. Certain states have recently legalized, and several other states are currently considering legalizing, casino gaming in designated areas. We also face competition from casinos located on Native American reservations. We believe that the development by Native Americans and other casino properties similar to those in Las Vegas in areas close to Nevada, particularly California and Arizona, could have a material adverse effect on our business and results of operations. In March 2000, California voters passed Proposition 1-A, which exempts California Native American tribes from constitutional prohibitions against casino gaming and allows the California governor to compact with the tribes to conduct limited Las Vegas-style gaming activities. The governor has entered into compacts with nearly 60 tribes that allow the tribes to operate slot and video poker machines, banked card games and lotteries. An increase in gaming in California as a result of the passage of Proposition 1-A could have a material adverse effect on our business and results of operations.

Dependence On Certain Markets -- Our hotel-casinos are highly dependent on local residents of the Las Vegas area and on customers from other parts of Nevada and Southern California. Weaker economies in these key areas could adversely affect our business and our ability to meet our obligations under these notes.

  All of our hotel-casinos are located in Las Vegas and we believe that a significant portion of our customers are Las Vegas residents. Although the economy and population of Las Vegas have grown substantially, we cannot assure you that it will continue to do so or that any growth will be at the same rate experienced in recent years or will result in improved financial performance for us. We also depend upon and draw a significant number of our customers from the rest of Nevada and Southern California. Any economic downturn in the areas from which we draw our customers could materially adversely affect our business and results of operations and our ability to pay interest and principal on the notes.

Neighborhood Casino Act -- Nevada law may restrict our ability to develop and operate any future gaming projects in Clark County.

  Nevada's Senate Bill 208, also known as SB 208 and the Neighborhood Casino Act, affects the development of any potential locations for casinos targeting Las Vegas residents. The Neighborhood Casino Act, among other things, imposes more stringent requirements for approval of new hotel-casinos in Clark County that are not located in the vicinity of the Strip and downtown Las Vegas. Sites that were designated a gaming overlay or gaming enterprise district no later than December 31, 1998 and that receive approval from the Nevada Gaming Commission (the "Nevada Commission") for a nonrestricted gaming license no later than December 31, 2002 will not be subject to the more stringent requirements of the Neighborhood Casino Act. These and other restrictions may limit our ability to develop and operate any future projects in Clark County.

Guarantee -- The guarantee of the notes does not provide significant additional assurance of payment to the holders of the notes.

  The outstanding additional notes are, and the exchange notes will be, guaranteed on a senior subordinated basis by Coast Resorts. Coast Resorts does not have any income from operations. Coast Resorts has no material assets other than our stock. Coast Resorts is not expected to generate income from operations or acquire additional assets in the near future and no assurance can be given that it will ever do so. Accordingly, the guarantee does not provide any significant additional assurance of payment to the holders of the notes.

  Enforcement of the guarantee against Coast Resorts or any future guarantors would be subject to certain defenses available to guarantors generally, and would also be subject to certain defenses available to us regarding enforcement of the notes, including, without limitation, the right to force the Trustee to exercise its remedies prior to commencement of any action on the guarantee. Coast Resorts will waive, with respect to the notes, all such defenses to the extent it may legally do so. See "Description of the Notes -- Parent Guarantee and Subsidiary Guarantees."

Fraudulent Conveyance Matters -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

  Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantee could be voided, or claims in respect of the guarantee could be subordinated to all other debts of the guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by the guarantee:

  . received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and was insolvent or rendered insolvent by reason of such incurrence;

  . was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

  In addition, any payment by the guarantor pursuant to the guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

  The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the guarantor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

  . if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  . it could not pay its debts as they become due.

  The indenture requires that future subsidiaries guarantee the notes. These considerations will also apply to these guarantees.

Risk Associated with Leased Property -- Most of our hotel-casinos are located on leased property. If we default on any of these leases, the lessor could terminate the lease and we may lose possession of the hotel-casino.

  We lease the land on which The Orleans, the Suncoast and the Barbary Coast are located. If we were to default on any lease, the lessor could terminate the lease and we could lose possession of the affected land and any improvements on the land, including the hotel-casinos. This would have a significant negative impact on us as we would then be unable to operate The Orleans, the Suncoast or the Barbary Coast. The land leases for the Suncoast and the Barbary Coast are with non-related third parties. The land lease for The Orleans is with The Tiberti Company, a related party. See "Business -- Properties."

Gaming Regulation -- Gaming authorities require that we receive and continue to receive gaming licenses and other approvals in order to conduct gaming operations. In order to comply with gaming regulations, we may require certain holders to dispose of their notes before maturity.

  Our gaming operations are subject to the licensing and regulatory control of the Nevada Commission, the Nevada State Gaming Control Board (the "Nevada Board") and the Clark County Liquor and Gaming Licensing Board (the "Clark County Board"). The Nevada Commission, the Nevada Board and the Clark County Board are collectively referred to as the "Nevada Gaming Authorities." The Nevada Gaming Authorities have broad authority regarding licensing and registration of entities and individuals involved in gaming operations, including certain of our voting security holders. The Nevada Gaming Authorities may, among other things, revoke the license of any entity licensed as a gaming corporation or the registration of any entity registered as a holding company of a gaming corporation, and they may also revoke the license of any individual licensed as an officer, director, control person or stockholder of a licensed or registered entity. If our gaming licenses were revoked for any reason, the Nevada Gaming Authorities could require the closing of any or all of our casinos, which would materially adversely affect our business and results of operations. We and certain of our officers, directors and key employees have been licensed by the Nevada Gaming Authorities.

  In addition, while we need not obtain any additional orders and approvals of the Nevada Commission to complete this exchange offer due to a prior approval obtained from the Nevada Commission, any other future public offering of our debt or equity securities, the proceeds of which are intended to be used to pay for construction of, or to acquire an interest in, any gaming facilities in Nevada, to finance the gaming operations of an affiliated company or to retire or extend obligations incurred for any such purposes, may require the prior approval of the Nevada Commission.

  Each holder of the notes will be deemed to have agreed (to the extent permitted by law) that if a relevant gaming authority determines that a holder or beneficial owner of notes must be found suitable under applicable law (whether as a result of a foreclosure of our casinos or for any other reason), and if such holder or beneficial owner is not found suitable, such holder shall, upon our request, dispose of such holder's notes within 30 days after receipt of such request or such earlier date as may be ordered by the relevant gaming authority. We also will have the right to call for the redemption of notes held by any holder who is not found suitable at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, thereon to the date of redemption or such earlier date as may be required by the relevant gaming authority or applicable law. See "Description of the Notes -- Gaming Redemption."

  There is no established trading market for the notes offered hereby. Therefore, the price at which a holder of notes may be required to dispose of such holder's notes cannot be predicted. See "-- Absence of Public Market," "Nevada Regulation and Licensing" and "Description of the Notes -- Gaming Redemption."

Potential Inability to Fund a Change of Control Offer -- The senior secured credit facility prohibits us from purchasing any notes. Further, we may not have sufficient assets to satisfy our obligations.

  The indenture requires us to offer to repurchase the notes upon the occurrence of specific kinds of change of control events. Certain important corporate events that would increase the level of our indebtedness, such as leveraged recapitalizations, would not constitute a "change of control" under the indenture. The senior secured credit facility generally prohibits us from purchasing any notes and also provides that specific change of control events will be a default under that agreement. Any future credit or other debt agreements to which we become a party may contain similar restrictions and provisions. If a change of control occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to purchase the notes or we could attempt to refinance the debt that contains that prohibition. However, we cannot assure you that we will be able to obtain lender consent or refinance those borrowings. Even if such a consent were obtained or the debt is refinanced, we cannot assure you that we would have the funds necessary to repurchase the notes. Our failure to purchase the notes would be a default under the indenture which would, in turn, be a default under the senior secured credit facility and, potentially, other senior debt. If the senior debt were to be accelerated, we may be unable to repay these amounts and make the required repurchase of notes.

Control of Coast Resorts by Principal Stockholders -- Our parent company, Coast Resorts, is controlled by a small group of individuals who have the ability to control the outcome of stockholder votes.

  Coast Resorts is our sole stockholder. Michael J. Gaughan, the Chairman of the Board and Chief Executive Officer of Coast Resorts and Coast Hotels, is the beneficial owner of approximately 31.1% of the outstanding shares of Coast Resorts common stock. Mr. Gaughan, together with Jerry Herbst, J. Tito Tiberti and Franklin Toti, each of whom is a director and/or officer of Coast Resorts and us, own in the aggregate approximately 63.0% of the outstanding shares of Coast Resorts common stock. These individuals, if acting together, would have the collective ability to elect all of the directors of Coast Resorts and approve or disapprove any other matter submitted to a vote of the stockholders of Coast Resorts. See "Certain Transactions" and "Principal Stockholders."

The National Gambling Impact Study Commission's recommendations may adversely affect the gaming industry and our operations.

  On April 28, 1999, the National Gambling Impact Study Commission established by the United States Congress to conduct a comprehensive study of the social and economic impact of gaming in the United States voted to recommend that the expansion of gambling be curtailed. In June 1999, the National Commission issued a final report of its findings and conclusions, together with recommendations for legislative and administrative actions. Below are highlights of some of those recommendations:

  . Legal gaming should be restricted to those at least 21 years of age;

  . Betting on college and amateur sports should be banned;

  . The introduction of casino-style gambling at pari-mutual racing facilities for the primary purpose of saving the pari-mutual facility financially should be prohibited;

  . Internet gaming should be banned within the United States;

  . The types of gaming activities allowed by Native American tribes within a given state should not be inconsistent with the gaming activities allowed to other persons in that state; and

  . State, local and tribal governments should recognize that casino gaming provides economic development, particularly for economically depressed areas. The National Commission differentiated casino gaming from stand-alone slot machines (e.g., in convenience stores), Internet gaming and lotteries which the commission stated do not provide the same economic development.

Any additional regulation of the gaming industry which result from the National Commission's report may have an adverse effect on the gaming industry, including us.

Absence of Public Market -- No public market exists for the notes. The offering or sale of the notes is subject to significant legal restrictions as well as uncertainties regarding the liquidity of the trading market for the notes.

  No public market exists for the outstanding additional notes or the exchange notes, and a market offering liquidity may not develop. The notes will not be listed on any securities exchange, but are expected to be eligible for trading in the PORTAL market. The notes, if traded, may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our performance and other factors. We have been advised by the Placement Agents that they intend to make a market in the notes after consummation of the offering, as permitted by applicable laws and regulations. However, the Placement Agents are not obligated to do so and any such market making activities may be discontinued at any time without notice.

  General declines in the market for similar securities may also adversely affect the liquidity of, and trading market for, the notes. Such a decline may adversely affect such liquidity and trading markets independent of our financial performance and prospects.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

  On February 2, 2001, we sold $50,000,000 principal amount of the outstanding additional notes in a private placement through Banc of America Securities LLC and Morgan Stanley & Co. Incorporated to a limited number of "Qualified Institutional Buyers," as defined under the Securities Act of 1933. In connection with the sale of the outstanding additional notes, we, Banc of America Securities LLC and Morgan Stanley & Co. Incorporated entered into a registration rights agreement, dated as of February 2, 2001. Under that agreement, we must, among other things, use our best efforts to file with the Commission a registration statement under the Securities Act of 1933 covering the exchange offer and to cause that registration statement to become effective under the Securities Act of 1933. Upon the effectiveness of that registration statement, we must also offer each holder of the outstanding additional notes the opportunity to exchange its securities for an equal principal amount of exchange notes. You are a holder with respect to the exchange offer if you are a person in whose name any outstanding additional notes are registered on our books or any other person who has obtained a properly completed assignment of outstanding additional notes from the registered holder.

  We are making the exchange offer to comply with our obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

  In order to participate in the exchange offer, you must represent to Coast Hotels and Casinos, among other things, that:

  . you are not a broker-dealer;

  . you are not participating in a distribution of the exchange notes; and

  . you are not an "affiliate" of Coast Hotels and Casinos, Inc., as the term is defined in Rule 144A under the Securities Act of 1933.

Resale of the Exchange Notes

  Based on previous interpretations by the staff of the Commission set forth in no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you, except if you are our affiliate, without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that the representations set forth in "Purpose and Effect of the Exchange Offer" apply to you.

  If you tender in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretation by the staff of the Commission as set forth in the no-action letters and you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction. In the event that our belief regarding resale is inaccurate, those who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act of 1933 and without an exemption from registration under the federal securities laws may incur liability under these laws. We do not assume, nor will we indemnify you against, this liability.

  The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding additional notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding additional notes, where the outstanding additional notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, we have agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act of 1933.

Terms of the Exchange Offer

  Upon the terms and conditions in this prospectus, and in the accompanying letter of transmittal, we will accept all outstanding additional notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 in principal amount of exchange notes in exchange for an equal principal amount of outstanding additional notes tendered and accepted in the exchange offer. You may tender some or all of your outstanding additional notes pursuant to the exchange offer in any denomination of $1,000 or in integral multiples thereof.

  In addition, in connection with any resales of exchange notes, any broker-dealer who acquired outstanding additional notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. The Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements for the exchange notes, other than a resale of an unsold allotment from the original sales of outstanding additional notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers, and other persons, if any, subject to similar prospectus delivery requirements, to use the prospectus contained in the exchange offer registration statement in connection with the resale of exchange notes. However, we are not required to amend or supplement this prospectus for a period exceeding 180 days after the date of the last expiration date. "Expiration date" means 5:00 p.m. New York City time, on March 14, 2001 unless we, in our sole discretion, extend the exchange offer. If we do, the "expiration date" will be 5:00 p.m. New York City time on the latest date to which the exchange offer is extended. The expiration date will be at least 20 business days from the date that this prospectus is mailed to the holders of the outstanding additional notes. We have also agreed that in the event that either we do not consummate the exchange offer or a shelf registration statement is not declared effective on or prior to August 2, 2001, the interest rate of the outstanding additional notes will be increased by one-half of one percent (.5%) per annum until the earlier of the consummation of the exchange offer or the effectiveness of the shelf registration statement.

  If we consummate the exchange offer on or before August 2, 2001, we will not be required to file a shelf registration statement to register any outstanding additional notes, and the interest rate on any outstanding additional notes will remain at the initial level of 9 1/2% per annum. The exchange offer will be deemed to have been consummated upon our having exchanged, pursuant to the exchange offer, exchange notes for all outstanding additional notes that have been properly tendered and not withdrawn by the expiration date. In this event, holders of outstanding additional notes not participating in the exchange offer who are seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act.

  The form and terms of the exchange notes will be the same as the form and terms of the outstanding additional notes except that the exchange notes will not bear legends restricting the transfer thereof. The exchange notes will evidence the same debt as the outstanding additional notes. The exchange notes will be issued under and entitled to the benefits of the indenture.

  As of the date of this prospectus, $50,000,000 aggregate principal amount of the outstanding additional notes are outstanding and there is one registered holder thereof. There is also $175,000,000 aggregate principal amount of outstanding notes issued on March 23, 1999. In connection with the issuance of the $175,000,000 principal amount of outstanding notes, we arranged for the notes to be eligible for trading in the Private Offering, Resale and Trading through Automated Linkages Market. The PORTAL market is the National Association of Securities Dealers' screen based, automated market trading of securities eligible for resale under Rule 144A. The exchange notes will also be issuable and transferable in book-entry form through DTC.

  We will be deemed to have accepted validly tendered outstanding additional notes when, as and if we have given oral or written notice of acceptance to the exchange agent. See "--Exchange Agent." The exchange agent will act as agent for the tendering holders of outstanding additional notes for the purpose of receiving exchange notes from us and delivering exchange notes to the holders.

  If any tendered outstanding additional notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events described in this prospectus, certificates for the unaccepted outstanding additional notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

  Holders of outstanding additional notes who tender in the exchange offer will not be required to pay:

  . brokerage commissions or fees; or

  . transfer taxes with respect to the exchange of outstanding additional notes pursuant to the exchange offer, subject to the instructions in the accompanying letter of transmittal.

  We will pay all charges and expenses, other than specified taxes, in connection with the exchange offer. See "-- Fees and Expenses."

  Holders of outstanding additional notes do not have any appraisal or dissenters' rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act and the rules and regulations of the Commission interpreting the Exchange Act. Outstanding additional notes that are not tendered for exchange in the exchange offer will remain outstanding and be entitled and continue to accrue interest, but will not be entitled to any rights or benefits under the registration rights agreement.

Expiration Date; Extensions; Amendments

  The term "expiration date" means 5:00 p.m. New York City time, on Wednesday, March 14, 2001 unless we, in our sole discretion, extend the exchange offer. If we do, the "expiration date" will be 5:00 p.m. New York City time on the latest date to which the exchange offer is extended.

  If we extend the expiration date, we will:

  . notify the exchange agent of any extension by oral or written notice; and

  . mail an announcement of the extension to the record holders of outstanding additional notes prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  Any announcement may state that we are extending the exchange offer for a specified period of time.

  If any of the conditions listed under "Conditions to the Offer" occur and are not waived by us, by giving oral or written notice to the exchange agent, we reserve the right:

  . to delay acceptance of any outstanding additional notes;

  . to extend the exchange offer;

  . to terminate the exchange offer;

  . to refuse to accept outstanding additional notes not previously accepted, and

  . to amend the terms of the exchange offer in any manner we deem to be advantageous to the holders of the outstanding additional notes.

  Any delay in acceptance, extension, termination or amendment will be followed as promptly as possible by oral or written notice to the exchange agent. If the exchange offer is amended in a manner we determine constitutes a material change, we will promptly disclose the amendment in a way reasonably calculated to inform you of the amendment.

  Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to the Dow Jones News Service.

Interest on the Exchange Notes

  The exchange notes will bear interest from the last interest payment date on which interest was paid on the outstanding additional notes. If interest has not yet been paid, the outstanding additional notes will bear interest from October 2, 2000. Interest will be paid with the first interest payment on the exchange notes. Interest on the outstanding additional notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

  The exchange notes will bear interest at a rate of 9 1/2% per annum. Interest on the exchange notes will be payable semi-annually, in arrears, on each April 1 and October 1 following the consummation of the exchange offer. Untendered outstanding additional notes that are not exchanged for exchange notes pursuant to the exchange offer will bear interest at a rate of 9 1/2% per annum after the expiration date.

Procedures for Tendering Outstanding Additional Notes

  To tender in the exchange offer, you must do the following:

  . complete, sign and date the letter of transmittal, or a facsimile of it;

  . have the signatures guaranteed, if required by the letter of transmittal;
    and

  . mail or deliver the letter of transmittal, or the facsimile, together with the outstanding additional notes and any other required documents, to the exchange agent.

  The exchange agent must receive these documents by 5:00 p.m., New York City time, on the expiration date.

  Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the outstanding additional notes by causing DTC to transfer the outstanding additional notes into the exchange agent's account via the ATOP system in accordance with DTC's transfer procedure. Although delivery of outstanding additional notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or its facsimile, with any required signature guarantees and documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its addresses in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

  Your tender of outstanding additional notes will constitute an agreement between you and us in accordance with the terms and subject to the conditions in this prospectus and in the letter of transmittal.

  Delivery of all documents must be made to the exchange agent at its address listed in this prospectus. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect tender for them.

  The method of delivery of outstanding additional notes and the letter of transmittal and all other required documents to the exchange agent is up to you. However, you also bear the risks of non-delivery. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal should be sent to us.

  Only a holder of outstanding additional notes may tender outstanding additional notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name outstanding additional notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder or any person whose outstanding additional notes are held of record by DTC who desires to deliver the outstanding additional notes by book-entry transfer at DTC.

   Any beneficial holder whose outstanding additional notes are registered in the name of the holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the holder's behalf. If the beneficial holder wishes to tender on the holder's own behalf, the beneficial holder must, prior to completing and executing the letter of transmittal and delivering the outstanding additional notes, either make appropriate arrangements to register ownership of the outstanding additional notes in the holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

  Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible institution" unless the outstanding additional notes tendered are:

  . tendered by a registered holder who has not completed the box entitled
    "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  . tendered for the account of an "eligible institution."

  An eligible institution is:

  . a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

  . a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act; or

  . an "eligible institution" that is a participant in a recognized medallion signature guarantee program.

  If the letter of transmittal is signed by a person other than the registered holder of any outstanding additional notes listed therein, the outstanding additional notes tendered must be endorsed or accompanied by appropriate bond powers which authorize that person to tender the outstanding additional notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the outstanding additional notes.

  If the letter of transmittal or any outstanding additional notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the person should indicate this when signing, and unless waived by us, submit evidence satisfactory to us of that person's authority to so act with the letter of transmittal.

  We will determine, in our sole discretion, all questions as to the validity, form, and eligibility, including time of receipt, acceptance and withdrawal of the tendered outstanding additional notes. Our determination will be final and binding. We reserve the absolute right to reject any and all outstanding additional notes not properly tendered or any outstanding additional notes of which our acceptance would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding additional notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding additional notes must be cured within the time as we determine. Neither we, the exchange agent nor any other person is under any duty to give notification of defects or irregularities with respect to tenders of outstanding additional notes. Additionally, none of them will incur any liability for failure to give this notification. Tenders of outstanding additional notes will not be deemed to have been made until these irregularities have been cured or waived. Any outstanding additional notes received by the exchange agent that have defects or irregularities not cured or waived by us will be returned to you without cost by the exchange agent, unless otherwise provided in the letter of transmittal as soon as practicable after the expiration date.

  In addition, we reserve the right in our sole discretion to

  . purchase or make offers for any outstanding additional notes that remain outstanding subsequent to the expiration date;

  . terminate the exchange offer according to the terms in " -- Conditions to the Offer"; and

  . to the extent permitted by applicable law, purchase outstanding additional notes in the open market, in privately negotiated transactions or otherwise.

  The terms of any of these purchases or offers may differ from the terms of the exchange offer.

Guaranteed Delivery Procedures

  If you wish to tender your outstanding additional notes and either your outstanding additional notes are not immediately available, or you cannot deliver your outstanding additional notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or if you cannot complete the procedure for book-entry transfer on a timely basis, you may effect a tender if:

  . the tender is made through an eligible institution;

  . prior to the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, stating the name and address of the holder of the outstanding additional notes, the certificate number or numbers of such outstanding additional notes and the principal amount of outstanding additional notes tendered, stating that the tender is being made, and guaranteeing that, within three business days after the expiration date, the letter of transmittal, or facsimile thereof, together with the certificate(s) representing the outstanding additional notes, unless the book-entry transfer procedures are to be used, to be tendered in proper form for transfer and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

  . the properly completed and executed letter of transmittal, or facsimile thereof, together with the certificates representing all tendered outstanding additional notes in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent's account at DTC of outstanding additional notes delivered electronically, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

  If you wish to tender your outstanding additional notes according to the guaranteed delivery procedures, make your request to the exchange agent and a notice of guaranteed delivery will be sent to you.

Withdrawal of Tenders

  Except as otherwise provided in this prospectus, tenders of outstanding additional notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

  To withdraw a tender of outstanding additional notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at the address given in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

  . specify the name of the person having deposited the outstanding additional notes to be withdrawn;

  . identify the outstanding additional notes to be withdrawn, including the certificate number or numbers and principal amount of the outstanding additional notes;

  . be signed by the depositor in the same manner as the original signature on the letter of transmittal by tendering the outstanding additional notes, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee of the outstanding additional notes to register the transfer of the outstanding additional notes into the name of the depositor withdrawing the tender; and

  . specify the name in which any outstanding additional notes are to be registered, if different from that of the depositor.

  All questions as to the validity, form and eligibility, including time of receipt, of any withdrawal notices will be determined by us, and will be final and binding on all parties. Any outstanding additional notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued unless the outstanding additional notes previously withdrawn are validly retendered. Any outstanding additional notes that have been tendered but which are not accepted for exchange will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding additional notes may be retendered by following one of the procedures described above under "Procedures for Tendering Outstanding Notes" at any time prior to the expiration date.

Conditions to the Offer

  Regardless of any other term of the exchange offer, we are not required to accept for exchange or to exchange any outstanding additional notes that are not accepted for exchange according to the terms of the exchange offer. Additionally, we may terminate or amend the exchange offer as provided in this prospectus before accepting the outstanding additional notes if:

  . any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer, which, in our judgment, might materially impair our ability to proceed with the exchange offer; or

  . any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission in a manner, which, in our judgment, might materially impair our ability to proceed with the exchange offer.

  These conditions are for our sole benefit. We may assert them in whole or in part at any time and from time to time, in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and the right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, we will not accept for exchange any outstanding additional notes tendered, and no exchange notes will be issued in exchange for any outstanding additional notes, if at the time of tender:

  . a stop order is threatened by the Commission or is in effect for the registration statement that this prospectus is a part of, or

  . a stop order is threatened or in effect regarding qualification of the indenture under the Trust Indenture Act of 1939, as amended.

  If we determine that we may terminate or amend the exchange offer, we may:

  . refuse to accept any outstanding additional notes and return any tendered outstanding additional notes to the holder;

  . extend the exchange offer and retain all outstanding additional notes tendered prior to the expiration of the exchange offer, subject to the rights of the holders of tendered outstanding additional notes to withdraw their tendered outstanding additional notes;

  . waive the termination event with respect to the exchange offer and accept all properly tendered outstanding additional notes that have not been withdrawn; or

  . amend the exchange offer at any time prior to 5:00 p.m. New York City time on the expiration.

  If the waiver or amendment constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of outstanding additional notes, and we will extend the exchange offer for a period of five to ten business days, if the exchange offer would otherwise expire during that period, depending on the significance of the waiver or amendment and the manner of disclosure to the registered holders of the outstanding additional notes.

  The exchange offer is not conditioned on any minimum principal amount of outstanding additional notes being tendered for exchange.

Exchange Agent

  Firstar Bank, N.A. has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

  By Mail, Overnight Courier or Hand Delivery:
  Firstar Bank, N.A.
  101 East 5th Street
  12th Floor
  St. Paul, Minnesota 55101

  Telephone number: (651) 229-2600
  Facsimile transmission: (651) 229-6415

Fees and Expenses

  We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph or by telephone.

  We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding additional notes and in handling or forwarding tenders for exchange.

  We will pay the fees and expenses incurred in connection with the exchange offer, for the following:

  . the exchange agent;

  . the trustee;

  . accounting; and

  . legal services.

  We will pay all transfer taxes, if any, applicable to the exchange of outstanding additional notes pursuant to the exchange offer. The amount of these transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder if:

  . certificates representing exchange notes or outstanding additional notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the outstanding additional notes tendered;

  . tendered outstanding additional notes are registered in the name of any person other than the person signing the letter of transmittal; or

  . a transfer tax is imposed for any reason other than the exchange of outstanding additional notes pursuant to the exchange offer.

  If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

  The exchange notes will be recorded at the same carrying value as the outstanding additional notes, which is face value, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the consummation of the exchange offer. The expenses of the exchange offer will be amortized by us over the term of the exchange notes under generally accepted accounting principles.

                                USE OF PROCEEDS

  We will not receive any proceeds from the exchange offer.

                                 CAPITALIZATION

  The following table sets forth our capitalization as of September 30, 2000, and as adjusted to give effect to the use of net proceeds of $48.8 million from the issuance of the outstanding additional notes and use of $10.0 million of cash on hand as if they had occurred on September 30, 2000. Please read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes included in this prospectus.

                                                   As of September 30, 2000
                                                   -----------------------------
                                                    Actual      As Adjusted(1)
                                                   ------------ ----------------
                                                        (in thousands)
Cash and cash equivalents......................... $     60,214    $     50,214
                                                   ============    ============
Current maturities of long-term debt(2)........... $      2,416    $      2,416
                                                   ============    ============
Long-term debt:
  Senior secured credit facility(3)...............     $160,500        $101,700
  Notes(4)........................................      175,000         225,000
  Subordinated notes payable to related parties...        1,975           1,975
  Other note payable, less current portion........        2,417           2,417
                                                   ------------    ------------
    Total long-term debt..........................      339,892         331,092
                                                   ------------    ------------
Stockholder's equity:
  Common stock, $1.00 par value, 25,000 shares
   authorized, 1,000 shares issued and
   outstanding....................................            1               1
  Additional paid-in capital......................       86,903          86,903
  Retained earnings...............................       31,045          31,045
                                                   ------------    ------------
    Total stockholder's equity....................      117,949         117,949
                                                   ------------    ------------
    Total capitalization.......................... $    457,841    $    449,041
                                                   ============    ============

--------
(1) As adjusted to reflect the use of net proceeds of $48.8 million from the issuance of the outstanding additional notes and $10.0 million of cash on hand to repay borrowings under the senior secured credit facility as if they had occurred on September 30, 2000.

(2) On December 15, 2000, we redeemed our outstanding $2.0 million principal amount of 13% first mortgage notes pursuant to the terms of the indenture.

(3) Giving effect to the use of net proceeds of $48.8 million from the issuance of the outstanding additional notes and of $10.0 million of cash on hand to reduce borrowings under our senior secured credit facility, as of January 23, 2001, we would have had approximately $116.2 million outstanding, and $83.8 million available, under our senior secured credit facility.

(4) Includes our existing $175.0 million principal amount of 9 1/2% Senior Subordinated Notes issued in March 1999 and, on an as adjusted basis, the $50.0 million principal amount of outstanding additional notes.

                       SELECTED HISTORICAL FINANCIAL DATA

  You should read the following Selected Historical Financial Data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes included in this prospectus.

                                                                             Nine Months Ended
                                   Years Ended December 31,                    September 30,
                         ------------------------------------------------  -----------------------
                           1995    1996(1)     1997      1998      1999      1999       2000(2)
                         --------  --------  --------  --------  --------  --------  -------------
                                                   (in thousands)
Statements of Income
 Data:
Operating Revenues:
  Casino................ $129,675  $148,509  $211,026  $242,992  $265,753  $195,435    $215,731
  Food and beverage.....   38,468    39,517    61,724    66,503    72,697    53,353      59,065
  Hotel.................   13,233    14,700    28,095    28,443    30,296    22,489      24,561
  Other.................    9,968    10,635    19,994    26,421    29,110    21,441      21,646
                         --------  --------  --------  --------  --------  --------    --------
Gross Operating
 Revenues...............  191,344   213,361   320,839   364,359   397,856   292,718     321,003
  Less: promotional
   allowances...........  (16,588)  (17,374)  (26,956)  (31,996)  (35,325)  (25,713)    (27,333)
                         --------  --------  --------  --------  --------  --------    --------
Net operating revenues..  174,756   195,987   293,883   332,363   362,531   267,005     293,670
                         --------  --------  --------  --------  --------  --------    --------
Operating Expenses:
  Casino................   67,782    74,169   114,932   127,512   131,402    97,195     103,207
  Food and beverage.....   31,242    31,680    50,129    47,278    50,923    37,359      42,386
  Hotel.................    6,692     7,428    12,623    11,856    12,923     9,696       9,932
  Other.................    8,537     8,351    19,516    22,458    25,041    18,352      17,569
  General and
   administrative.......   34,686    37,992    54,351    55,879    60,445    44,670      47,826
  Guaranteed payments to
   former partners(3)...      858        --        --        --        --        --          --
  Land leases...........       --        --     2,100     3,190     3,770     2,870       2,146
  Deferred (non-cash)
   rent.................       --        --     2,378     3,198     2,918     2,398       1,639
  Pre-opening expenses..       --     7,125        --        --       235        78       5,798
  Depreciation and
   amortization.........    7,280     7,883    18,278    20,607    21,613    16,056      17,151
                         --------  --------  --------  --------  --------  --------    --------
  Operating income......   17,679    21,359    19,576    40,385    53,261    38,331      46,016
  Interest expense,
   net(4)...............   (3,545)   (9,981)  (25,228)  (26,570)  (21,441)  (16,423)    (14,092)
  Gain (loss) on
   disposal of
   equipment............       92        58       919       168      (192)       (9)         (5)
                         --------  --------  --------  --------  --------  --------    --------
  Income (loss) before
   income taxes and
   extraordinary item...   14,226    11,436    (4,733)   13,983    31,628    21,899      31,919
  Income taxes(5).......       --     6,617    (1,401)    5,225    10,382     7,373      11,127
                         --------  --------  --------  --------  --------  --------    --------
  Income (loss) before
   extraordinary item...   14,226     4,819    (3,332)    8,758    21,246    14,526      20,792
  Extraordinary item--
   loss on early
   retirement of debt,
   net of tax benefit
   ($14,543)............       --        --        --        --   (27,007)  (27,007)         --
                         --------  --------  --------  --------  --------  --------    --------
  Net income (loss)..... $ 14,226  $  4,819  $ (3,332) $  8,758  $ (5,761) $(12,481)   $ 20,792
                         ========  ========  ========  ========  ========  ========    ========

Ratio of earnings to
 fixed charges..........      4.2x      1.2x       --       1.5x      2.2x      2.1x        2.2x
                                      As of December 31,                                 As of
                         ------------------------------------------------            September 30,
                           1995      1996      1997      1998      1999                  2000
                         --------  --------  --------  --------  --------            -------------
                                            (in thousands)
Balance Sheet Data:
Cash and cash
 equivalents............ $ 14,539  $ 61,555  $ 29,426  $ 41,595  $ 38,616              $ 60,214
Total assets............  152,216   374,122   366,861   367,034   408,173               577,020
Total debt..............   84,948   202,545   215,249   207,859   237,239               342,308
Stockholder's equity....   43,334   100,678    97,346   102,918    97,157               117,949

                         (Footnotes on following page)

--------
(1)  The Orleans opened in December 1996.

(2)  The Suncoast opened in September 2000.

(3) Prior to our formation in 1995, the Gold Coast and the Barbary Coast were operated by two affiliated partnerships, which were consolidated into Coast Hotels and Coast Resorts effective January 1, 1996. The partnership agreements for those partnerships required that guaranteed payments be made to the partners.

(4)  Includes interest income of $106 (1995), $4,791 (1996), $98 (1997), $695
     (1998), and $450 (1999) and, for the nine-month periods ended September 30, 1999 and 2000, $365 and $319, respectively. Also includes capitalized interest of $235 (1995), $7,464 (1996), $1,016 (1997), $58 (1998), and
     $612 (1999) and, for the nine-month periods ended September 30, 1999 and 2000, $160 and $4,973, respectively.

(5) The partnerships described in footnote 3 were not subject to federal income taxes. We are a "C corporation" and, therefore, subject to federal income taxes. A tax adjustment was recorded in 1996 to reflect the change in tax status. If these partnerships had been taxed as C corporations from formation, they would have had pro forma combined income tax expense of $4,979 (1995) and $4,117 (1996). All other periods presented reflect the C corporation tax status.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

Results of Operations

  The following table sets forth, for the periods indicated, certain financial information regarding the results of our operations:

                                                              Nine Months Ended
                                  Years Ended December 31,      September 30,
                                 ---------------------------  ------------------
                                   1997      1998     1999      1999      2000
                                 --------  -------- --------  --------  --------
                                       (in thousands)           (in thousands)
Hotel Casino Operations
Net operating revenues.......... $293,883  $332,363 $362,531  $267,005  $293,670
Operating expenses..............  274,307   291,978  309,270   228,674   247,654
                                 --------  -------- --------  --------  --------
Operating income................ $ 19,576  $ 40,385 $ 53,261  $ 38,331  $ 46,016
                                 ========  ======== ========  ========  ========
Net income (loss)............... $ (3,332) $  8,758 $ (5,761) $(12,481) $ 20,792
                                 ========  ======== ========  ========  ========
EBITDA(1)....................... $ 40,232  $ 64,190 $ 78,027  $ 56,863  $ 70,604
                                 ========  ======== ========  ========  ========

--------
(1) "EBITDA" means earnings before interest, taxes, depreciation, amortization, deferred (non-cash) rent expense, other non-cash expenses and certain non-recurring items, including pre-opening expenses and gains and losses on disposals of equipment (For all periods presented, the only non-cash expense was deferred rent and the only non-recurring items were pre-opening expenses and gains and losses on disposal of equipment). EBITDA is defined in our senior secured credit facility and the indenture governing the notes. EBITDA is presented as supplemental disclosure because the calculation of EBITDA is necessary to determine our compliance with certain covenants under these financing agreements and because management believes that it is a widely used measure of operating performance in the gaming industry. EBITDA should not be construed as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles) as an indicator of our operating performance, or as an alternative to cash flows generated by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as an indicator of cash flows or a measure of liquidity. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as presented here may not be comparable to a similarly titled measure presented by other companies.

Nine Months Ended September 30, 2000 Compared to Nine Months Ended September 30, 1999

  In the nine months ended September 30, 2000, net revenues were $293.7 million compared to $267.0 million in the first nine months of 1999, an increase of 10.0%, primarily due to improved casino revenues at The Orleans, the Gold Coast and the Barbary Coast as well as the opening of the Suncoast in September. Operating income was $46.0 million in the nine-month period ended September 30, 2000 compared to $38.3 million in the first nine months of 1999. Operating income improved at The Orleans, the Gold Coast and the Barbary Coast, but was partially offset by pre-opening expenses of $5.8 million related to the Suncoast. Net income was $20.8 million in the first nine months of 2000 compared to a net loss of $12.5 million in the first nine months of 1999. The loss in 1999 was primarily due to a one-time charge of $27.0 million, net of income tax benefit, as a result of the early retirement of debt in March 1999. Net income before the extraordinary charge was $14.5 million in the first nine months of 1999.

  Casino. In the first nine months of 2000, casino revenues were $215.7 million compared to $195.4 million in the first nine months of 1999, an increase of 10.4% due, in part, to the opening of the Suncoast. Additionally, casino revenues improved at The Orleans, the Gold Coast and the Barbary Coast in the period.

  Year-to-date, casino expenses increased by 6.2% over the first nine months of 1999 due, in part, to the opening of the Suncoast. Casino expenses increased at The Orleans and the Gold Coast, in line with increases in casino revenues. Casino expenses at the Barbary Coast decreased 4.7%. The casino operating margin improved to 52.2% for the period compared to 50.3% in the prior year.

  Food and Beverage. Year-to-date, food and beverage revenues were $59.1 million compared to $53.4 million in 1999, an increase of 10.7%. The increase was attributable to the opening of the Suncoast and to the opening of two new restaurants in April 2000 at The Orleans.

  Year-to-date, food and beverage expenses increased by 13.5%, primarily due to the opening of the Suncoast and the two new restaurants at The Orleans.

  Hotel. In the first nine months of 2000, hotel revenues were $24.6 million compared to $22.5 million in the same period in 1999, an increase of 9.2%. A slight decline in occupancy percentages at our hotels was offset by an increase in the average daily room rates from $52 in the first nine months of 1999 to $59 in the first nine months of 2000. Hotel operating margins improved to 59.6% in the first nine months of 2000 compared to 56.9% in the first nine months of 1999, due to the increased revenues and only a slight (2.4%) increase in expenses.

  Other. For the first nine months of 2000, other revenues increased 1.0% compared to the prior year. Other expenses decreased 4.3%, primarily due to a decline in entertainers' fees at The Orleans as a result of fewer nights booked in the showroom.

  General and Administrative. In the nine months ended September 30, 2000, general and administrative expenses increased $2.4 million (5.1%) compared to the first nine months of 1999. The increases were due, in part, to July 1999 wage increases as well as the opening of the Suncoast. Additionally, an expansion completed in May 2000 at The Orleans resulted in higher utility costs and increased staffing in several ancillary departments. Cash rent included in general and administrative expenses was $2.1 million in the first nine months of 2000 and $2.9 million in the first nine months of 1999. Rent is lower in 2000 because rent on the Suncoast land was capitalized from July 1999, when construction of that project commenced, until September 2000, when the Suncoast opened.

  Pre-opening Costs. Pre-opening costs related to the development of the Suncoast were expensed as incurred. These costs were $5.8 million in the nine months ended September 30, 2000. Pre-opening expenses were $78,000 in the first nine months of 1999.

Fiscal 1999 Compared to 1998

  Net revenues and operating income improved in the year ended December 31, 1999, primarily due to improved revenues at our two largest hotel-casinos, The Orleans and the Gold Coast. Net revenues in 1999 were $362.5 million compared to $332.4 million in the year ended December 31, 1998, an increase of 9.1%. Operating income in the year ended December 31, 1999 was $53.3 million compared to $40.4 million in the prior year, an increase of 31.9% primarily due to the increased revenues. Operating expenses increased $17.3 million, primarily as a result of higher casino and food and beverage expenses related to increased business at our hotel-casinos as well as July wage increases at our three hotel-casinos. Additionally, an expansion completed at The Orleans in May 1999 resulted in higher utility costs and increased staffing in several ancillary departments.

  In 1999, we experienced a net loss of $5.8 million compared to net income of $8.8 million in 1998. The loss was primarily due to a one-time charge of $27.0 million, net of income tax benefit, as a result of the early retirement of debt in March 1999. Interest expense decreased in 1999 as a result of lower interest rates on replacement indebtedness.

  Casino. Casino revenues were $265.8 million in 1999, an increase of 9.4% over 1998 casino revenues of $243.0 million. The increase was primarily due to a 22.9% increase in slot revenues at The Orleans. An expansion completed at The Orleans in May 1999, which added a new buffet, other amenities and approximately 10,000 square feet of casino space, increased the number of slot machines by approximately 220 units. Despite the increased number of slot machines, the average win per machine increased at The Orleans. Slot revenues were also higher in 1999 at our other two hotel-casinos, the Gold Coast and the Barbary Coast, increasing 4.6% and 14.8%, respectively. Table games wagering volume increased at all three properties in 1999, resulting in a combined increase of 7.0% in table games revenues. Casino expenses increased
$3.9 million (3.1%) in 1999 primarily due to July wage increases at each of our hotel-casinos as well as increased staffing related to the expansion at The Orleans. The casino operating margin improved to 50.6% from 47.5% in 1998 primarily due to the increases in the higher-margin slot machine revenues.

  Food and Beverage. For the year ended December 31, 1999, food and beverage revenues were $72.7 million, an increase of 9.3% over 1998 revenues of $66.5 million. The increase was primarily due to the opening in May 1999 of a new larger buffet at The Orleans. Food and beverage expenses increased 7.7% in 1999, which is in line with the increase in revenues.

  Hotel. Hotel room revenues were $30.3 million in 1999, an increase of 6.5% over 1998 room revenues of $28.4 million. Each of our three hotels experienced increases in room occupancy rates, contributing to a combined occupancy rate of 94.1% for the year compared to 91.8% in 1998. In addition, average daily room rates increased at all three properties, resulting in a 4.6% increase in our overall average room rate. The hotel operating margin decreased in 1999 to 57.3% compared to 58.3% in 1998, primarily due to wage increases and higher advertising expenses.

  Other. Other revenues increased 10.2% in 1999 to $29.1 million compared to $26.4 million in 1998, primarily due to increases in revenues at the Gold Coast and The Orleans showrooms, bowling centers, gift shops and liquor stores. Costs related to the other revenues increased 11.5% in 1999, in line with the increases in revenues.

  General and Administrative. General and administrative expenses were $60.4 million in 1999 compared to $55.9 million in 1998, an increase of 8.2%. The increase was due, in part, to the July wage increases at our three hotel-casinos. Additionally, an expansion completed in May at The Orleans resulted in higher utility costs and increased staffing in several ancillary departments.

Fiscal 1998 Compared to 1997

  Net revenues, operating income and net income all improved in the year ended December 31, 1998, primarily due to improved revenues at The Orleans. Net revenues in 1998 were $332.4 million compared to $293.9 million in the year ended December 31, 1997, an increase of 13.1%. Operating income in the year ended December 31, 1998 was $40.4 million compared to $19.6 million in the prior year, an increase of 106.1% primarily due to the increased revenues. Operating expenses increased $17.7 million, mainly as a result of higher casino expenses due to increased business at our hotel-casinos. Additionally, land lease and deferred (non-cash) rent expenses increased due to the Suncoast land lease expenses, which became consolidated expenses of us in July 1998 as a result of Coast West, which previously held the Suncoast land lease, becoming a subsidiary. Despite an increase in interest expense due to the issuance of the $16.8 million principal amount of 10 7/8% first mortgage notes in November 1997 and an increase in the income tax expense, net income increased $12.1 million to $8.8 million in 1998 compared to a net loss of $3.3 million in 1997.

  Casino. Casino revenues were $243.0 million in 1998, an increase of 15.1% over 1997 casino revenues of $211.0 million. The increase was primarily due to a 34.3% increase in casino revenues at The Orleans, including a 51.5% increase in slot revenues. Casino revenues increased 4.8% at the Gold Coast, but decreased at the Barbary Coast, primarily due to a decrease in table game wagering volume, a lower table games win percentage, the removal of live keno and lower wagering volume in the race book. Casino expenses increased 10.9% in 1998, primarily due to increased promotional expenses related to the increase in slot revenues at The Orleans.

  Food and Beverage. For the year ended December 31, 1998, food and beverage revenues were $66.5 million, an increase of 7.7% over 1997 revenues of $61.7 million, primarily due to the increased business at The Orleans. Despite the increase in revenues, food and beverage expenses decreased 5.7%, primarily as a result of consolidating our purchasing efforts at the three hotel-casinos, which lowered the overall cost of sales.

  Hotel. Hotel room revenues were $28.4 million in 1998, an increase of 1.2% over 1997 room revenues of $28.1 million. The combined occupancy rate for our three hotels was 91.8% in 1998, compared to 87.1% in 1997. Occupancy increased at the Gold Coast and The Orleans, but declined slightly at the Barbary Coast. The combined average daily room rate decreased approximately 1% in 1998 as the rates increased approximately 1% at both the Barbary Coast and The Orleans, but decreased approximately 4% at the Gold Coast.

  Other. Other revenues increased 32.1% in 1998 to $26.4 million compared to $20.0 million in 1997, primarily due to increases in showroom revenues at the Gold Coast and The Orleans, as well as increased movie theater revenues at The Orleans. Other expenses increased 15.1%, consistent with the increase in revenues.

  General and Administrative. General and administrative expenses were $55.9 million in 1998 compared to $54.4 million in 1997, an increase of 2.8%. The increase was primarily due to increased property taxes as well as higher utility costs at The Orleans.

Liquidity and Capital Resources

  Our principal sources of liquidity have consisted of cash provided by operating activities and debt financing. Cash provided by operating activities was $43.7 million in the nine months ended September 30, 2000 compared to $55.3 million in 1999.

  Cash used in investing activities in the nine months ended September 30, 2000 was $126.5 million and was primarily for capital expenditures, including $118.4 million (net of $39.8 million in construction accounts payable) for the construction of the Suncoast. Cash used in investing activities in the first nine months of 1999 was $28.8 million, primarily for capital expenditures. Our anticipated capital expenditures for 2001 are approximately $103 million, consisting of approximately $12 million for maintenance expenditures, with the remainder for our planned expansions and remodel.

  Cash provided by financing activities was $104.3 million in the first nine months of 2000, primarily from borrowings under our $200.0 million senior secured credit facility. In the first nine months of 1999, cash used in financing activities was $28.4 million, due primarily to a refinancing of our debt. In March 1999, we issued $175.0 million principal amount of 9 1/2% Senior Subordinated Notes with interest payable on April 1 and October 1, beginning October 1, 1999.

  With the proceeds from our $175.0 million principal amount of 9 1/2% Senior Subordinated Notes and borrowings under our credit facility, in 1999 we repurchased substantially all of the $175.0 million principal amount of 13% first mortgage notes and all $16.8 million principal amount of 10 7/8% first mortgage notes. In addition, we amended the indenture under which the 13% first mortgage notes were issued to eliminate substantially all of its restrictive covenants. We redeemed the 13% first mortgage notes that remained outstanding on December 15, 2000 at a redemption price of 106.5% of the principal amount, plus accrued and unpaid interest.

  The availability under our senior secured credit facility will be reduced in quarterly amounts beginning in the fiscal quarter ending September 30, 2001. The advances under our senior secured credit facility may be used for working capital, general corporate purposes and certain improvements to our existing properties. As of January 23, 2001, we had $175.0 million outstanding under the senior secured credit facility. Giving effect to the use of net proceeds of $48.8 million from the issuance of the outstanding additional notes and of $10.0 million of cash on hand (including $9.0 million of proceeds from the sale in January 2001 of our 29-acre raw property located at 4300 West Carey Avenue, North Las Vegas, Nevada) to reduce borrowings under the senior secured credit facility, as of January 23, 2001, we would have had approximately $116.2 million outstanding under the senior secured credit facility.

  We believe that existing cash balances, operating cash flow and available borrowings under our senior secured credit facility will provide sufficient resources to meet our debt and lease payment obligations and capital expenditure requirements.

  Except as described in this prospectus, we have no agreements, arrangements or understandings with respect to financing the future development of additional properties or capital improvements to existing properties. Any future development or capital improvements would be subject to, among other things, our ability to obtain necessary financing.

Impact of Inflation

  Absent changes in competitive and economic conditions or in specific prices affecting the industry, we do not expect that inflation will have a significant impact on our operations. Change in specific prices, such as fuel and transportation prices, relative to the general rate of inflation may have a material adverse effect on the hotel and casino industry.

Regulation and Taxes

  We are subject to extensive regulation by the Nevada gaming authorities. Changes in applicable laws or regulations could have a significant impact on our operations.

  The gaming industry represents a significant source of tax revenues, particularly to the State of Nevada and its counties and municipalities. From time to time, various state and federal legislators and officials have proposed changes in tax law, or in the administration of such law, affecting the gaming industry. See "Risk Factors -- Possible Federal Legislation." Proposals in recent years that have not been enacted included a federal gaming tax and increases in state or local taxes.

  We believe that our recorded tax balances are adequate. However, it is not possible to determine with certainty the likelihood of possible changes in tax law or in the administration of such law. Such changes, if adopted, could have a material adverse effect on our operating results.

                                    BUSINESS

  We own and operate four Las Vegas hotel-casinos:

  . The Orleans Hotel and Casino, which opened in December 1996, is located approximately one and one-half miles west of the Las Vegas Strip on Tropicana Avenue.

  . The Gold Coast Hotel and Casino, which opened in December 1986, is located approximately one mile west of the Las Vegas Strip on Flamingo Road.

  . The Suncoast Hotel and Casino, which opened in September 2000, is located near Summerlin in the west end of the Las Vegas valley, approximately nine miles from the Las Vegas Strip.

  . The Barbary Coast Hotel and Casino, which opened in March 1979, is located on the Las Vegas Strip.

Business and Marketing Strategy

  Our business and marketing strategy is to attract gaming customers to our casinos by offering consistently high quality gaming, hotel, entertainment and dining experiences at affordable prices. We emphasize attracting and retaining repeat customers. Our primary target market for The Orleans, the Gold Coast and the Suncoast consists of value-oriented local middle-market gaming patrons who gamble frequently. The Barbary Coast customer base is primarily visitors to the Las Vegas area. We believe that our target customers return to our hotel-casinos because of their convenient locations, friendly employees, higher slot machine and video poker payout rates than are offered at casinos on the Las Vegas Strip and high quality entertainment and amenities. Additionally, visitors to Las Vegas find that our guest rooms are spacious, well-appointed and competitively priced.

  Our operating strategy with respect to gaming revenue focuses on slot and video poker machines because these games accounted for approximately 70% of our gaming revenues and approximately 47% of our total revenues for the nine months ended September 30, 2000 (It is customary in the gaming industry to include video poker and other gaming machines when using the term "slots" or "slot machines"). Our marketing efforts include many high profile programs, including slot clubs and frequent prize drawings for slot players. Other promotions include the original "Pick the Pros" football contest, check cashing promotions and direct mail campaigns.

  We believe that the most important factors in successfully operating our casinos are convenient locations with easy access, a friendly atmosphere, a value-oriented approach and high quality entertainment and amenities. We believe that our casinos strongly appeal to Las Vegas residents who gamble. Additionally, we offer Las Vegas visitors spacious, well-appointed and competitively price guest rooms.

  . Convenient, Strategic Locations. We believe that our three locals-oriented properties, The Orleans, the Gold Coast and the Suncoast, offer our target customers easily accessible, convenient locations for gaming and entertainment. The Orleans and the Gold Coast are both located one to two miles west of the Strip in high traffic areas close to fast-growing segments of the western Las Vegas valley. The Orleans and Gold Coast are easily accessible and offer ample parking, providing our customers with convenient alternatives to the congestion on the Strip. The Suncoast has a suburban location conveniently located adjacent to the fast-growing Summerlin master-planned community with strong demographics, approximately nine miles from the Strip.

  . Friendly Atmosphere. A key element of our strategy is to provide patrons with friendly personal service that is designed to foster customer loyalty and generate repeat business. Locals appreciate a friendly, casual gaming environment where employees make them feel at home.

  . Value. We offer value to our gaming patrons by providing video poker and slot machines with better odds than those traditionally found at Strip casinos due to lower hold percentages on our slot machines. Locals' perception of value is also influenced by such things as slot clubs that reward frequent play.

    Our slot clubs offer customers an opportunity to earn cash and prizes based on their winnings. Because locals and repeat visitors demand variety and quality in their slot machine play, our casinos offer the latest slot and video poker technology, including several games designed exclusively for us. In addition, in order to appeal to our value-conscious customers, our many restaurants and bars serve generous portions of quality food and beverages at attractive prices.

  . Entertainment, Movie Theaters and Amenities. We believe we compete effectively with other locals-oriented casinos by offering amenities and entertainment that our customers demand and that accentuate the perception of value for our customers. Our properties offer a number of amenities that generate significant foot traffic through our casinos, including movie theaters, bowling centers, quality restaurants and a variety of musical entertainment.

                 Entertainment. The Orleans features headliner entertainers in its 850-seat theater, attracting both local customers and tourists alike. Among the entertainers who have appeared are Willie Nelson, Ray Charles and the Righteous Brothers. The entertainment lounges at our hotel-casinos feature many popular lounge acts.

                 Movie Theaters. The Orleans has twelve "stadium seating"
              movie theaters, which opened in 1997. Our theaters are operated through a long-term joint venture with Century Theaters, one of Las Vegas' leading theater operators, allowing us to offer a wide variety of first-run movies in our state-of-the-art facilities. We are adding six additional movie theaters in The Orleans expansion.

                 Restaurants. We believe that the value offered by the many restaurants at our casino properties is a major factor in attracting local gaming customers, as we believe dining is a primary motivation for casino visits by many locals. All of the restaurants located in our casino properties offer generous portions of quality food at reasonable prices. In addition, the Barbary Coast features two award-winning gourmet restaurants, Michael's and Drai's on the Strip.

                 Other Amenities. In addition to the restaurants and theaters mentioned above, we offer a variety of amenities directed to the locals market, including bowling centers, banquet and meeting rooms and child care facilities at The Orleans, the Gold Coast and the Suncoast.

  . Tourist Customers. While a significant portion of our customers at The
    Orleans, the Gold Coast and the Suncoast are local residents, the same factors that appeal to local residents also appeal to visitors to Las Vegas, including better odds than those traditionally found at Strip casinos and lower minimum wager limits on our table games than Strip casinos. Additionally, our casinos are strategically situated to benefit from a growing visitor market, with The Orleans and the Gold Coast each located within two miles of the Strip and the Barbary Coast located at one of the busiest corners on the Strip. In addition to the growing local resident market, Las Vegas is one of the fastest growing entertainment markets in the United States.

The Orleans

  The Orleans provides an upscale, off-Strip experience in an exciting New Orleans French Quarter-themed environment with a wide variety of non-gaming amenities. The Orleans primarily targets middle to upper-middle income gaming customers, both local residents and visitors to Las Vegas. We believe that The Orleans is an attractive alternative for local residents and Las Vegas visitors, offering a full-service hotel-casino and entertainment experience complemented with a value-oriented pricing strategy. The Orleans is strategically located on Tropicana Avenue, a short distance from the Las Vegas Strip and McCarran International Airport.

  The Orleans features an approximately 105,000 square foot casino, a 22-story tower with 840 hotel rooms, 12 "stadium seating" first-run movie theaters, a 70-lane bowling center, approximately 40,000 square feet of banquet and meeting facilities, including an approximately 17,000 square foot grand ballroom, four full-service restaurants and a multi-station buffet, specialty themed bars, a barber shop, a child care facility, a video arcade, a beauty salon and approximately 4,000 parking spaces. The casino includes 2,450 slot machines, 63 table games, a keno lounge, a poker parlor and race and sports books. The Orleans also includes an 850-seat theater that features headliner entertainment and other special events. We believe that the high-quality entertainment at the theater distinguishes us from most other locals casinos in Las Vegas and allows us to attract more tourists who would otherwise gamble at Strip casinos.

  Each of our restaurants serve generous portions of quality food and beverage at competitive prices. The Orleans employs a number of marketing programs, including a slot club with over 200,000 members, football contests and grand prize drawings.

  In January 2001, we announced a $100 million expansion of The Orleans. The project is expected to be paid for primarily out of cash flow, and will be completed in phases through the end of 2002. Featured in the expansion will be a special-events arena, a 620-room hotel tower, a 2,600-car parking garage, six additional movie theaters, two restaurants and an Irish pub. Approximately 40,000 square feet of new gaming area and public space will also be created for future use.

Gold Coast

  The Gold Coast is located on West Flamingo Road approximately one mile west of the Las Vegas Strip and one-quarter mile west of Interstate 15, the major highway linking Las Vegas and Southern California, offering easy access from all four directions in the Las Vegas valley.

  The Gold Coast features an approximately 70,000 square foot casino, including approximately 2,000 slot machines, 44 table games, a keno lounge, a 160-seat race and sports book and a 700-seat bingo parlor. Our eleven-story tower includes 712 hotel rooms and suites and a swimming pool with a covered bar. The Gold Coast features three full-service restaurants, a 380-seat buffet restaurant, a fast-food restaurant, a snack bar and an ice cream parlor. Entertainment amenities include a 72-lane bowling center, approximately 10,000 square feet of banquet and meeting facilities, four bars, two entertainment lounges and a showroom/dance hall featuring live musical entertainment. Other amenities include a gift shop, a liquor store, a travel agency, an American Express office, a Western Union office, a beauty salon, a barber shop, a child care facility and over 3,000 parking spaces.

  In the fourth quarter of 2000, we commenced a $20 million expansion and remodel of the Gold Coast, which is expected to be paid for primarily out of cash flow. The project will include a new, expanded buffet, the addition of a sports bar and an Asian-themed restaurant, 10,000 square feet of additional meeting space, the refurbishing of our standard hotel guest rooms and the redesign of most of the Gold Coast's public areas. We expect to complete the project by the end of 2001.

Suncoast

  The Suncoast serves one of the fastest growing areas of the Las Vegas valley and is located on approximately 50 acres in Peccole Ranch, a master-planned community adjacent to Summerlin. The Suncoast is strategically located at the intersection of Rampart Boulevard and Alta Drive, readily accessible from most major points in Las Vegas, including downtown (approximately eight miles) and the Strip (approximately nine miles).

  The Suncoast is a Mediterranean-themed facility featuring approximately 78,000 square feet of casino space, including approximately 2,000 slot machines, 50 table games, a 150-seat race and sports book and a 600-seat bingo parlor. The Suncoast has 203 spacious hotel rooms and suites, approximately 25,000 square feet of banquet and meeting facilities, 16 "stadium seating" movie theaters, five full-service restaurants, a 64-lane bowling center and approximately 6,000 parking spaces. A swimming pool is expected to be completed in the second quarter of 2001. The Suncoast hotel tower was built to accommodate approximately 200 additional hotel rooms, and we intend to commence construction of the additional rooms in the second quarter of 2001.

Barbary Coast

  The Barbary Coast, which opened in 1979, is located at the intersection of Flamingo Road and Las Vegas Boulevard. The Barbary Coast is located on one of the busiest intersections on the Strip, along with Caesars Palace, Bally's Las Vegas and Bellagio. Historically, the Barbary Coast has relied on foot traffic on the Las Vegas Strip for a significant amount of its revenues. As a result, the Barbary Coast's customer base is primarily visitors to the Las Vegas area. In addition to its favorable location on the Strip, the Barbary Coast has also benefited from its more intimate gaming atmosphere, allowing it to develop a loyal base of table games and slot customers. Our marketing efforts for table games customers include complimentary rooms, food and beverage, as well as programs such as blackjack tournaments and golf outings. Slot players may also receive complimentary rooms, food and beverage, as well as cash and prizes as members of our slot club. The slot players' "Fun Club" has over 100,000 members who are rewarded for their frequent play.

  The Barbary Coast features an approximately 30,000 square foot casino, including approximately 660 slot machines, 36 table games, a race and sports book and other amenities. Our eight-story tower includes 197 spacious rooms and suites. The Barbary Coast is furnished and decorated in an elegant turn-of-the-century Victorian theme and includes three bars and three restaurants:
Michael's gourmet restaurant, Drai's on the Strip (leased to and operated by a third party) and the Victorian Room. Michael's and Drai's both specialize in gourmet-quality cuisine served in an elegant setting. The Victorian Room features both American and Chinese cuisine served in an atmosphere of stained glass and turn-of-the-century decor.

Gaming Security

  Each of our casinos employs extensive supervision and accounting procedures to control the handling of cash in their gaming operations. These measures include security personnel, closed-circuit television observation of critical areas of the casino, locked cash boxes, independent auditors and observers, strict sign-in and sign-out procedures which ensure, to the extent practicable, that gaming chips issued by, and returned to, the casino cashier's cages are accurately accounted for, and procedures for the regular observation of gaming employees. The accounting departments of each of our casinos, which employ persons who have no involvement in the gaming operations, review on a daily basis records compiled by gaming employees pertaining to cash flow and credit extension. Moreover, regular periodic analysis of the results of our gaming operations, including analyses of our compliance with the internal control standards established by the Nevada State Gaming Control Board (the "Nevada Board"), are performed by us and our independent auditors to detect significant deviations from industry standards. Based on the results of these analyses, management believes that its procedures are in compliance in all material respects with the requirements established by the Nevada Gaming Commission (the "Nevada Commission") and the Nevada Board.

Potential Future Developments

  From time to time in our ordinary course of business we review proposals for new developments, joint ventures and other strategic transactions. We cannot assure you that any such new developments, ventures or transactions will be pursued or, if pursued, will be successful.

Competition

  There is intense competition among companies in the gaming industry. The Orleans, the Gold Coast and the Suncoast compete primarily with Las Vegas hotel-casinos and non-hotel gaming facilities which target local residents. Some of these competitors have recently completed expansions or new projects. In addition, there are currently gaming facilities that have been announced or are under construction in the immediate vicinity of our casinos. A hotel-casino is under construction on a location adjacent to the Gold Coast and is scheduled to open in December 2001. The construction of new properties and the expansion or enhancement of existing properties near our casinos could have a negative impact on our business.

  In contrast to our other casinos, the Barbary Coast competes for customers primarily with the hotel-casinos located on the Strip. The construction of new properties and the expansion or enhancement of existing properties on the Strip by competitors could materially adversely affect the Barbary Coast.

  In addition, each of our properties compete to a lesser extent with all other casinos and hotels in the Las Vegas area. A number of new hotel-casino projects and expansions have opened in Las Vegas over the last several years and several new hotel-casino projects and expansions have been announced or are under construction in Las Vegas. This additional gaming and room capacity may have a negative impact on our business.

  Furthermore, we compete with other legalized forms of gaming and gaming operations in other parts of the state of Nevada and elsewhere. Certain states have recently legalized, and several other states are currently considering legalizing, casino gaming in designated areas. We also face competition from casinos located on Native American reservations. We believe that the development by Native Americans and other casino properties similar to those in Las Vegas in areas close to Nevada, particularly California and Arizona, could have a material adverse effect on our business and results of operations. In March 2000, California voters passed Proposition 1-A, which exempts California Native American tribes from constitutional prohibitions against casino gaming and allows the California governor to compact with the tribes to conduct limited Las Vegas-style gaming activities. The governor has entered into compacts with nearly 60 tribes that allow the tribes to operate slot and video poker machines, banked card games and lotteries. An increase in gaming in California as a result of the passage of Proposition 1-A could have a material adverse effect on our business and results of operations.

Employees

  At December 31, 2000, we had approximately 6,900 employees. We have not experienced any significant work stoppages and believe our labor relations are good. The Las Vegas job market for qualified employees is very competitive. Approximately 350 employees at the Barbary Coast are covered by a collective bargaining agreement; none of our other employees are covered by a collective bargaining agreement.

Properties

  The Orleans occupies a portion of an approximately 80-acre site located on West Tropicana Avenue, approximately one mile south of the Gold Coast. We lease the real property under a ground lease entered into by us and The Tiberti Company, a Nevada general partnership of which J. Tito Tiberti, one of our directors, is managing partner. See "Certain Transactions." The lease had an effective commencement date of October 1, 1995, an initial term of 50 years, and includes an option, exercisable by us, to extend the initial term for an additional 25 years. The lease provides for monthly rental payments of $200,000 per month through February 2002, $225,000 per month during the 48-month period thereafter and $250,000 per month during the 60-month period thereafter. In March 2011, annual rental payments will increase on a compounding basis at a rate of 3.0% per annum. In addition, we have been granted an option to purchase the real property during the two-year period commencing in February 2016. The lease provides that the purchase price will be the fair market value of the real property at the time we exercise the option, provided that the purchase price will not be less than 10 times, nor more than 12 times, annual rent at such time.

  We own the approximately 26 acres that the Gold Coast occupies on West Flamingo Road. We also own an 8.33 acre site across the street from the Gold Coast that contains an approximately 100,000 square foot warehouse. We use the warehouse primarily as a storage facility.

  The Suncoast occupies the approximately 50 acre site located at the corner of Rampart Boulevard and Alta Drive in the west Las Vegas valley that we lease pursuant to a Ground Lease Agreement dated as of October 28, 1994. The initial term of the lease expires on December 31, 2055. The lease contains three options, exercisable by us, to extend term of the lease for 10 years each. The lease provided for monthly rental payments of $166,667 for the year ended December 31, 1995. Thereafter, the monthly rent increases by the amount of $5,000 in January of each year. The landlord has the option to require us to purchase the property at the end of 2014, 2015, 2016, 2017 and 2018, at the fair market value of the real property at the time the landlord exercises the option, provided that the purchase price will not be less than 10 times nor more than 15 times the annual rent at such time. Based on the terms of the lease, the potential purchase price commitment ranges from approximately $31.0 million to approximately $51.0 million in the years 2014 through 2018. We have a right of first refusal in the event the landlord desires to sell the property at any time during the lease term.

  The Barbary Coast occupies approximately 1.8 acres at the intersection of Flamingo Road and the Strip and occupies real property that we lease pursuant to a lease that expires on May 1, 2003. The lease provides for rental payments of $175,000 per year. The lease contains two options, exercisable by us, to extend the term of the lease for 30 years each (with the rent to be readjusted as provided in the lease during those renewal periods). We have an option to purchase the leased property at any time during the six month period prior to the expiration of the lease, provided that certain conditions are met, at a purchase price equal to the greater of $3.5 million or the then appraised value of the real property. We also have a right of first refusal in the event the landlord desires to sell the real property during the initial term of the lease. We also lease approximately 2.5 additional acres of real property located adjacent to the Barbary Coast. The lease expires on December 31, 2003. The lease provides for rental payments of $125,000 per annum. We use the 2.5 acre property as a parking lot for our employees and for valet parking. The landlord has the right to terminate the lease upon six months prior notice to us if it requires the use of the property for its own business purposes (which excludes leaving the property vacant or leasing it to third parties prior to January 1, 2003).

Legal Proceedings

  We are currently, and are from time to time, involved in litigation arising in the ordinary course of our business. We are currently subject to several lawsuits in which the plaintiffs have sought punitive damages. We intend to continue to defend the lawsuits vigorously. We do not believe that such litigation, including the foregoing proceedings, will, individually or in the aggregate, have a material adverse effect on our financial position or results of operations.

                        NEVADA REGULATION AND LICENSING

  The ownership and operation of casino gaming facilities in Nevada are subject to (i) the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, the "Nevada Act"), and (ii) various local regulations. Our gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission (the "Nevada Commission"), the Nevada State Gaming Control Board (the "Nevada Board") and the Clark County Liquor and Gaming Licensing Board (the "Clark County Board"). The Nevada Commission, the Nevada Board and the Clark County Board are collectively referred to as the "Nevada Gaming Authorities."

  The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which seek to, among other things, (i) prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity, (ii) establish and maintain responsible accounting practices and procedures, (iii) maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities,
(iv) prevent cheating and fraudulent practices and (v) provide a source of state and local revenues through taxation and licensing fees. Changes in such laws, regulations and procedures could have an adverse effect on the Company's gaming operations.

  The Company, which operates The Orleans, the Gold Coast, the Suncoast and the Barbary Coast, is licensed by the Nevada Gaming Authorities and is a corporate licensee (a "Corporate Licensee") under the terms of the Nevada Act. The gaming licenses require the periodic payment of fees and taxes and are not transferable. The Company is registered with the Nevada Commission as a publicly traded corporation (a "Registered Corporation") and has been found suitable to own the stock of Coast Hotels. As a Registered Corporation, the Company is required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may request. No person may become a stockholder of, or receive any percentage of the profits from, Coast Hotels without first obtaining licenses and approvals from the Nevada Gaming Authorities. The Company and Coast Resorts have obtained from the Nevada Gaming Authorities the various registrations, approvals, permits and licenses required in order to engage in gaming activities at its hotel-casinos.

  The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, the Company or Coast Resorts in order to determine whether such individual is suitable or should be licensed as a business associate of a Corporate Licensee or a Registered Corporation. Officers, directors and certain key employees of the Company must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Officers, directors and key employees of the Company who are actively and directly involved in gaming activities of the Company may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

  If the Nevada Gaming Authorities were to find an officer, director or key employee of the Company or Coast Resorts unsuitable for licensing or unsuitable to continue having a relationship with the Company or Coast Resorts, the Company and Coast Resorts would have to sever all relationships with such person. In addition, the Nevada Commission may require the Company and Coast Resorts to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

  The Company and Coast Resorts are required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by the Company must be reported to, or approved by, the Nevada Commission.

  If it were determined that the Nevada Act was violated by the Company, the gaming licenses it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, the Company, Coast Resorts and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate the Company's gaming properties and, under certain circumstances, earnings generated during the supervisor's appointment (except for the reasonable rental value of the Company's gaming properties) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any gaming license or the appointment of a supervisor could (and revocation of any gaming license would) materially adversely affect the Company's gaming operations.

  Any beneficial holder of a Registered Corporation's voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have his suitability as a beneficial holder of a Registered Corporation's voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

  The Nevada Act requires any person who acquires beneficial ownership of more than 5% of a Registered Corporation's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a Registered Corporation's voting securities apply to the Nevada Commission for a finding of suitability within 30 days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10%, but not more than 15% of a Registered Corporation's voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of a Registered Corporation, any change in a Registered Corporation's corporate charter, bylaws, management, policies or operations, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Registered Corporation's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

  Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the voting securities of a Registered Corporation beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company or Coast Resorts, the Company (i) pays that person any dividend or interest upon voting securities of the Company, (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person,
(iii) pays remuneration in any form to that person for services rendered or otherwise, or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities, including, if necessary, the immediate purchase of such voting securities for cash at fair market value.

  The Nevada Commission may, in its discretion, require the holder of any debt security of a Corporate Licensee or a Registered Corporation to file applications, be investigated and be found suitable to own the debt security. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Corporate Licensee or the Registered Corporation can be sanctioned, including the loss of its licenses, if without the prior approval of the Nevada Commission, it: (i) pays to the unsuitable person any dividend, interest or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

  The Company is required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company is also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require the Company's stock certificates to bear a legend indicating that the securities are subject to the Nevada Act.

  Licensed Corporations and Registered Corporations such as the Company and Coast Resorts may not make public offerings of their securities without the prior approval of the Nevada Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to require or extend obligations incurred for such purposes. This exchange offer qualifies as a public offering (as such term is defined in the Nevada Act). The Nevada Commission has previously granted exemptions from this prior approval process to the Company and Coast Resorts which apply to this exchange offer. However, approval of a public offering, if given, will not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities. Any representation to the contrary is unlawful.

  Changes in control of a Registered Corporation through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission with respect to a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as a part of the approval process relating to the transaction.

  The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licensees, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming operators and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before a Registered Corporation can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by a Registered Corporation's Board of

Directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purposes of acquiring control of the Registered Corporation.

  License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the Nevada licensee's respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the selling of food or refreshments. Nevada licensees that hold a license as an operator of a slot route, or a manufacturer's or distributor's license, also pay certain fees and taxes to the State of Nevada.

  Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada Board of their participation in such foreign gaming. The revolving fund is subject to increase or decrease at the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.

  The Company may pursue development opportunities in other jurisdictions and expects that if it does so it will be subject to similar rigorous regulatory standards in each other jurisdiction in which it seeks to conduct gaming operations. There can be no assurance that regulations adopted, permits required or taxes imposed, by other jurisdictions will permit profitable operations by the Company in those jurisdictions.

                                   MANAGEMENT

Directors and Executive Officers

  The following table sets forth the names and ages of our directors and executive officers and their respective positions as of January 23, 2001.

           Name           Age                   Positions Held
           ----           ---                   --------------
 Michael J. Gaughan......  57 Director, Chairman of the Board and Chief
                              Executive Officer
 Harlan D. Braaten.......  50 Director, President and Chief Operating Officer
 Jerry Herbst............  63 Director, Vice President, Treasurer and Assistant
                              Secretary
 J. Tito Tiberti.........  55 Director, Vice President and Secretary
 Gage Parrish............  47 Director, Vice President, Chief Financial Officer
                              and Assistant Secretary
 Franklin Toti...........  62 Director and Vice President of Casino Operations
 F. Michael Corrigan.....  65 Director
 Charles Silverman.......  68 Director
 Joseph Blasco...........  57 Director

  Michael J. Gaughan. Mr. Gaughan has been a director since September 1995 and is our Chairman of the Board and Chief Executive Officer. His current term as a director expires in 2003. He is also a director and Chairman of the Board and Chief Executive Officer of Coast Resorts. Mr. Gaughan was a general partner of the Barbary Coast Partnership from its inception in 1979 until January 1, 1996, the effective date of the reorganization in which the Barbary Coast Partnership and the Gold Coast Partnership consolidated with Coast Resorts and Coast Hotels (the "Reorganization"). Mr. Gaughan served as the managing general partner of the Gold Coast Partnership from its inception in December 1986 until the effective date of the Reorganization. Mr. Gaughan and Mr. Herbst were the sole stockholders of Gaughan-Herbst, Inc., which was the sole corporate general partner of the Gold Coast Partnership prior to the Reorganization. Mr. Gaughan has been involved in the gaming industry since 1960 and has been licensed as a casino operator since 1967.

  Harlan D. Braaten. Mr. Braaten joined us as the President, Chief Financial Officer and a director in October 1995, and was appointed Chief Operating Officer in February 1996. His current term as a director expires in 2003. Mr. Braaten is also the President and Chief Operating Officer of Coast Resorts. Prior to joining the Company, Mr. Braaten was employed in various capacities, including general manager, senior vice president, treasurer and chief financial officer of Rio Hotel and Casino, Inc. in Las Vegas. From March 1989 to February 1991, Mr. Braaten was vice president, finance of MGM/Marina Hotel and Casino in Las Vegas, Nevada. Prior thereto, from November 1983 to March 1989, Mr. Braaten was property controller for Harrah's in Reno, Nevada. Mr. Braaten has over 20 years of experience in the Nevada gaming industry.

  Jerry Herbst. Mr. Herbst has been a director, Vice President, Treasurer and Assistant Secretary since September 1995. His current term as a director expires in 2002. Mr. Herbst has been the president of Terrible Herbst Oil Company, an owner and operator of gas stations and car washes, since 1959. Mr. Herbst and Mr. Gaughan were the sole stockholders of Gaughan-Herbst, Inc., which was the sole corporate general partner of the Gold Coast Partnership prior to our formation. Mr. Herbst has served as a member of the board of directors of Bank of America -- Nevada since 1977, of Nevada Power Company since 1990 and of Edelbrook Corporation since 1994.

  J. Tito Tiberti. Mr. Tiberti has been a director, Vice President and Secretary of the Company since September 1995. His current term as a director expires in 2002. He is also a director and Vice President and Secretary of Coast Resorts. Mr. Tiberti is the president, a director and a stockholder of, and together with his immediate family, controls Tiberti Construction, a construction company which served as the general contractor for the construction of The Orleans and the Suncoast and is also serving as general contractor for our planned expansions and remodel at The Orleans, the Gold Coast and the Suncoast. He has also served as managing general partner of The Tiberti Company, a real estate rental and development company, since 1971. The Tiberti Company is the lessor of the real property site for The Orleans. Mr. Tiberti has been involved in the gaming industry for 19 years and was a general partner of the Barbary Coast Partnership prior to our formation.

  Gage Parrish. Mr. Parrish was named Vice President, Finance, Assistant Secretary and a director of Coast Hotels and Coast Resorts in October 1995. He was promoted to Chief Financial Officer in February 1996. His current term as a director expires in 2003. Since 1986, he had been the Controller and Chief Financial Officer of the Gold Coast Partnership prior to our formation. From 1981 to 1986, Mr. Parrish served as Assistant Controller of the Barbary Coast Partnership. Mr. Parrish is a certified public accountant and has approximately 20 years of experience in the gaming industry.

  Franklin Toti. Mr. Toti has been a director of Coast Hotels and Coast Resorts since October 5, 1998. His current term expires in 2002. He has been our Vice President of Casino Operations since January 1, 1996. Mr. Toti was a general partner and Casino Manager of the Barbary Coast Partnership from its inception in 1979 until January 1, 1996, the effective date of the Reorganization. Mr. Toti has 35 years of experience in the gaming industry.

  F. Michael Corrigan. Mr. Corrigan was elected as a director of Coast Hotels and Coast Resorts effective as of March 1, 1996. His current term as a director expires in 2001. Since July 1989, Mr. Corrigan has served as the Chief Executive Officer of Corrigan Investments, Inc., which owns and manages real estate in Nevada and Arizona. In addition, Mr. Corrigan is the Chief Executive Officer of Corstan, Inc., a mortgage banking company, and was previously the owner, President and Chief Operating Officer of Stanwell Mortgage, a Las Vegas mortgage company.

  Charles Silverman. Mr. Silverman was elected as a director of Coast Hotels and Coast Resorts effective as of March 1, 1996. His current term as a director expires in 2001. Mr. Silverman is the President and sole stockholder of Yates-Silverman, Inc., which specializes in developing theme-oriented interiors and exteriors and is a leading designer of hotels and casinos. Completed projects of Yates-Silverman, Inc. include New York-New York, Excalibur, Circus Circus, Luxor, the Trump Taj Mahal, Trump Castle and Atlantic City Showboat. Yates-Silverman, Inc. also served as the primary designer for The Orleans and Suncoast. Mr. Silverman has served as the president of Yates-Silverman, Inc. since its inception in 1971.

  Joseph Blasco. Mr. Blasco was elected as a director of Coast Hotels and Coast Resorts effective as of December 16, 1996. His current term as a director expires in 2001. Since 1984, Mr. Blasco has been a partner in the real estate development partnership which developed the Spanish Trail community in Las Vegas, a project which includes over 1,200 homes, a 27-hole golf course and a country club. Mr. Blasco is currently the managing General Partner of United Realty Investments, a real estate development and management company in Las Vegas. He is also a general partner in two real estate development partnerships, Summer Trail LLC and Trop-Edmond Ltd.

  Directors of ours who are also employees of Coast Hotels or Coast Resorts receive no compensation for service on our Board of Directors or its committees. All other directors receive an annual director's fee of $24,000, payable quarterly in arrears. Directors may also be reimbursed for out-of-pocket expenses incurred in connection with attending Board of Director or committee meetings.

Executive Compensation

  The following table sets forth all compensation earned by or paid by us during 1998, 1999 and 2000 to each executive officer whose compensation exceeded $100,000 in all capacities in which they served.

                           Summary Compensation Table

                                                      Annual Compensation
                                             --------------------------------------
                                                                       All Other
        Name and Principal Position          Year  Salary   Bonus   Compensation(1)
        ---------------------------          ---- -------- -------- ---------------
Michael J. Gaughan.......................... 2000 $300,000 $     --     $4,234
 Chairman of the Board and Chief             1999  300,000       --      4,000
 Executive Officer                           1998  300,000       --      5,000

Harlan D. Braaten........................... 2000  300,000  150,000      2,827
 President and Chief Operating Officer(2)    1999  275,000  137,500      3,150
                                             1998  250,000  125,000      5,000
Gage Parrish................................ 2000  225,000       --      3,750
 Vice President, Chief Financial Officer and 1999  212,000   15,000      3,900
 Assistant Secretary of the Company          1998  200,000       --      5,000

--------
(1) The amounts reflect matching contributions paid to our 401(k) Profit Sharing Plan and Trust.

(2) Pursuant to his previous employment agreement, Mr. Braaten received a bonus of $250,000 because Coast Resorts had not made a public offering of its common stock by December 31, 1997. Mr. Braaten entered into a new employment agreement effective as of January 1, 1999.

Employment Agreement

  Effective as of January 1, 1999, we entered into an employment agreement with Harlan Braaten, President and Chief Operating Officer. The agreement has a term of three years and provides for Mr. Braaten to receive a base salary of $250,000 during the first year and $300,000 for the second and third year. In addition, in the event of a termination of Mr. Braaten's employment other than for failure to comply with Nevada gaming regulations, failure to perform his duties, medical incapacity or his arrest on a felony offense, Mr. Braaten will be entitled to receive a severance payment in the amount of $300,000 plus any pro rata bonus payment and unvested stock options to which he is entitled. Pursuant to the arrangement, we granted Mr. Braaten an option to purchase 30,415 shares of Coast Resorts for $100 per share. The option is fully vested and expires on December 31, 2009.

                              CERTAIN TRANSACTIONS

  We maintain numerous racetrack dissemination contracts with Las Vegas Dissemination Company, Inc. ("LVD"). Michael J. Gaughan's son is the president and sole stockholder of LVD. LVD provides certain dissemination and pari-mutuel services to The Orleans, the Gold Coast, Suncoast and Barbary Coast. LVD has been granted a license by the Nevada Gaming Authorities to disseminate live racing for those events and tracks for which it contracts and has been granted the exclusive right to disseminate all pari-mutuel services and race wire services in the State of Nevada. Under these dissemination contracts, we pay to LVD an average of 3% of the wagers accepted for races held at the racetracks covered by the respective contracts. We also pay to LVD a monthly fee for race wire services. For the fiscal years ended December 31, 1997, 1998 and 1999 and the nine months ended September 30, 2000, we incurred expenses payable to LVD of approximately $1.1 million, $3.1 million, $1.3 million and $1.0 million, respectively. The terms on which such services are provided are regulated by the Nevada Gaming Authorities.

  Tiberti Construction served as the general contractor for the original construction of the Gold Coast and for certain expansions thereof, and for the original construction of the Barbary Coast and all expansions thereof. Tiberti Construction was also the general contractor for the original construction of The Orleans and for the expansions in 1997 and 1999, as well as the general contractor for the construction of the Suncoast. J. Tito Tiberti owns approximately 6.4% of the outstanding common stock of Coast Resorts, and is a director, Vice President and Secretary of the Company and Coast Resorts. Mr. Tiberti is the president, a director and stockholder of, and together with his immediate family members, controls Tiberti Construction. For the years ended December 31, 1997, 1998 and 1999 and the nine months ended September 30, 2000, we incurred expenses payable to Tiberti Construction of approximately $26.2 million, $3.7 million, $27.9 million and $89.2 million, respectively.

  We have entered into a ground lease with The Tiberti Company, a Nevada general partnership, with respect to the real property on which The Orleans is located. Mr. Tiberti, a director of the Company and a director and stockholder of Coast Resorts, is the managing partner of The Tiberti Company. For the fiscal years ended December 31, 1997, 1998 and 1999 and the nine months ended September 30, 2000, we paid rental expenses to The Tiberti Company of approximately $2.1 million, $2.4 million, $2.4 million and $1.6 million, respectively.

  Michael J. Gaughan, Franklin Toti and Leo Lewis are the owners of LGT Advertising, which serves as our advertising agency. LGT Advertising purchases advertising for our casinos from third parties and passes any discounts directly through to us. LGT Advertising receives no compensation or profit for such activities, and invoices us for actual costs incurred. LGT Advertising uses our facilities and employees in rendering its services, but does not pay any compensation to us for such use. None of Messrs. Gaughan, Toti or Lewis receives any compensation from LGT Advertising. Advertising expenses amounted to approximately $7.5 million, $6.0 million, $5.4 million and $4.1 million for the years ended December 31, 1997, 1998 and 1999 and the nine months ended September 30, 2000, respectively.

  We have purchased certain of our equipment and inventory for our respective operations from RJS Inc., a Nevada corporation that is owned by Michael J. Gaughan's father and Steven Delmont, our restaurant manager. RJS invoices us for actual costs incurred. For the fiscal years ended December 31, 1997, 1998 and 1999 and the nine months ended September 30, 2000, we incurred expenses payable to RJS of approximately $1.4 million, $829,000, $2.1 million and $5.8 million, respectively.

  Michael J. Gaughan is the majority stockholder of Nevada Wallboards, Inc., a Nevada corporation which prints wallboards and parlay cards for the use in our race and sports books. Mr. Gaughan receives no compensation from Nevada Wallboards, Inc. We expect to continue to purchase wallboards and parlay cards from Nevada Wallboards, Inc. For the fiscal years ended December 31, 1997, 1998 and 1999 and the nine months ended September 30, 2000, we incurred expenses payable to Nevada Wallboards, Inc. of approximately $198,000, $186,000, $180,000 and $88,895, respectively.

  Charles Silverman, a director of Coast Hotels and Coast Resorts, is the president of Yates-Silverman, Inc., which served as the designer of The Orleans and is serving as the designer for the Suncoast. For the fiscal years ended December 31, 1997, 1998 and 1999 and the nine months ended September 30, 2000, we incurred expenses payable to Yates-Silverman of $177,000, $500,000, $721,000 and $356,968, respectively.

  We promote The Orleans by advertising The Orleans name on a NASCAR race car operated by Orleans Motorsports, Inc. In 1999 and the nine months ended September 30, 2000, we spent $300,000 and $135,320, respectively, in connection with this promotion. Brendan Gaughan, the son of Michael J. Gaughan, is the main driver employed by Orleans Motorsports, Inc.

  The foregoing transactions are believed to have been on terms no less favorable to us than could have been obtained from unaffiliated third parties and were approved by a majority of our disinterested directors. Any future transactions between us and our officers, directors, principal stockholders or affiliates will be on terms no less favorable to us than may be obtained from unaffiliated third parties, and will be approved by a majority of our disinterested directors.

                             PRINCIPAL STOCKHOLDERS

  All of our common stock is owned by Coast Resorts. The following table sets forth certain information regarding the beneficial ownership of Coast Resorts common stock as of January 23, 2001 by (i) each person who, to the knowledge of Coast Resorts, owns more than 5% of the outstanding Coast Resorts common stock,
(ii) our directors, (iii) our executive officers and (iv) all of our directors and executive officers as a group.

                       Name(1)                         Number of Shares Percent
                       -------                         ---------------- -------
Michael J. Gaughan....................................    455,103.97     31.1%
Jerry Herbst..........................................    265,488.08     18.1
Jimma Lee Beam........................................    104,529.41      7.1
J. Tito Tiberti.......................................    100,751.47      6.9
Franklin Toti.........................................     99,776.47      6.8
Harlan D. Braaten(2)..................................     30,415.00      2.0
F. Michael Corrigan...................................      3,263.24       *
Joseph Blasco.........................................        500.00       *
Charles Silverman.....................................        500.00       *
Gage Parrish(3).......................................      3,333.33       *
All directors and executive officers as a group (nine
 persons).............................................    959,131.56     64.1

--------
 * Less than one percent.

(1) The address of Messrs. Gaughan and Herbst is 4500 West Tropicana Avenue, Las Vegas, Nevada 89103. The address of Mr. Toti is 3595 Las Vegas Boulevard South, Las Vegas, Nevada 89109. The address of Mr. Tiberti is 1806 South Industrial Road, Las Vegas, Nevada 89102. The address of Ms. Beam is 2409 Windjammer Way, Las Vegas, Nevada 89107.

(2) Reflects shares that may be purchased upon exercise of a stock option. Pursuant to his employment agreement, Mr. Braaten was granted an option to purchase 30,415 shares of Coast Resorts for $100 per share. The option is fully vested.

(3) Reflects shares that may be purchased upon exercise of a stock option. Mr. Parrish was granted an option to purchase 5,000 shares of Coast Resorts for $100 per share. The option is vested with respect to two-thirds of the shares and vests with respect to the remaining shares on June 14, 2001.

                 DESCRIPTION OF SENIOR SECURED CREDIT FACILITY

  The following is a summary of important terms of our senior secured credit facility.

  In March 1999, we entered into a $75.0 million senior secured revolving credit facility with Bank of America, N.A. and certain other lenders. Availability under our senior secured credit facility was increased to $200.0 million in September 1999. Our senior secured credit facility has a term of five years and will be reduced in quarterly amounts ranging from $2.1 million to $4.3 million per quarter, beginning the fiscal quarter ending September 30, 2001. Advances under our senior secured credit facility may be used for working capital, general corporate purposes, and certain improvements to our existing properties. As of January 23, 2001, we had $175.0 million outstanding under our senior secured credit facility. Giving effect to the use of the net proceeds of $48.8 million from the issuance of the outstanding additional notes and of $10.0 million in cash on hand to reduce our outstanding borrowings, as of January 23, 2001, we would have had approximately $116.2 million outstanding under our senior secured credit facility and approximately $83.8 million would have been available for additional borrowings.

  Our senior secured credit facility is secured by liens on substantially all our assets and is guaranteed by Coast Resorts and any of our future subsidiaries. The Coast Resorts guarantee is secured by a pledge of all of our common stock and by liens on substantially all its other assets. Our senior secured credit facility also contains customary representations and warranties and affirmative and negative covenants (including, among others, covenants relating to financial and compliance reporting, capital expenditures, restricted payments, maintenance of certain financial ratios, incurrence of liens, sale or disposition of assets and incurrence of other debt). We believe that, at September 30, 2000, we were in compliance with all covenant and required ratios.

  At our option, interest for advances under our senior secured credit facility accrues at either:

  . the London Interbank Offered Rate for 1, 2, 3 or 6 month dollar deposits as offered by Bank of America, N.A. to prime international banks in the offshore dollar market ("LIBOR") plus a spread ranging from 1.25% to 2.75%; or

  . the higher of (1) the rate as publicly announced from time to time by Bank of America, N.A. as its "reference rate" or (2) the Federal Funds Rate plus one-half of one percent per annum (such higher rate, the "Base Rate") plus a spread ranging from 0% to 1.50%.

  Our senior secured credit facility provides that interest on LIBOR advances is payable at the end of each applicable interest period or quarterly, if earlier. Interest on Base Rate advances are payable quarterly. Upon default, interest will accrue at the Base Rate plus 2.00%.

                            DESCRIPTION OF THE NOTES

  Except as otherwise indicated below, the following summary applies to the outstanding notes, the outstanding additional notes and the exchange notes. For this section, the term "Notes" means the outstanding notes, the outstanding additional notes, the exchange note and any other additional notes subsequently issued under the Indenture (as defined below), unless otherwise indicated.

  The outstanding notes and the outstanding additional notes were, and the exchange notes will be, issued under an Indenture dated March 23, 1999, as amended (the "Indenture") among Coast Hotels, as issuer, Coast Resorts, as guarantor, and Firstar Bank N.A., as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

  The terms of the exchange notes are identical to the outstanding additional notes in all material respects, including interest rate and maturity, except that the exchange notes will not be subject to:

  .the restrictions on transfer; and

  .the registration agreement covenants regarding registration.

  The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. You can find the definitions of certain terms used in this description under the subheading "Certain Definitions" below. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. You may obtain copies of the proposed forms of the Indenture and Registration Rights Agreement by following the directions under the subheading "Additional Information" below.

General Information About the Notes

  The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future Senior Indebtedness of the Company.

  Giving effect to the use of net proceeds of $48.8 million from the issuance of the outstanding additional notes, and of $10.0 million of cash on hand to reduce borrowings under our senior secured credit facility, as of January 23, 2001 we would have had approximately $116.2 million outstanding under the senior secured credit facility and $83.8 million would have been available for borrowing as additional senior debt under our senior secured credit facility. The Indenture permits us to incur additional Indebtedness, including additional Senior Indebtedness, in certain circumstances.

  We do not have any subsidiaries. However, under certain circumstances, we will be permitted to designate future subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture.

Principal, Maturity and Interest

  The Indenture governing the Notes permits the issuance of additional Notes under the Indenture, subject to the covenants in the Indenture and the applicable law. There is $225.0 million principal amount of outstanding notes and additional outstanding notes issued under the Indenture.

  The outstanding $175.0 million principal amount of 9 1/2% Senior Subordinated Notes due 2009 issued in March 1999, the $50.0 million principal amount of outstanding additional notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture.

  Interest on the Notes accrues at the rate of 9 1/2% per annum and is payable semi-annually in arrears on April 1 and October 1 to the Holders of record on the immediately preceding March 15 and September 15.

  Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. The first interest payment date for the exchange notes will be the first April 1 or October 1 following the consummation of the exchange offer. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a Holder has given us wire transfer instructions, we will make all principal, premium, interest and Additional Interest payments on those Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Trustee within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. The Company will issue the Notes in denominations of $1,000 and integral multiples of $1,000.

Parent Guarantee and Subsidiary Guarantees

  The Company's payment obligations under the Notes is jointly and severally guaranteed by Coast Resorts (the "Parent Guarantee") and any future Restricted Subsidiaries of the Company that have at any time a Fair Market Value of more than $250,000 (any such guarantee, a "Subsidiary Guarantee"); provided that the aggregate Fair Market Value of Restricted Subsidiaries that are not Subsidiary Guarantors will not at any time exceed $1.0 million. The Parent Guarantee is subordinated to the prior payment in full of all Senior Indebtedness of Coast Resorts on the same basis as the Notes are subordinated to Senior Indebtedness of the Company. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor on the same basis as the Notes are subordinated to Senior Indebtedness of the Company. The obligations of Coast Resorts under its Parent Guarantee is and each Subsidiary Guarantor under its Subsidiary Guarantee is limited so as not to constitute a fraudulent conveyance under applicable law.

  No Guarantor is permitted to consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person whether or not affiliated with such Guarantor unless:

  (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Parent Guarantee or Subsidiary Guarantee, as applicable, and the Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; and

  (2) immediately after giving effect to such transaction, no Default or Event of Default exists.

  The Indenture provides that in the event of a (a) sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, (b) a sale or other disposition of all of the capital stock of any Guarantor or (c) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the Indenture then the Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor or in the event of its designation as an Unrestricted Subsidiary) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Guarantor) will be released and relieved of any obligations under its Parent Guarantee or Subsidiary Guarantee; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Covenants -- Asset Sales."

Subordination

  The payment of principal of and premium, interest and Additional Interest, if any, on the Notes is subordinated to the prior payment in full in cash of all Senior Indebtedness of the Company. The payment of any amounts pursuant to the Parent Guarantee is, or any Subsidiary Guarantee will be, subordinated to the prior payment in full in cash of all Senior Indebtedness.

  Upon any distribution to creditors of Coast Resorts, the Company or any Subsidiary Guarantor:

  (1) in a liquidation or dissolution of such entity;

  (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the such entity or its property;

  (3) in an assignment for the benefit of creditors of such entity; or

  (4) in any marshaling of the assets and liabilities of such entity;

the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not allowed or allowable in such proceeding) before the Holders will be entitled to receive any payment with respect to the Notes, the Parent Guarantee or a Subsidiary Guarantee, as applicable. In addition, until all Obligations due with respect to Senior Indebtedness are paid in full in cash, any distribution to which Holders would be entitled shall be made to the holders of such Senior Indebtedness (except that Holders may receive Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

  The Company also may not make any payment in respect of the Notes nor may Parent Guarantor or any Subsidiary Guarantor make any payment with respect to the Parent Guarantee or a Subsidiary Guarantee (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

  (1) a payment default on Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period (including any acceleration of the Designated Senior Indebtedness); or

  (2) any other default occurs and is continuing on Designated Senior Indebtedness that permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company, a Representative for, or the holders of a majority of the outstanding principal amount of, any issue of Designated Senior Indebtedness.

  Payments on the Notes, the Parent Guarantees and the Subsidiary Guarantees may and shall be resumed:

  (1) in the case of a payment default, upon the date on which such default is cured or waived; and

  (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

  No new Payment Blockage Notice may be delivered unless and until:

  (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

  (2) all scheduled payments of principal, premium, interest and Additional Interest, if any, on the Notes that have come due have been paid in full in cash.

  No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

  The Company must promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default, but the failure of the Company to provide such notice will not affect the subordination of the Notes.

  As a result of the subordination provisions described above, in the event of a liquidation or insolvency of Coast Resorts, the Company or a Subsidiary Guarantor, Holders may recover less ratably than other creditors of such entities, including creditors who are holders of Senior Indebtedness. See "Risk Factors -- Subordination."

  Giving effect to the offering of the Notes and the use of net proceeds of the offering of $48.8 million, and $10.0 million of cash on hand to reduce borrowings under the senior secured credit facility, as of January 23, 2001 these Notes would have been subordinated to approximately $116.2 million under our senior secured credit facility, and approximately $83.8 million would have been available for borrowing as additional senior debt under our senior secured credit facility.

Optional Redemption

  Prior to April 1, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 109.5% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the Net Cash Proceeds to the Company of one or more Public Equity Offerings or the capital contributions to the Company by Coast Resorts with the Net Cash Proceeds to Coast Resorts of one or more Public Equity Offerings; provided that

  (1) at least $113.75 million in aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

  (2) the redemption occurs within 45 days of the date of the closing of the Public Equity Offering.

  Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company's option prior to April 1, 2004.

  In addition, after April 1, 2004, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date (subject to the rights of Holders on the relevant record date that is prior to the Redemption Date to receive interest due on an Interest Payment Date) if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

       Year                                                           Percentage
       ----                                                           ----------
       2004..........................................................  104.750%
       2005..........................................................  103.167%
       2006..........................................................  101.583%
       2007 and thereafter...........................................  100.000%

Gaming Redemption

  If any Gaming Authority notifies a holder or beneficial owner of Notes that:

  (1) the holder or beneficial owner must obtain a license, qualification or finding of suitability under an applicable gaming law and the holder or beneficial owner does not apply for such license, qualification or finding of suitability within 30 days (or such shorter period required by the Gaming Authority); or

  (2) the holder or beneficial owner will not be licensed, qualified or found suitable under an applicable gaming law;

  then the Company may:

  (1) require that the holder or beneficial owner dispose of the holder's or beneficial owner's Notes within 30 days (or such earlier date as required by the Gaming Authority) of (A) the termination of the 30 day period described above for the holder or beneficial owner to apply for a license, qualification or finding of suitability or (B) the receipt of the notice from the Gaming Authority that the holder or beneficial owner will not be licensed, qualified or found suitable; or

  (2) redeem the holder's or beneficial owner's Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (or such earlier date as required by the Gaming Authority or applicable gaming laws).

  Immediately upon a determination that a holder or beneficial owner will not be licensed, qualified or found suitable, the holder or beneficial owner will have no further rights (1) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Company for services rendered or otherwise, except the redemption price of the Notes.

  The holder or beneficial owner applying for a license, qualification or finding of suitability must pay all related costs.

Selection and Notice

  If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

  (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

  (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

  No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

  If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Definitions

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary and not Incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

  "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries and the net income of any Unrestricted Subsidiary to the extent distributed to the Company or one of its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP less, if and for as long as the Company is a Pass-through Entity, the Tax Amount; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

  (1) the net income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period;

  (2) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (3) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includable pursuant to clause
      (1) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

  (3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income to the Company or any Restricted Subsidiary is not at the time of such determination permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

  (4) any gains or losses (on an after-tax basis) attributable to Asset
      Sales;

  (5) all extraordinary gains and extraordinary losses;

  (6) the cumulative effect of a change in accounting principles; and

  (7) the fees, expenses and other costs incurred in connection with the repurchase of the Old First Mortgage Notes (including premium paid upon, original issue discount or accruals on, and deferred financing costs written off in connection with the repurchase of the Old First Mortgage Notes), the issuance of the Notes, the initial establishment of the Indebtedness described under each of clauses (1) and (2) of the definition of "Credit Facility" below.

  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that the beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

  "Asset Acquisition" means (1) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or
(2) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business (including any casino or hotel facility) of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

  "Asset Disposition" means the sale or other disposition or discontinuation of use by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company or (2) assets that constitute a business or operation of the Company or any of its Restricted Subsidiaries.

  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (1) all or any of the Capital Stock of any Restricted Subsidiary, (2) all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries or (3) any other property and assets of the Company or any of its Restricted Subsidiaries (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that "Asset Sale" shall not include:

  (1) sales or other dispositions of inventory, receivables and other current assets;

  (2) sales, transfers or other dispositions of assets with a Fair Market Value not in excess of $1.0 million in any transaction or series of related transactions;

  (3) sales, transfers or other dispositions of (i) assets constituting a Restricted Payment permitted to be made under the "Restricted Payments" covenant or (ii) Investments permitted pursuant to clause (6) of the definition of "Permitted Investments;"

  (4) sales, transfers or other dispositions of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;

  (5) the sale, transfer or other disposition of any property or assets by any Restricted Subsidiary to the Company or any Restricted Subsidiary;

  (6) the sale, transfer or other disposition of any Designated Asset; and

  (7) any exchange of property or assets (other than property or assets comprising The Orleans, the Gold Coast or the New Casino) by the Company or a Restricted Subsidiary in exchange for property or assets with a fair market value at least equal to the fair market value of the property or assets disposed of and which are to be used or are useful in any business in which the Company is permitted to engage pursuant to the covenant described under "-- Covenants -- Line of Business."

  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (B) the amount of such principal payment by (2) the sum of all such principal payments.

  "Barbary Coast" means the Barbary Coast Hotel and Casino.

  "Barbary EBITDA" means the earnings before interest, taxes, depreciation and amortization of the Barbary Coast, calculated in the same manner as Consolidated EBITDA is calculated for the Company and its Restricted Subsidiaries pursuant to the definition of "Consolidated EBITDA"; provided that for such calculations, an appropriate allocation shall be made for overhead that is properly allocable to the Barbary Coast.

  "Barbary Excess Net Cash Proceeds" means the Net Cash Proceeds of the Barbary Sale minus an amount equal to the Barbary EBITDA for the then most recent four fiscal quarters prior to the date of the Barbary Sale multiplied by five.

  "Barbary Sale" means a sale, transfer or disposition of the Barbary Coast.

  "Borrowing Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

  "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

  "Casino" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any buildings, restaurants, hotels, theaters, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessels, barges, ships and equipment.

  "Change of Control" means such time as:

  (1) Coast Resorts sells, transfers, conveys or otherwise disposes of (other than by way of a merger or consolidation), in one or a series of related transactions, of all or substantially all of its assets to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than to (A) the Company or a wholly owned Subsidiary of the Company or (B) Michael J. Gaughan or his Related Parties;

  (2) the Company and its Subsidiaries, taken as a whole, sell, transfer, convey or otherwise dispose of (other than by way of a merger or consolidation), in one or a series of related transactions, of all or substantially all of their assets to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than Coast Resorts or Michael J. Gaughan or his Related Parties;

  (3) a plan relating to the liquidation or dissolution of Coast Resorts or the Company is adopted;

  (4) the liquidation or dissolution of Coast Resorts or the Company;

  (5) individuals who on the Closing Date constituted the Board of Directors of Coast Resorts or the Company (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Coast Resorts' or the Company's stockholders, as applicable, was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors of Coast Resorts or the Company, as applicable, then in office;

  (6) prior to the consummation of Coast Resorts' first Public Equity Offering, (A) Michael J. Gaughan and his Related Parties cease to be the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) in the aggregate at least 20% of the Voting Stock of Coast Resorts or (B) any "person" (as defined above) or "group" (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), becomes the "beneficial owner" (as defined above), directly or indirectly, more of the Voting Stock of Coast Resorts than is "beneficially owned" by the Principals and their Related Parties;

  (7) after the consummation of Coast Resorts' first Public Equity Offering, a transaction is consummated (including, without limitation, any merger or consolidation) which results in:

      (A) any "person" (as defined above) or "group" (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange
    Act), other than the Principals and their Related Parties, becoming the "beneficial owner" (as defined above), directly or indirectly, of more than 40% of the Voting Stock of Coast Resorts; and

      (B) any "person" (as defined above) or "group" (as defined above) becoming the "beneficial owner" (as defined above), directly or indirectly, of more of the Voting Stock of Coast Resorts than is at the time "beneficially owned" (as defined above) by Principals and their Related Parties in the aggregate;

  but, in the case of both clauses (A) and (B) of this clause (7), excluding from the percentage of Voting Stock held by any person consisting of a group the Voting Stock owned by any Principal and his Related Parties who are deemed to be members of the group; provided that such Principal and his Related Parties beneficially own a majority of the total Voting Stock of Coast Resorts held by such group; or

    (8) Coast Resorts ceases to own 100% of the outstanding Capital Stock of the Company (other than pursuant to a merger of the Company into Coast Resorts).

  For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

  "Closing Date" means March 23, 1999, the date on which our $175.0 million principal amount of 9 1/2% Senior Subordinated Notes were originally issued under the Indenture.

  "Coast Resorts" means Coast Resorts, Inc., a Nevada corporation.

  "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common equity, whether outstanding on the Closing Date or issued thereafter.

  "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (1) Consolidated Interest Expense, (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or sales of assets) or, so long as the Company is a Pass-through Entity, the Tax Amount, (3) depreciation expense, (4) amortization expense, (5) any preopening expenses to the extent that such preopening expenses were deducted in computing Consolidated Net Income on a consolidated basis and determined in accordance with GAAP, and (6) all other non-cash items including deferred (non-cash) rent expense, reducing Adjusted Consolidated Net Income less all non-cash items increasing Adjusted Consolidated Net Income; provided, that if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to
(A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

  "Consolidated Interest Expense" means, for any period, the aggregate amount of

    (1) interest, including capitalized interest, in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the assets of the Company or any of its Restricted Subsidiaries);

    (2) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; and

    (3) the product of (a) all dividend payments, whether or not in cash, on any series of Disqualified Stock of the Company, other than dividend payments on Capital Stock payable solely in Capital Stock of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator or which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate or such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

excluding, however, (A) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (B) original issue discount written off in connection with the repurchase of the Old First Mortgage Notes.

  "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 135 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries except as investments), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

  "Construction and Design Contract" means any contract for the construction, design, development or equipping, including any capital addition, improvement, extension or repair, for any of the Company's Casinos existing now or in the future, as finalized, amended, supplemented or otherwise modified from time to time.

  "Credit Agreement" means the Amended and Restated Loan Agreement dated as of September 16, 1999, among the Company, and Bank of America, N.A., as administrative agent, and the lenders referred to therein, together with any agreements, instruments and documents executed or delivered pursuant to or in connection with such Loan Agreement (including, without limitation, any Guarantees and security documents), in each case as such Loan Agreement or such agreements, instruments or documents may be amended, supplemented, extended, renewed, refinanced or otherwise modified from time to time.

  "Credit Facility" means:

    (1) the Credit Agreement; provided that the aggregate principal amount of all Indebtedness outstanding under the Credit Agreement, including all Indebtedness incurred to refinance or replace any Indebtedness incurred pursuant to this clause (1), does not exceed $75.0 million less permanent reductions in the available Indebtedness under the Credit Agreement resulting from the application of Asset Sale proceeds; and

    (2) any other agreement evidencing Indebtedness; provided that:

      (A) prior to the time that the New Casino is Operating, at least 75% of the proceeds of such Indebtedness are used exclusively to finance the Project Costs for the New Casino;

      (B) either (i) such Indebtedness is incurred under the Credit Agreement or an amendment or supplement to the Credit Agreement, in either case with the existing lenders under the Credit Agreement or other Eligible Lenders or (ii) if the Company is unable to incur Indebtedness pursuant to clause (i) above on terms reasonably acceptable to the Company, (a) all of the initial lenders or purchasers of such Indebtedness are Permitted Lenders, (b) after giving pro forma effect to the issuance of all Indebtedness which is outstanding as of the date of determination pursuant to the Credit Agreement and which may otherwise be incurred under such Credit Facility, the Interest Coverage Ratio would be at least 1.5 to 1 and (c) such Indebtedness is not issued with any equity or cash flow participations;

      (C) prior to the time that the New Casino is Operating, the aggregate principal amount of such Indebtedness outstanding at any time, including any refinancings or replacements thereof, shall not exceed the lesser of (A) $125.0 million and (B) 85% of the Project Costs for the New Casino, less permanent reductions in such Indebtedness resulting from the application of Asset Sale Proceeds; and

      (D) after the New Casino is Operating, the aggregate principal amount of such Indebtedness outstanding at any time, including any refinancings or replacements thereof and including any Indebtedness which was previously incurred and is outstanding under this clause (2), shall not exceed $125.0 million less permanent reductions in such Indebtedness resulting from the application of Asset Sale proceeds; and

  provided, further, that the lenders under the Credit Facility shall be conclusively entitled to rely on a certificate of the Company as to compliance with the requirements of this definition.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Designated Asset" means the Rancho Road Property and the aircraft owned by the Company on the date of the Indenture.

  "Designated Senior Indebtedness" means (1) any Indebtedness under the Credit Agreement and any amendments, restatements, modifications, renewals or replacements thereof and (2) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has commitments for or an aggregate principal amount outstanding of at least $20.0 million and that is specifically designated by the Company, in the instrument creating or evidencing such Senior Indebtedness, as "Designated Senior Indebtedness."

  "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes or (2) convertible into or exchangeable for Capital Stock referred to in clause (1) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

  "Eligible Lenders" means (1) the lenders under the Credit Agreement, (2) any affiliate of any lender under the Credit Agreement, (3) any commercial bank, savings bank or loan association having a combined capital and surplus of at least $100.0 million and (4) any other financial institution, including a mutual fund or other fund, having total assets of at least $250.0 million.

  "Existing Casino" means any Casino of the Company in existence on the Closing Date and the New Casino.

  "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, which in the case of a transaction involving $5.0 million or more, shall be as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

  "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of the United States or foreign government, any state province or any city or other political subdivision, or any officer of official thereof, including the Nevada Gaming Commission, the Nevada State Gaming Control Board, the City of Las Vegas and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

  "Gaming License" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct the present and future gaming activities of the Company and its Subsidiaries.

  "Gold Coast" means the Gold Coast Hotel and Casino.

  "Government Securities" means direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

    (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

    (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

  The term "Guarantee" used as a verb has a corresponding meaning.

  "Guarantors" means Coast Resorts together with any Subsidiary Guarantors.

  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that the accrual of interest or accretion of principal shall not be considered an Incurrence of Indebtedness.

  "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

    (1) all indebtedness of such Person for borrowed money;

    (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

    (3) all obligations of such Person in respect of letters of credit, banker's acceptances or other similar instruments (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in this definition) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

    (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

    (5) all Capitalized Lease Obligations;

    (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

    (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

    (8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation for the payment of principal (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include (i) any liability for federal, state, local or other taxes or the obligation to make payments pursuant to a Tax Agreement or (ii) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of day-light overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such obligations are extinguished within three business days of incurrence.

  "Independent Directors" means any members of the Board of Directors of the Company other than (1) Michael J. Gaughan, J. Tito Tiberti, Jerry Herbst, Harlan D. Braaten, Gage Parrish, (2) any spouses, siblings, parents or lineal descendants of any person set forth in clause (1) above and any spouse of any such sibling or lineal descendant and (3) any officer or other employee of Coast Resorts or any Affiliate of Coast Resorts, including the Company.

  "Interest Coverage Ratio" means, on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant (the "Four Quarter Period") to (2) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation:

    (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period except to the extent any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period (and pro forma effect shall be given to the purchase of any U.S. government securities required to be purchased with the proceeds of any such Indebtedness and set aside to prefund the payment of interest on such Indebtedness at the time such Indebtedness is Incurred);

    (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

    (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition and to any discharge of or other relief from Indebtedness to which the Company and its continuing Restricted Subsidiaries are not liable following any Asset Disposition and the reduction of any associated Consolidated Interest Expense and the change in Consolidated EBITDA resulting therefrom) and the designation of Unrestricted Subsidiaries as Restricted Subsidiaries that occur during such Reference Period as if they had occurred and such proceeds had been applied and such discharge or relief had occurred on the first day of such Reference Period; and

    (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition and to any discharge of or other relief from Indebtedness to which the Company and its continuing Restricted Subsidiaries are not liable following any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available. For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a senior financial or accounting officer of the Company. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a senior financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

  "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers, suppliers or contractors in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

    (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

    (2) the Fair Market Value of the Capital Stock (or any other Investment) held by the Company or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and the "Restricted Payments" covenant described below:

    (1) "Investment" shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

    (2) the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

    (3) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person or any redemption or repurchase of the Notes or other Indebtedness of the Company or any Restricted Subsidiary for cash constitute an Investment by the Company in such other Person.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest in the future); provided that in no event shall an operating lease be deemed to constitute a Lien.

  "Liquor License" means every license, franchise or other authorization required to serve liquor at any of casinos owned or operated by the Company or any of its Restricted Subsidiaries.

  "Moody's" means Moody's Investors Service, Inc. and its successors.

  "Net Cash Proceeds" means:

    (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold by the Company or any Restricted Subsidiary with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

    (A) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

    (B) provisions for all taxes (whether or not such taxes will actually be paid or are payable), including payments under any Tax Agreement, as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole;

    (C) payments made to repay Indebtedness other than Senior Indebtedness or any other obligation outstanding at the time of such Asset Sale that either
  (I) is secured by a Lien on the property or assets sold or (II) is required to be paid as a result of such sale; and

    (D) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

    (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold by the Company or any Restricted Subsidiary with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "New Casino" means the Suncoast Hotel and Casino.

  "Obligations" means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, damages or other liabilities payable under the documentation governing or otherwise in respect of any Indebtedness, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

  "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

    (1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

    (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

    (3) that any Note not tendered will continue to accrue interest pursuant to its terms;

    (4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

    (5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

    (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

    (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

  On the Payment Date, the Company shall:

    (1) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

    (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

    (3) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company.

  The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions for such Offer to Purchase, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations with respect to such Offer to Purchase by virtue thereof.

  "Old First Mortgage Notes" means the 13% First Mortgage Notes due 2002 and the 10 7/8% First Mortgage Notes due 2001 of the Company.

  "Operating" means, with respect to the New Casino, the first time that (i) all Gaming Licenses necessary to commence operations at the New Casino have been granted and have not been revoked or suspended, (ii) the project manager and the architect of the New Casino have delivered a certificate to the Trustee certifying that the New Casino is complete in all material respects in accordance with the plans and specifications therefor and all applicable building laws, ordinances and regulations, (iii) the New Casino is in a condition (including installation of furnishings, fixtures and equipment) to receive guests in the ordinary course of business, (iv) gaming and other operations in accordance with applicable law are open to the general public and are being conducted at the New Casino, (v) a permanent or temporary certificate of occupancy has been issued for the New Casino by Clark County, Nevada and
(vi) a notice of completion of the New Casino has been duly recorded.

  "Pari Passu Indebtedness" means all Indebtedness of the Company ranking pari passu in right of payment with the Notes.

  "Pass-through Entity" means any entity taxed as a partnership for federal income tax purposes, any disregarded entity for federal income tax purposes, including a qualified Subchapter S subsidiary, an S-Corporation, or any other entity whose items of income and deductions are passed through to its equityholders for federal income tax purposes and retain the same characteristics in the hands of such equityholders.

  "Permitted FF&E Financing" means Indebtedness of the Company or any of its Restricted Subsidiaries that is Incurred to finance the acquisition or lease after the date of the Indenture of newly acquired or leased furniture, fixtures or equipment ("FF&E") used directly in the operation of any of the Company's Casinos and secured by a Lien on such FF&E, which Indebtedness has a principal amount not to exceed 100% of the cost of the FF&E so purchased or leased.

  "Permitted Investment" means:

    (1) an Investment in the Company or a Restricted Subsidiary of the Company or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment;

    (2) Temporary Cash Investments;

    (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

    (4) advances and loans to employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business; provided that the aggregate amount of such Investments does not exceed $1.0 million;

    (5) stock, obligations or securities received in satisfaction of judgments, foreclosure of Liens or good faith settlement of litigation, disputes or other debts;

    (6) Investments in any Person the primary business of which is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries; provided that the aggregate amount of such Investments does not exceed $10.0 million;

    (7) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with the covenant "Asset Sales;"

    (8) Investments in Currency Agreements and Interest Rate Agreements with respect to Indebtedness otherwise permissible under the Indenture;

    (9) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business consistent with past practices and payable or dischargeable in accordance with customary terms; and

    (10) Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Company or for Capital Stock of Coast Resorts.

  "Permitted Junior Securities" means Capital Stock of the Company, any Restricted Subsidiary or any affiliate of or successor to the Company pursuant to a plan of reorganization or debt securities of the Company, any Restricted Subsidiary or any affiliate of or successor to the Company pursuant to a plan of reorganization that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness pursuant to the Indenture on the Closing Date, so long as
(i) the effect of the use of this defined term in the subordination provisions described under the caption "Subordination" is not to cause the Notes to be treated as part of (a) the same class of claims in any plan of reorganization as the Senior Indebtedness or (b) any class of claims in any plan of reorganization pari passu with, or senior to, the Senior Indebtedness for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Company and (ii) to the extent that any Senior Indebtedness outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, either (a) the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Indebtedness and which have been determined by the relevant court to have a value, as of the effective date of such plan of reorganization, of at least the value of such holder's interest in the estate's interest in such Senior Indebtedness.

  "Permitted Lender" means any Eligible Lender, any other Person that qualifies as a "qualified institutional buyer" pursuant to Rule 144A under the Securities Act, any purchaser of Indebtedness pursuant to Regulation S under the Securities Act and any purchaser of Indebtedness that is registered under the Securities Act.

  "Permitted Lien" means:

    (1) Liens securing Senior Indebtedness (including related Obligations) that is permitted to be incurred pursuant to the Indenture;

    (2) Liens existing on the date of the Indenture;

    (3) Liens for taxes, assessments or governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

    (4) banker's liens, rights of setoff and Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

    (5) Liens on the aircraft owned by the Company on the Closing Date (or any replacement aircraft) and on the Rancho Road Property to secure Indebtedness permitted by the terms of the Indenture under clause (1) of the second paragraph of the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant set forth below (and any Permitted Refinancing Indebtedness applied to the refinancing thereof);

    (6) Liens in favor of the Company or a Restricted Subsidiary;

    (7) Liens incurred to secure the purchase price or cost of construction or improvement of property, which Lien shall not cover any property other than that being acquired, purchased, improved or constructed;

    (8) any interest or title of a lessor under Capitalized Lease Obligations otherwise permitted under the Indenture;

    (9) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

    (10) Liens on property existing at the time of acquisition thereof by the Company or a Restricted Subsidiary;

    (11) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not yet due or that are bonded or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, in accordance with GAAP;

    (12) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default;

    (13) Liens securing obligations under Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business;

    (14) extensions, renewals or refunding of any Liens referred to in clauses (1) through (11) above, provided that the renewal, extension or refunding is limited to all or part of the property securing the original Lien; and

    (15) Liens in addition to the foregoing incurred in the ordinary course of business provided that the amount of the obligations secured by such Liens does not exceed in the aggregate $5.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or any of its Subsidiaries.

  "Permitted Tax Distribution" means (1) payments to Coast Resorts required to be made pursuant to the Tax Sharing Agreement and (2) if and for so long as the Company is treated as a Pass-through Entity, distributions to equityholders of the Company (or, if such equityholder is a Pass-through Entity, its equityholders) in an amount not to exceed the Tax Amount; provided that (A) prior to the first such distribution to equityholders, the Company delivers to the Trustee an opinion of counsel reasonably satisfactory to the Trustee confirming that (i) the Company is a Pass-through Entity and (ii) the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of the transaction pursuant to which the Company becomes a Pass-through Entity and will be subject to federal income tax in the same manner and at the same times as would have been the case if such transaction had not occurred and (B) prior to any such distribution, the Company delivers to the Trustee a certificate of the Company's Chief Financial Officer to the effect that the Company is a taxable as Pass-through Entity.

  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter.

  "Principals" means Michael J. Gaughan, J. Tito Tiberti, Jerry Herbst and Franklin Toti.

  "Project Costs" means, with respect to the development, construction or acquisition of any of the Company's Casinos not in existence on March 23, 1999, including the New Casino, or any expansion or refurbishment of an Existing Casino, as the case may be, the aggregate costs required to complete such development, construction and acquisition, including all direct costs related thereto such as construction management, architectural, engineering and interior design fees, site work, utility installations and hook-up fees, construction permits, certificates and bonds, land acquisition costs, costs of furniture, fixtures, furnishings, machinery and equipment, non-construction supplies and pre-opening payroll, but excluding principal or interest payments on any Indebtedness (other than interest which is required to be capitalized in accordance with GAAP, which shall be included in determining Project Costs).

  "Public Equity Offering" means an underwritten public offering of Coast Resorts common stock which is registered under the Securities Act and results in net proceeds to Coast Resorts of at least $20.0 million.

  "Rancho Road Property" means the approximately 29 acres of raw land owned by the Company on the Closing Date located at 4300 West Carey Avenue, North Las Vegas, Nevada.

  "Related Parties" means, with respect to any Principal, (i) any spouse, sibling, parent or lineal descendant of such Principal or any spouse of any such sibling or lineal descendant and (ii) any trust, corporation, partnership or other entity the beneficiaries, shareholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Person referred to in the immediately preceding clause (i).

  "Representative" means any agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness.

  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

  "Senior Indebtedness" means the following obligations of the Company or a Guarantor, whether outstanding on the Closing Date or thereafter Incurred:

    (1) all Indebtedness and all other Obligations (including, without limitation, expenses, fees, principal, interest, reimbursement obligations under letters of credit and indemnities payable in connection therewith) of the Company or a Guarantor under (or in respect of) the Credit Agreement or any amendments, restatements, modifications, renewals or replacements thereof or a Borrowing Facility or any Interest Rate Agreement or Currency Agreement relating to or otherwise in respect of the Indebtedness under the Credit Agreement or any amendments, restatements, modifications, renewals or replacements thereof or a Borrowing Facility; and

    (2) all other Indebtedness and all other monetary obligations of the Company (other than the Notes) or a Guarantor, including principal and interest on such Indebtedness, unless such Indebtedness or obligations, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness or obligation is issued, is pari passu with, or subordinated in right of payment to, the Notes, the Parent Guarantee or Subsidiary Guarantees, as the case may be.

  Notwithstanding anything to the contrary in clauses (1) and (2) above, Senior Indebtedness shall not include:

    (1) any Indebtedness of the Company or a Guarantor that, when Incurred, was without recourse to the Company or the Guarantor, as the case may be;

    (2) any Indebtedness of the Company to a Subsidiary or Affiliate of the Company;

    (3) any Indebtedness of the Company or a Guarantor, as the case may be, to the extent not permitted by the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant or the "Limitation on Senior Subordinated Indebtedness" covenant described below; provided that as to any Indebtedness under the Credit Agreement which exceeds the dollar limitations set forth in clause (1) of the definition of "Credit Facility" and any Indebtedness otherwise incurred pursuant to Credit Facilities which exceeds the dollar limitations set forth in clause (2) of the definition of "Credit Facility," no such violation shall be deemed to exist for purposes of this clause (3) if the lenders thereunder have obtained a legal opinion (which legal opinion, in the case of revolving Indebtedness, shall be given on the date of the credit commitment by such lenders with respect to such Indebtedness) to the effect that the issuance of such Indebtedness does not violate such covenant as of such date;

    (4) any repurchase, redemption or other obligation in respect of Disqualified Stock;

    (5) any Indebtedness to any employee of the Company or any of its Subsidiaries;

    (6) any liability for taxes owed or owing by the Company or any of its Subsidiaries or any amounts paid or payable under any Tax Agreement; and

    (7) any Trade Payables.

  "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Restricted Subsidiaries:

    (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries; or

    (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

  "Stated Maturity" means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

  "Subordinated Notes" means the promissory notes executed by Gold Coast Hotel and Casino, a Nevada limited partnership, in an aggregate principal amount not to exceed $2.0 million, as assumed by the Company.

  "Subsidiary" means, with respect to any Person, any corporation, association, business trust or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

  "Subsidiary Guarantor" means a future Subsidiary of the Company that executes a Subsidiary Guarantee pursuant to the "Subsidiary Guarantees" covenant set forth below, until released from that Subsidiary Guarantee in accordance with the Indenture.

  "Tax Agreement" means (1) the Tax Sharing Agreement and (2) if and for so long as the Company is treated as a Pass-through Entity, any agreement among the Company, Coast Resorts and the equityholders of the Company and Coast Resorts with respect to distributions of the Tax Amount.

  "Tax Amount" means, with respect to any period, the federal, state and local tax liability of equityholders of the Company (or, if such holder is a Pass-though Entity, its equityholders), assuming maximum rates, in respect of their direct or indirect interests in the Company for such period plus any additional amounts payable to such equityholders to cover taxes arising from ownership of such equity interests.

  "Tax Sharing Agreement" means that certain Tax Sharing Agreement dated January 30, 1996, among Coast Resorts, the Company and Coast West, Inc., as in existence on the date of the Indenture.

  "Temporary Cash Investment" means any of the following:

    (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

    (2) demand deposit accounts, time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and (unless such accounts, certificates or deposits are fully insured by the FDIC) has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

    (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

    (4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) by S&P;

    (5) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; and

    (6) other dollar denominated securities issued by any Person incorporated in the United States rated at least "A" or the equivalent by S&P or at least "A2" or the equivalent by Moody's and in each case either (A) maturing not more than one year after the date of acquisition or (B) which are subject to a repricing arrangement (such as a Dutch auction) not more than one year after the date of acquisition (and reprices at least yearly thereafter) which the Person making the investment believes in good faith will permit such Person to sell such security at par in connection with such repricing mechanism.

  "The Orleans" means The Orleans Hotel and Casino.

  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

  "Unrestricted Subsidiary" means:

    (1) any Subsidiary of the Company that is designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

    (2) any Subsidiary of an Unrestricted Subsidiary.

  The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that:

    (1) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

    (2) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Restricted Payments" covenant described below; and (III) if applicable, the "Incurrence" of Indebtedness and the "Investment" referred to in clause (1) of this proviso would be permitted under the "Limitation on Indebtedness and Issuances of Preferred Stock" and "Restricted Payments" covenants described below.

  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

    (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

    (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture.

  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

  "Wholly Owned Restricted Subsidiary" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares) by such Person or one or more Wholly Owned Restricted Subsidiaries of such Person.

Covenants

 Limitation on Indebtedness and Issuances of Preferred Stock

  The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and any Guarantees thereof issued on March 23, 1999, and other Indebtedness existing, on March 23, 1999) or issue any shares of Disqualified Stock or, in the case of any Restricted Subsidiary, issue any shares of preferred stock; provided, that the Company or any Restricted Subsidiary may Incur Indebtedness and the Company may issue Disqualified Stock if, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock, in each case after the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.0:1.

  Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

    (1) Indebtedness under the Credit Facility; provided that the aggregate principal amount of all Indebtedness outstanding pursuant to this clause
  (1) does not exceed $200.0 million;

    (2) Indebtedness owed (A) by a Restricted Subsidiary to the Company or
  (B) by the Company or a Restricted Subsidiary to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

    (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (1), (2), (4), (7), (8) or (9) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (3) if:

      (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes;

      (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes; and

      (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded;

  and provided further that in no event may Indebtedness of the Company that is pari passu with or subordinated in right of payment to the Notes be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (3);

    (4) Indebtedness (A) in respect of performance, surety or appeal bonds, completion guarantees or similar instruments provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (I) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (II) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or
  (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

    (5) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described below under "-- Legal Defeasance and Covenant Defeasance";

    (6) Indebtedness outstanding under Permitted FF&E Financings which are either (x) Non-Recourse Indebtedness of the Company and its Restricted Subsidiaries or (y) limited in principal amount, including all refinancings and replacements thereof, to $10.0 million at any one time outstanding secured by Liens described in clause (7) of the definition of "Permitted Liens;"

    (7) Indebtedness evidenced by letters of credit or similar instruments issued in the ordinary course of business of the Company or any Restricted Subsidiary including any such instrument to secure workers' compensation or other insurance coverage or security or lease deposits;

    (8) Indebtedness, in addition to Indebtedness permitted under clauses (1) through (7) above and (9) through (12) below, in an aggregate principal amount outstanding at any time not to exceed $15.0 million;

    (9) obligations under letters of credit, bonds and other surety arrangements posted by the Company or any Subsidiary of the Company in order to prevent the loss or material impairment of or to obtain a Gaming License or as otherwise required by an order of any Gaming Authority or by applicable law or regulation and consistent in character and amount with industry practice;

    (10) Indebtedness of the Company (and Guarantees thereof by the Subsidiaries of the Company that are Guarantors) Incurred to finance the expansion or refurbishment of an Existing Casino, provided, the aggregate principal amount of such Indebtedness at any time outstanding, together with any Indebtedness applied to the refinancing thereof, does not exceed the lesser of $20.0 million or 80% of the aggregate Project Costs of such expansion or refurbishment;

    (11) following the date on which the New Casino is operating, Indebtedness of the Company (and Guarantees thereof by the Subsidiaries of the Company that are Guarantors) Incurred to finance the expansion or refurbishment of an Existing Casino, provided the aggregate principal amount of such Indebtedness at any time outstanding, together with any Indebtedness applied to the refinancing thereof, does not exceed the lesser of $30.0 million or 80% of the aggregate Project Costs of such expansion or refurbishment; and

    (12) the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant.

  Notwithstanding any other provision of this "Limitation on Indebtedness and Issuances of Preferred Stock" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness and Issuances of Preferred Stock" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

  For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness and Issuances of Preferred Stock" covenant,

    (1) Indebtedness Incurred under the Credit Facility first shall be treated as Incurred pursuant to clause (1) of the second paragraph of this "Limitation on Indebtedness and Issuances of Preferred Stock" covenant to the full extent of Indebtedness permitted under such clause (it being understood that additional Indebtedness under the Credit Facility may be incurred to the full extent permitted under any other provision of the Indenture);

    (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; and

    (3) any Liens granted pursuant to the equal and ratable provisions referred to in the "Liens" covenant described below shall not be treated as Indebtedness.

For purposes of determining compliance with this "Limitation on Indebtedness and Issuances of Preferred Stock" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause
(1) of the preceding sentence), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

 No Senior Subordinated Indebtedness

  The Company will not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes. No Guarantor will Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness of such Guarantor unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Parent Guarantee or Subsidiary Guarantee, as the case may be, executed by such Guarantor.

 Liens

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless the Notes and the Subsidiary Guarantees are secured on an equal and ratable basis with the Indebtedness secured.

 Restricted Payments

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

    (1) declare or pay any dividend or make any distribution on or with respect to the Company's or any Restricted Subsidiaries' Capital Stock (other than (A) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (B) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries;

    (2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company;

    (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

    (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively "Restricted Payments")

if, at the time of, and after giving effect to, the proposed Restricted
Payment:

    (A) a Default or Event of Default shall have occurred and be continuing;

    (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant; or

    (C) the aggregate amount of all Restricted Payments (the amount of any Restricted Payment with a fair market value in excess of $1.0 million, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

      (I) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 1999 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant; plus

      (II) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes); plus

      (III) 100% of the aggregate capital contributions from Coast Resorts;
     plus

      (IV) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

  The foregoing provision shall not be violated by reason of:

    (1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

    (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant;

    (3) the repurchase, redemption or other acquisition of Capital Stock of the Company or a Restricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company or of Coast Resorts to the extent the net proceeds thereof are contributed to the Company (or options, warrants or other rights to acquire such Capital Stock);

    (4) the redemption or repurchase (and the payment of dividends by the Company to Coast Resorts to fund any redemption or repurchase by Coast Resorts) of any debt or equity securities of the Company, any Restricted Subsidiary or Coast Resorts required by, and in accordance with, any order of any Gaming Authority, provided that the Company has used its reasonable best efforts to effect a disposition of such securities to a third-party and has been unable to do so;

    (5) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company or a Restricted Subsidiary which is subordinated in right of payment to the Notes or the Subsidiary Guarantee executed by such Restricted Subsidiary in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company or of Coast Resorts to the extent the net proceeds thereof are contributed to the Company or of Coast Resorts to the extent the net proceeds thereof are contributed to the Company (or options, warrants or other rights to acquire such Capital Stock);

    (6) dividends or other payments to Coast Resorts in an aggregate amount not to exceed $500,000 per fiscal year to pay accounting, legal, corporate reporting and other administrative expenses of Coast Resorts in the ordinary course of business;

    (7) payments or distributions to dissenting stockholders (and the payment of dividends by the Company to Coast Resorts to fund any such payments) pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or Coast Resorts;

    (8) payments of amounts required for any repurchase, redemption, retirement or other acquisition of any Capital Stock of the Company or Coast Resorts (and the payment of dividends by the Company to Coast Resorts to fund any such payments) or any options or rights to acquire such Capital Stock of the Company or Coast Resorts owned by any director, officer or employee of the Company or its Subsidiaries pursuant to any management equity subscription agreement, stock option agreement or similar agreement, or otherwise upon the death, disability, retirement or termination of employment or departure from the Company; provided that the aggregate price paid for all such repurchased, redeemed, retired or acquired Capital Stock of the Company or options shall not exceed in the aggregate $2.0 million;

    (9) Investments in any Person so long as such Person is engaged in a line of business in which the Company is permitted to be engaged pursuant to the covenant described under "-- Covenants -- Line of Business" in an aggregate amount not to exceed $15.0 million;

    (10) Restricted Payments up to an amount equal to the Barbary Excess Net Cash Proceeds;

    (11) payments for the repurchase, redemption, retirement, defeasance or other acquisition of any of the Subordinated Notes in an aggregate amount not to exceed $2.0 million;

    (12) Permitted Tax Distributions;

    (13) dividends or other payments (and the payments of dividends by the Company to Coast Resorts to fund any such payments) to the former partners of the Gold Coast Hotel and Casino, a Nevada partnership, or the Barbary Coast Hotel and Casino, a Nevada partnership, in an aggregate amount not to exceed $1.5 million to pay income tax liability incurred as such partners and assessed after the date of the Indenture; or

    (14) Restricted Payments in an aggregate amount not to exceed $15.0 million.

provided that, except in the case of clauses (1), (4), (7), (8) and (13), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

  Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2), (6), (12) and (13) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (5) thereof) and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (5), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

    (2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

    (3) make loans or advances to the Company or any other Restricted Subsidiary; or

    (4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

  The foregoing provisions shall not restrict any encumbrances or restrictions:

    (1) existing on the Closing Date in the Credit Agreement, the Indenture or any other agreements in effect on the Closing Date, and any modifications, extensions, refinancings, renewals, substitutions or replacements of such agreements; provided that the encumbrances and restrictions in any such modifications, extensions, refinancings, renewals, substitutions or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being modified, extended, refinanced, renewed, substituted or replaced;

    (2) contained in any Indebtedness incurred under an agreement described in clause (2)(B)(i) of the definition of "Credit Facility" and any modifications, extensions, refinancings, renewals, substitutions or replacements of such agreement; provided that the encumbrances and restrictions in any such modifications, extensions, refinancings, renewals, substitutions or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect in such agreement;

    (3) existing under or by reason of applicable law;

    (4) contained in any agreement so long as such encumbrances and restrictions are no more restrictive than those contained in the Indenture;

    (5) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

    (6) in the case of clause (4) of the first paragraph of this "Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant,
  (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary, (D) existing by reason of customary provisions in leases entered into in the ordinary course of business or (E) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business.

    (7) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

    (8) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of any default contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings and (C) the Company believes that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes.

  Nothing contained in this "Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

 Limitation on the Issuance and Sale of Capital Stock of Wholly Owned Restricted Subsidiaries

  The Company will not, and will not permit any Restricted Subsidiary, to transfer, sell, convey or otherwise dispose of any shares of Capital Stock of a Wholly Owned Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) other than to the Company or one of its Wholly Owned Restricted Subsidiaries unless:

    (1) such transfer, sale, conveyance or disposition is of all of the Capital Stock of such Wholly Owned Subsidiary; and

    (2) the Net Cash Proceeds of any such transfer, sale, conveyance or disposition are applied in accordance with clause (A) or (B) of the "Asset Sales" covenant described below.

In addition, the Company will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

 Subsidiary Guarantees

  If a Restricted Subsidiary acquired or created after the date of the Indenture has at any time a Fair Market Value of more than $250,000, then that Restricted Subsidiary must execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture pursuant to which such Subsidiary will become a Subsidiary Guarantor, on a senior subordinated basis (pursuant to subordination provisions substantially similar to those described above under the caption "-- Subordination"), of the Company's payment obligations under the Notes and the Indenture; provided that the aggregate Fair Market Value of Restricted Subsidiaries of the Company that are not Subsidiary Guarantors will not at any time exceed $1.0 million.

 Redemption of the Old First Mortgage Notes

  On December 15, 2000, the Company redeemed all Old First Mortgage Notes then outstanding, as required by the Indenture.

 Construction of the New Casino

  Simultaneously with the closing of any transaction pursuant to which the Company may incur the Indebtedness referred to in clause (2) of the definition of "Credit Facility", the Company will provide to the Trustee:

    (1) a budget setting forth in reasonable detail all amounts to be expended in connection with the development, construction and opening the New Casino;

    (2) an Officers' Certificate certifying that to best of their knowledge after due inquiry;

      (A) based upon the Company's internal projections, the Company has sufficient funds, together with funds available under the Credit Facility, to cause the New Casino to be completed and operating within 21 months of the closing of any transaction pursuant to which the Company may incur the Indebtedness referred to in clause (2) of the definition of "Credit Facility"; and

      (B) the Company's internal projections with respect to the development, construction and opening of the New Casino are reasonable.

 Transactions with Affiliates

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Restricted Subsidiary, unless:

    (1) such transaction is on fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate; and

    (2) the Company delivers to the Trustee:

      (a) with respect to any transaction or series of related transactions the aggregate amount of which exceeds $2.0 million in value, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such transaction complies with this covenant and has been approved by a majority of the Independent Directors; and

      (b) with respect to any transaction or series of related transactions the aggregate amount of which exceeds $5.0 million in value, a written opinion of a nationally recognized accounting, appraisal or investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

  The foregoing limitation does not limit, and shall not apply to:

    (1) any employment or related agreement or arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business on terms customary in the hotel-casino industry;

    (2) transactions solely between or among the Company and any of its Restricted Subsidiaries;

    (3) payment of customary directors' fees and indemnities;

    (4) any Restricted Payments not prohibited by the "Restricted Payments" covenant and Investments permitted under clause (3) of the definition of "Permitted Investments";

    (5) any Tax Agreement; and

    (6) in the case of clause (2)(b) of the first paragraph of this covenant only, (i) any Construction and Design Contract approved by all of the Independent Directors and (ii) any amounts paid pursuant to any agreement or arrangement existing on the Closing Date between the Company and any of LGT

  Advertising, Las Vegas Dissemination, Inc., RJS, Inc. or Nevada Wallboards, Inc., and any renewals or replacements of any such agreement or arrangement, in each case with terms no less favorable to the Company than those in effect on the Closing Date.

 Asset Sales

  The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration (excluding contingent liabilities assumed by the transferee of any such assets) received consists of cash or Temporary Cash Investments or the assumption of Senior Indebtedness of the Company or a Subsidiary Guarantor, provided that the Company or such Restricted Subsidiary is irrevocably released from all liability under such Indebtedness. Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale (other than Barbary Excess Net Cash Proceeds), the Company shall or shall cause the relevant Restricted Subsidiary to (1) (A) apply an amount equal to such Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or a Subsidiary Guarantor or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in Capital Stock of a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (2) apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this "Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds." Pending application of such Net Cash Proceeds by the end of the relevant period, the Company and its Restricted Subsidiaries may use such Net Cash Proceeds to temporarily repay revolving Indebtedness.

  If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Asset Sales" covenant totals at least $10.0 million, the Company must commence, not later than the fifteenth Business Day of such month, an Offer to Purchase to the Holders and, to the extent required by the terms of any Pari Passu Indebtedness, an Offer to Purchase to all holders of such Pari Passu Indebtedness, the maximum principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price equal to 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest and Additional Interest, if any, to the Payment Date. If the aggregate principal amount of Notes and any such Pari Passu Indebtedness tendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and Pari Passu Indebtedness shall be purchased on a pro rata basis. Upon the completion of any such Offers to Purchase, the amount of Excess Proceeds shall be reset at zero.

 Repurchase of Notes upon a Change of Control

  The Company must commence, within 20 days of the occurrence of a Change of Control, and thereafter consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the Payment Date.

  There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time). The above covenant requiring the Company to repurchase the Notes will, unless consents are obtained, require the Company to repay all indebtedness then outstanding, including indebtedness under the Credit Agreement, which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

  The Company will not be required to make an Offer to Purchase pursuant to this covenant if a third party makes an Offer to Purchase in compliance with this covenant and repurchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

 Independent Directors

  Coast Resorts and the Company will each cause its Board of Directors to include at least two Independent Directors at all times.

 Line of Business

  The Company will not, and will not permit any Subsidiary which, for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries (in each case as set forth on the most recently available consolidated financial statements of the Company for such fiscal year) to, engage in any business other than the gaming and hotel businesses and such business activities as are incidental or related or complementary thereto.

 Payments for Consent

  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Commission Reports and Reports to Holders

  Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders:

    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

    (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

  If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

  In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports referred to in clauses (1) and (2) above with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

  Each of the following is an Event of Default:

    (1) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes, whether or not prohibited by the subordination provisions of the Indenture;

    (2) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

    (3) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "Covenants -- Merger, Consolidation or Sale of Assets," "Repurchase of Notes Upon a Change of Control," " --
   Asset Sales," " -- Restricted Payments" or " -- Limitation on Indebtedness and Issuances of Preferred Stock";

    (4) failure by the Company or any of its Restricted Subsidiaries for 45 days after notice to comply with any of the other agreements in the Indenture;

    (5) the occurrence with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $5.0 million or more in the aggregate for all such issues or all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (a) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

    (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

    (7) except as permitted by the Indenture, the Parent Guarantee or any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Parent Guarantee or Subsidiary Guarantee, as the case may be;

    (8) the revocation, termination, suspension or other cessation of effectiveness for a period of more than 90 consecutive days of any Gaming License that results in the cessation or suspension of gaming operations or any Liquor License that results in the cessation or suspension of the ability to serve liquor, in each case at any of The Orleans, Gold Coast, Barbary Coast, or New Casino (after it begins operations); provided that the Company may relinquish a Gaming License or Liquor License with respect to any of its hotel casinos other than The Orleans, the Gold Coast or the New Casino if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as applicable, both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders; and

    (9) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.

  Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on, all such Notes that have become due solely by such declaration of acceleration, have been cured or waived and the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

  The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

  A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

    (1) the Holder gives the Trustee written notice of a continuing Event of Default;

    (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

    (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

    (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

    (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder to receive payment of the principal of or premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

  The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Notes.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

Merger, Consolidation, or Sale of Assets

  The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless:

    (1) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture;

    (2) immediately after giving effect to such transaction, no Default or Event of Default exists;

    (3) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

    (4) immediately after giving effect to such transaction on a pro forma basis as if the transaction had occurred at the beginning of the applicable four-quarter period, the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant; and

    (5) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

  Notwithstanding the foregoing clause (3), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

Legal Defeasance and Covenant Defeasance

  The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of each Guarantor discharged with respect to its Parent Guarantee or Subsidiary Guarantee, as the case may be ("Legal Defeasance") except for:

    (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

    (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

    (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the Indenture.

  In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and each Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

    (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (4) no Default or Event of Default shall have occurred and be continuing either: (A) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (B) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit and receipt of good and readily available funds;

    (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

    (6) the Company must have delivered to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, after the 91st day following the deposit and receipt of good and readily available funds, the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of the Company or subject to the "automatic stay" under the Bankruptcy Code or, in the case of Covenant Defeasance, will be subject to a first priority perfected Lien in favor of the trustee for the benefit of the Holders;

    (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

    (8) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

  The Indenture will cease to be of further effect, except as to:

    (1) surviving rights of registration of transfer or exchange of the Notes;

    (2) covenants relating to payment of the Notes, maintenance of an office or agency of the Company in New York City, waiver of stay, extension and usury laws by the Company and the Guarantors and corporate existence of the Company;

    (3) provisions regarding reinstatement of the Indenture in certain circumstances; and

    (4) Coast Resorts' obligations under the Parent Guarantee and the obligations of any Subsidiary Guarantor under its Subsidiary Guarantee and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when:

    (a) either:

      (i) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that are subject to defeasance as described under " -- Legal Defeasance and Covenant Defeasance") have been delivered to the Trustee for cancellation; or

      (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within 45 days or (C) are to be called for redemption within 45 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose, together with a statement by the Company that such deposit is irrevocable, in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest and Additional Interest, if any, on the Notes to the date of such deposit (in case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

    (b) the Company has paid or caused to be paid all sums payable under the Indenture by the Company; and

    (c) the Company and each Guarantor have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Amendment, Supplement and Waiver

  Except as provided below, the Indenture, the Notes, the Parent Guarantee or any Subsidiary Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes, the Parent Guarantee or any Subsidiary Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

    (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

    (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the captions "Covenants -- Repurchase of Notes Upon a Change in Control" and "Covenants -- Asset Sales");

    (3) reduce the rate of or change the time for payment of interest on any Note;

    (4) waive a Default or Event of Default in the payment of principal of or premium, interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

    (5) make any Note payable in money other than that stated in the Notes;

    (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, interest or Additional Interest, if any, on the Notes;

    (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the captions "Covenants -- Repurchase of Notes Upon a Change in Control" and
  "Covenants -- Asset Sales"); or

    (8) make any change in the preceding amendment and waiver provisions.

  Notwithstanding the preceding, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture, the Notes, the Parent Guarantee or any Subsidiary Guarantee:

    (1) to cure any ambiguity, defect or inconsistency;

    (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

    (3) to provide for the assumption of the Company's obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

    (4) to provide for additional Subsidiary Guarantees or for the release of a Guarantor in compliance with the Indenture;

    (5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; or

    (6) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

  The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

  After an amendment under the Indenture becomes effective, the Company is required to mail to Holders of the Notes a notice briefly describing such amendment. However, the failure of any Holder to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

Transfer and Exchange

  A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

  The registered Holder of a Note will be treated as the owner of it for all purposes.

No Personal Liability of Directors, Officers, Employees and Stockholders

  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Parent Guarantee or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Concerning the Trustee

  If the Trustee becomes a creditor of the Company or any Guarantor, its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise will be limited. The Trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

  Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to Coast Hotels and Casinos, Inc., 4500 West Tropicana Avenue, Las Vegas, Nevada, 89103, Attention: Chief Financial Officer.

Book Entry; Delivery and Form

  The Notes have been offered and sold to qualified institutional buyers ("QIBs") in reliance on Rule 144A. Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

  The Notes that are issued as described below under "-- Exchange of Book-Entry Notes for Certificated Notes" will be issued in definitive form. Notes held in definitive form will be subject to certain restrictions on transfer set forth therein and will bear the legend regarding such restrictions set forth under the heading "Transfer Restrictions" herein.

  The Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

  The Notes (including beneficial interests in the Global Notes) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Transfer Restrictions." In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

  Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

 Depository Procedures

  The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Placement Agents), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Company that, pursuant to procedures established by it, (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Placement Agents with portions of the principal amount of the Global Notes and (2) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

  Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  Except as described below, owners of interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

  Payments in respect of the principal of, and premium, if any, Additional Interest, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or
(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Interest in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "-- Same Day Settlement and Payment."

  Subject to the transfer restrictions set forth under "Transfer Restrictions," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

  DTC has advised the Company that it will take any action permitted to be taken by a Holder only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

 Exchange of Book-Entry Notes for Certificated Notes

  A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if (1) DTC (A) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary or (B) has ceased to be a clearing agency registered under the Exchange Act, (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (3) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon compliance with procedures set forth in the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Transfer Restrictions," unless the Company determines otherwise in compliance with applicable law.

 Exchange of Certificated Notes for Book-Entry Notes

  Notes issued in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Transfer Restrictions."

 Same Day Settlement and Payment

  The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Additional Interest, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

  The following is a general discussion of United States federal tax consequences associated with the exchange of the outstanding additional notes for the exchange notes and of the ownership and disposition of the exchange notes by an initial beneficial owner of the exchange notes. The discussion below is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority and administrative rulings and practice, any of which may be altered with retroactive effect thereby changing the federal tax consequences discussed below. The tax treatment of the holders of the exchange notes may vary depending upon their particular situations. In addition, certain other holders, including insurance companies, tax exempt organizations, financial institutions and broker-dealers, may be subject to special rules not discussed below. We will not seek a ruling from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed in this prospectus and there can be no assurance that the IRS will not challenge one or more of the tax consequences described below. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of exchange notes, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction and the possible effects on you of changes in U.S. federal or other tax laws.

The Exchange Offer

  The exchange of outstanding additional notes for exchange notes pursuant to this exchange offer should not be treated as an "exchange" for United States federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the outstanding additional notes. Rather, any exchange notes received by you should be treated as a continuation of your investment in the outstanding additional notes. As a result, there should be no United States federal income tax consequences to you resulting from the exchange offer. In addition, you should have the same adjusted issue price, adjusted basis, and holding period in the exchange notes as you had in the outstanding additional notes immediately prior to the exchange.

Non-United States Holders

  The following is a general discussion of United States federal income and estate tax consequences of the acquisition, ownership, and disposition of the exchange notes by an initial beneficial owner of the exchange notes that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). United States persons acquiring the exchange notes are subject to different rules than those discussed below. For purposes of this discussion, a "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source or a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. "United States" refers to the United States of America, including the States and the District of Columbia, and United States possessions, which include, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island, and Northern Mariana Islands.

United States Federal Withholding Tax

  The 30% United States federal withholding tax will not apply to any payment of principal, interest (including original issue discount) or premium made to Non-U.S. Holders provided that:

  . you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the United States Treasury regulations;

  . you are not a controlled foreign corporation that is related to us through stock ownership;

  . you are not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of business; and

  . you provide your name and address on an IRS Form W-8BEN (or successor form), and certify, under penalty of perjury, that you are not a U.S. person or

  . a financial institution holding the notes on your behalf certifies, under penalty of perjury, that it has received an IRS Form W-8BEN (or successor form) from the beneficial owner and provides us with a copy.

  If you cannot satisfy the requirements described above, payments of premium and interest (including original issue discount) made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

  The 30% United States federal withholding tax will generally not apply to any gain that you realize on the sale, exchange, or other disposition of the notes.

United States Federal Estate Tax

  Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Code and the United States Treasury Regulations) and (2) interest on that note would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

United States Federal Income Tax

  If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on the interest on a net income basis (although exempt from the 30% withholding tax) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on notes will be included in earnings and profits if so effectively connected.

  Any gain realized on the sale, exchange, or redemption of notes generally will not be subject to United States. federal income tax unless:

  . that gain or income is effectively connected with the conduct of a trade or business in the United States by you, or

  . you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding

  In general, you will not be subject to information reporting and backup withholding with respect to payments that we make to you provided that we do not have actual knowledge that you are a U.S. person and we have received from you the statement described above under "United States Federal Withholding Tax."

  In addition, you will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

  Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

  Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding exchange notes where such outstanding exchange notes were acquired as a result of market-making activities or other trading activities.

  We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  We will promptly send additional copies of this prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify original holders of the outstanding exchange notes, including any broker-dealers, against certain liabilities, including certain liabilities under the Securities Act.

                                 LEGAL MATTERS

  The validity of the exchange notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, Los Angeles, California, and by McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP, Reno, Nevada.

                                    EXPERTS

  The financial statements of Coast Hotels and Casinos, Inc. as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The consolidated financial statements of Coast Resorts, Inc. as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                         COAST HOTELS AND CASINOS, INC.

                                                                            Page
                                                                            ----
Report of Independent Accountants.........................................   F-2
Balance Sheets of Coast Hotels and Casinos, Inc. as of December 31, 1998
 and 1999.................................................................   F-3
Statements of Operations of Coast Hotels and Casinos, Inc. for the years ended
 December 31, 1997 and 1998 and 1999......................................   F-4
Statements of Stockholder's Equity of Coast Hotels and Casinos, Inc. for
 the years ended
 December 31, 1997 and 1998 and 1999......................................   F-5
Statements of Cash Flows of Coast Hotels and Casinos, Inc. for the years ended
 December 31, 1997 and 1998 and 1999......................................   F-6
Notes to Financial Statements.............................................   F-7
Condensed Balance Sheets of Coast Hotels and Casinos, Inc. as of December
 31, 1999 and September 30, 2000 (Unaudited)..............................  F-21
Condensed Statements of Operations of Coast Hotels and Casinos, Inc. for
 the Nine Months ended September 30, 1999 and 2000 (Unaudited)............  F-22
Condensed Statements of Cash Flows of Coast Hotels and Casinos, Inc. for
 the Nine Months ended September 30, 1999 and 2000 (Unaudited)............  F-23
Notes to Financial Statements.............................................  F-24

                   COAST RESORTS, INC. (PARENT COMPANY ONLY)

Report of Independent Accountants.........................................  F-27
Balance Sheets of Coast Resorts, Inc. (parent company only) as of December
 31, 1998 and 1999
 and September 30, 2000 (Unaudited).......................................  F-28
Statements of Operations of Coast Resorts, Inc. (parent company only) for the years ended
 December 31, 1997, 1998 and 1999 and for the Nine Months ended September
 30, 1999 and 2000 (Unaudited)............................................  F-29
Statements of Stockholders' Equity of Coast Resorts, Inc. (parent company only) for the years ended
 December 31, 1997, 1998 and 1999 and for the Nine Months ended September
 30, 2000
 (Unaudited)..............................................................  F-30
Statements of Cash Flows of Coast Resorts, Inc. (parent company only) for the years ended
 December 31, 1997, 1998 and 1999 and for the Nine Months ended September
 30, 1999 and 2000 (Unaudited)............................................  F-31
Notes to Financial Statements.............................................  F-32

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Directors and Stockholder of
Coast Hotels and Casinos, Inc.

  In our opinion, the accompanying balance sheets and the related statements of operations, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Coast Hotels and Casinos, Inc. (a wholly owned subsidiary of Coast Resorts, Inc.) at December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Las Vegas, Nevada
February 4, 2000

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                                 BALANCE SHEETS
                           December 31, 1998 and 1999
                   (dollars in thousands, except share data)

                                                                1998     1999
                                                              -------- --------
ASSETS
Current Assets:
  Cash and cash equivalents.................................. $ 41,595 $ 38,616
  Accounts receivable, less allowance for doubtful accounts
   $594 (1998) and $842 (1999)...............................    4,301    4,212
  Inventories................................................    4,912    5,481
  Due from Coast Resorts.....................................      --     2,863
  Prepaid expenses...........................................    6,037    6,324
  Other current assets.......................................    3,293    4,321
                                                              -------- --------
Total current assets.........................................   60,138   61,817
Property and equipment, net..................................  301,252  337,704
Other assets.................................................    5,644    8,652
                                                              -------- --------
                                                              $367,034 $408,173
                                                              ======== ========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
  Accounts payable........................................... $  9,888 $ 11,738
  Accrued liabilities........................................   25,338   32,781
  Due to Coast Resorts.......................................    1,353      --
  Construction accounts payable..............................      --     8,304
  Current portion of long-term debt..........................    7,905    2,473
                                                              -------- --------
Total current liabilities....................................   44,484   55,296
Long-term debt, less current portion.........................  199,954  234,766
Deferred income taxes........................................    6,654    4,222
Deferred rent................................................   13,024   16,732
                                                              -------- --------
Total Liabilities............................................  264,116  311,016
                                                              -------- --------
Commitments and Contingencies
Stockholder's Equity:
  Common stock, $1.00 par value, 25,000 shares authorized,
   1,000 shares issued and outstanding.......................        1        1
  Additional paid-in capital.................................   86,903   86,903
  Retained earnings..........................................   16,014   10,253
                                                              -------- --------
  Total Stockholder's Equity.................................  102,918   97,157
                                                              -------- --------
                                                              $367,034 $408,173
                                                              ======== ========

   The accompanying notes are an integral part of these financial statements.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                            STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 1997, 1998 and 1999
                             (dollars in thousands)

                                                    1997      1998      1999
                                                  --------  --------  --------
Operating Revenues:
Casino........................................... $211,026  $242,992  $265,753
Food and beverage................................   61,724    66,503    72,697
Hotel............................................   28,095    28,443    30,296
Other............................................   19,994    26,421    29,110
                                                  --------  --------  --------
  Gross operating revenues.......................  320,839   364,359   397,856
Less: promotional allowances.....................  (26,956)  (31,996)  (35,325)
                                                  --------  --------  --------
  Net operating revenues.........................  293,883   332,363   362,531
                                                  --------  --------  --------
Operating Expenses:
Casino...........................................  114,932   127,512   131,402
Food and beverage................................   50,129    47,278    50,923
Hotel............................................   12,623    11,856    12,923
Other............................................   19,516    22,458    25,041
General and administrative.......................   54,351    55,879    60,445
Pre-opening expenses.............................      --        --        235
Land lease.......................................    2,100     3,190     3,770
Deferred (non-cash) rent.........................    2,378     3,198     2,918
Depreciation and amortization....................   18,278    20,607    21,613
                                                  --------  --------  --------
  Total operating expenses.......................  274,307   291,978   309,270
                                                  --------  --------  --------
  Operating income...............................   19,576    40,385    53,261
                                                  --------  --------  --------
Other Income (Expenses):
Interest expense:
  Related parties................................     (148)      --        --
  Other..........................................  (26,194)  (27,323)  (22,503)
Interest income..................................       98       695       450
Interest capitalized.............................    1,016        58       612
Gain (loss) on disposal of equipment.............      919       168      (192)
                                                  --------  --------  --------
  Total other income (expenses)..................  (24,309)  (26,402)  (21,633)
                                                  --------  --------  --------
Income (loss) before income taxes and
 extraordinary item..............................   (4,733)   13,983    31,628
Provision (benefit) for income taxes.............   (1,401)    5,225    10,382
                                                  --------  --------  --------
Income (loss) before extraordinary item..........   (3,332)    8,758    21,246
Extraordinary item, loss on early retirement of
 debt, net of applicable income tax benefit
 ($14,543).......................................      --        --    (27,007)
                                                  --------  --------  --------
Net income (loss)................................ $ (3,332) $  8,758  $ (5,761)
                                                  ========  ========  ========

   The accompanying notes are an integral part of these financial statements.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                       STATEMENTS OF STOCKHOLDER'S EQUITY
             For the Years Ended December 31, 1997, 1998, and 1999
                             (dollars in thousands)

                                    Common Stock  Additional
                                    -------------  Paid-In   Retained
                                    Shares Amount  Capital   Earnings   Total
                                    ------ ------ ---------- --------  --------
Balances at December 31, 1996...... 1,000   $ 1    $95,858   $ 4,819   $100,678
  Net loss.........................   --     --        --     (3,332)    (3,332)
                                    -----   ---    -------   -------   --------
Balances at December 31, 1997...... 1,000     1     95,858     1,487     97,346
Transfer of Coast West, Inc. to
 Coast Hotels by Coast Resorts,
 Inc...............................   --     --     (8,955)    5,769     (3,186)
  Net income.......................   --     --        --      8,758      8,758
                                    -----   ---    -------   -------   --------
Balances at December 31, 1998...... 1,000     1     86,903    16,014    102,918
  Net loss.........................   --     --        --     (5,761)    (5,761)
                                    -----   ---    -------   -------   --------
Balances at December 31, 1999...... 1,000   $ 1    $86,903   $10,253   $ 97,157
                                    =====   ===    =======   =======   ========


   The accompanying notes are an integral part of these financial statements.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                            STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1997, 1998 and 1999
                             (dollars in thousands)

                                                  1997      1998      1999
                                                --------  --------  ---------
Cash flows from operating activities:
Net income (loss).............................. $ (3,332) $  8,758  $  (5,761)
                                                --------  --------  ---------
Adjustments to reconcile net income (loss) to
 net cash provided by operating activities:
  Depreciation and amortization................   18,278    20,607     21,613
  Provision for bad debts......................    1,935     1,490        248
  Loss on early retirement of debt.............      --        --      41,550
  Loss (gain) on disposal of equipment.........     (919)     (168)       192
  Deferred rent................................    2,378     3,198      3,708
  Deferred income taxes........................      789       876     (3,099)
  Amortization of original issue discount......      616       706        124
(Increase) decrease in operating assets:
  Accounts receivable..........................   (1,773)      915       (159)
  Refundable income taxes......................   (1,127)    1,772        --
  Inventories..................................    1,279       173       (569)
  Prepaid expenses and other assets............   (1,493)    2,463         20
Increase (decrease) in operating liabilities:
  Accounts payable.............................   (2,727)      781      1,850
  Accrued liabilities..........................    2,142    (2,313)     7,443
                                                --------  --------  ---------
Total adjustments..............................   19,378    30,500     72,921
                                                --------  --------  ---------
Net cash provided by operating activities......   16,046    39,258     67,160
                                                --------  --------  ---------

Cash flows from investing activities:
Capital expenditures, net of amounts in
 accounts payable..............................  (57,736)  (15,492)   (49,242)
Proceeds from sale of equipment................    1,070       168        437
                                                --------  --------  ---------
Net cash used in investing activities..........  (56,666)  (15,324)   (48,805)
                                                --------  --------  ---------

Cash flows from financing activities:
Proceeds from issuance of long-term debt, net
 of issuance costs.............................   19,569       --     167,808
Early retirement of debt.......................      --        --    (223,017)
Principal payments on long-term debt...........   (7,913)   (8,097)   (15,545)
Proceeds from borrowings under bank line of
 credit, net of financing costs................      --        --      67,637
Repayments of borrowings under bank line of
 credit........................................      --        --     (14,000)
Advances to Coast Resorts......................   (3,165)   (3,668)    (4,217)
                                                --------  --------  ---------
Net cash provided by (used in) financing
 activities....................................    8,491   (11,765)   (21,334)
                                                --------  --------  ---------
Net increase (decrease) in cash and cash
 equivalents...................................  (32,129)   12,169     (2,979)
Cash and cash equivalents, at beginning of
 year..........................................   61,555    29,426     41,595
                                                --------  --------  ---------
Cash and cash equivalents, at end of year...... $ 29,426  $ 41,595  $  38,616
                                                ========  ========  =========

   The accompanying notes are an integral part of these financial statements.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

Note 1 -- Background Information and Basis of Presentation

 Background Information

  Coast Hotels and Casinos, Inc. (the "Company" or "Coast Hotels") is a Nevada corporation and a wholly owned subsidiary of Coast Resorts, Inc. ("Coast Resorts"), which is also a Nevada corporation. Coast Hotels was formed in September 1995 and owns and operates the following hotel-casinos in Las Vegas,
Nevada:

  Gold Coast Hotel and Casino, which is located approximately one mile west of the Las Vegas Strip on Flamingo Road.

  Barbary Coast Hotel and Casino, which is located on the Las Vegas Strip.

  The Orleans Hotel and Casino, which is located approximately one mile west of the Las Vegas Strip on Tropicana Avenue. The Orleans opened for business on December 18, 1996.

  The Company began construction of a fourth hotel-casino, the Suncoast, in July 1999.

 Basis of Presentation

  The financial statements include the accounts of Coast Hotels and, from July 21, 1998 through March 22, 1999, its subsidiary Coast West. On March 23, 1999 Coast West was merged into the Company, leaving no subsidiaries of Coast Hotels. All intercompany balances and transactions have been eliminated for all periods presented.

Note 2 -- Summary of Significant Accounting Policies

 Inventories

  Inventories, which consist primarily of food and beverage, liquor store, and gift shop merchandise, are valued at the lower of cost or market value (which is determined using the first-in, first-out and the average cost methods) except for the base stocks of bar glassware and restaurant china which are stated at original cost with subsequent replacements charged to expense.

 Original Issue Discount and Debt Issue Costs

  Original issue discount is amortized over the life of the related indebtedness using the effective interest method. Costs associated with the issuance of debt are deferred and amortized over the life of the related indebtedness also using the effective interest method.

 Property, Equipment and Depreciation

  Property and equipment are stated at cost. Expenditures for additions, renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is included in income. Depreciation is computed by the straight-line method over the estimated useful lives of property and equipment, which range from 5 to 15 years for equipment and up to 40 years for buildings and improvements.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                   NOTES TO FINANCIAL STATEMENTS (continued)


  During construction, Coast Hotels capitalizes interest and other direct and indirect development costs. Interest is capitalized monthly by applying the effective interest rate on certain borrowings to the average balance of expenditures. The interest that was capitalized was $1,016,000 (1997), $58,000
(1998) and $612,000 (1999).

 Pre-opening and Related Promotional Expense

  Prior to January 1, 1999, costs associated with the opening of new hotel-casinos or major additions to an existing hotel-casino, including personnel, training, certain marketing and other costs, were capitalized and charged to expense over management's estimate of the period of economic benefit associated with such costs. Management believes that such period, with respect to major hotel-casinos, is within one fiscal quarter of the date of opening. Effective January 1, 1999, pre-opening costs are expensed as incurred, including $235,000 expensed in 1999 in connection with development of the Suncoast. There were no capitalized pre-opening costs at December 31, 1997 or 1998.

 Valuation of Long-Lived Assets

  Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances warrant such a review. The carrying value of a long-lived or intangible asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

 Advertising Costs

  Costs for advertising are expensed as incurred, except costs for direct-response advertising, which are capitalized and amortized over the period of the related program. Direct-response advertising costs consist primarily of mailing costs associated with direct mail programs. Capitalized advertising costs were immaterial at December 31, 1998 and 1999. Advertising expense was approximately $7.5 million, $6.0 million and $5.4 million for the years ended December 31, 1997, 1998 and 1999, respectively.

 Casino Revenue

  In accordance with common industry practice, the Company recognizes as casino revenue the net win from gaming activities, which is the difference between amounts wagered and amounts paid to winning patrons.

 Deferred Revenue

  Wagers received on all sporting events are recorded as a liability until the final outcome of the event when the payoffs, if any, can be determined.

 Progressive Jackpot Payouts

  The Company has a number of progressive slot machines, progressive poker games and a progressive keno game. As coins are played on the progressive slot machines, the amount available to win increases, to be paid out when the appropriate jackpot is hit. The keno game and poker game payouts also increase with the amount of play, to be paid out when hit. In accordance with common industry practice, the Company has recorded the progressive jackpot as a liability with a corresponding charge against casino revenue.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                   NOTES TO FINANCIAL STATEMENTS (continued)


 Promotional Allowances

  The retail value of hotel accommodations and food and beverage items provided to customers without charge is included in gross revenues and then deducted as promotional allowances, to arrive at net revenues. The estimated cost of providing these complimentary services is as follows for the years ended December 31, 1997, 1998 and 1999:

                                                             December 31,
                                                        -----------------------
                                                         1997    1998    1999
                                                        ------- ------- -------
                                                            (in thousands)
   Hotel............................................... $ 2,023 $ 2,497 $ 2,167
   Food and beverage...................................  23,187  25,552  28,593
                                                        ------- ------- -------
     Total cost of promotional allowances.............. $25,210 $28,049 $30,760
                                                        ======= ======= =======

  The cost of promotional allowances has been allocated to expense as follows for the years ended December 31, 1997, 1998 and 1999:

                                                              December 31,
                                                         -----------------------
                                                          1997    1998    1999
                                                         ------- ------- -------
                                                             (in thousands)
   Casino............................................... $22,280 $25,290 $28,106
   Other................................................   2,930   2,759   2,654
                                                         ------- ------- -------
                                                         $25,210 $28,049 $30,760
                                                         ======= ======= =======

 Slot Club Promotion

  The Company has established promotional clubs to encourage repeat business from frequent and active slot machine customers. Members in the clubs earn points based on slot activity accumulated in the members' account. Points can be redeemed for certain consumer products (typically household appliances), travel, food and beverage or cash. The Company accrues for slot club points expected to be redeemed in the future based on the average cost of items expected to be redeemed.

 Income Taxes

  Coast Hotels is included in the consolidated federal income tax return filed by Coast Resorts. Coast Hotels' tax allocation is based on the amount of tax it would incur if it filed a separate return. Coast Resorts will pay Coast Hotels an amount equal to the tax benefit arising from the utilization of net operating losses of Coast Hotels to the extent that such losses result in a reduction in the amount of tax payable by Coast Resorts.

  Coast Hotels accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109 deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                   NOTES TO FINANCIAL STATEMENTS (continued)

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with a remaining maturity at acquisition of three months or less to be cash equivalents. Cash in excess of daily requirements is typically invested in U.S. Government-backed repurchase agreements with maturities of 30 days or less. Such investments are generally made with major financial institutions having a high credit rating. At times, the Company's cash deposited in financial institutions may be in excess of federally insured limits. These instruments are stated at cost, which approximates fair value because of their short maturity.

 Short-term Investments

  Short-term investments purchased with an original maturity of over three months but less than one year are stated at cost, which approximates fair value because of their short maturity. There were no short-term investments at December 31, 1998 or 1999.

 Concentration of Credit Risk

  The Company extends credit to patrons after background checks and investigations of creditworthiness and does not require collateral. The Company has a concentration of credit risk in Southern Nevada. The Company records provisions for potential credit losses and such losses have been within management's expectations. Management believes that as of December 31, 1999, no significant concentration of credit risk exists for which an allowance has not already been determined and recorded.

 Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Stock Options

  The Financial Accounting Standards Board has issued Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). This Statement defines a fair value based method of accounting for an employee stock option in which companies account for stock options by recognizing, as compensation expense in the statement of operations, the fair value of stock options granted over the vesting period of the option. The statement also permits companies to continue accounting for stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). The Company has elected to account for stock options under APB No. 25 and will disclose the pro forma impact on net income and earning per share as if the Company had used the fair value method recommended by SFAS No. 123.

 Reclassifications

  Certain amounts in the 1997 and 1998 financial statements have been reclassified to conform with the 1999 presentation.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                   NOTES TO FINANCIAL STATEMENTS (continued)


Note 3 -- Property and Equipment

  Major classes of property and equipment consist of the following as of December 31, 1998 and 1999:

                                                              December 31,
                                                           --------------------
                                                             1998       1999
                                                           ---------  ---------
                                                             (in thousands)
   Building............................................... $ 233,570  $ 241,605
   Furniture and fixtures.................................   146,175    162,961
                                                           ---------  ---------
                                                             379,745    404,566
   Less accumulated depreciation..........................  (100,369)  (118,249)
                                                           ---------  ---------
                                                             279,376    286,317
   Land...................................................    15,232     15,232
   Construction in progress...............................     6,644     36,155
                                                           ---------  ---------
   Net property and equipment............................. $ 301,252  $ 337,704
                                                           =========  =========

Note 4 -- Leases

  The Barbary Coast building is located on land that is leased. The lease term runs through May 2003 with a purchase option and two 30-year renewal options. In addition, the parking lot adjacent to the building is being leased under a 10-year lease that runs through January 2003. Annual rental payments under these leases total $300,000.

  During December 1995, Coast Hotels entered into a ground lease for the land underlying the Orleans. The land is owned by The Tiberti Company, a Nevada general partnership, of which a stockholder of Coast Resorts is the managing partner. The stockholder is also the president and a director and stockholder of the general contractor for the construction of the Orleans, as more fully described in Note 10. The lease provides for an initial term of fifty years with a twenty-five year renewal option and includes a purchase option, exercisable by Coast Hotels, at fair market value during the twentieth and twenty-first years of the lease. Lease payments range from $175,000 to $250,000 per month during the first sixteen years of the lease increasing by 3% per annum thereafter. The total amount of the base rent payments on the Orleans lease is being charged to expense on the straight-line method over the term of the lease. Coast Hotels has recorded deferred rent to reflect the excess of rent expense over cash payments since the inception of the lease.

  The Suncoast lease was entered into in September 1995 for a parcel of land located in the western area of Las Vegas to be used for future development opportunities. The Suncoast lease term runs through December 31, 2055, with three 10-year renewal options. Monthly payments started at $166,667 for the year ended December 31, 1995. Thereafter, the monthly rent increases by the amount of $5,000 in January of each year. The lease includes a put option exercisable by the landlord requiring the purchase of the land at fair market value at the end of the 20th through 24th years of the lease, provided that the purchase price shall not be less than ten times, nor more than fifteen times, the annual rent at such time. Based on the terms of the lease, the potential purchase price commitment ranges from approximately $31,000,000 to approximately $51,000,000 in the years 2014 through 2018. The total amount of the base rent payments on the Suncoast lease are being charged to expense (or capitalized during the construction period) on the straight-line method over the term of the lease. Coast Hotels has recorded deferred rent to reflect the excess of rent expense over cash payments since the inception of the lease.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                   NOTES TO FINANCIAL STATEMENTS (continued)


 Future Minimum Lease Payments

  The following is an annual schedule of future minimum cash lease payments required under operating leases that have initial or remaining noncancelable terms in excess of one year as of December 31, 1999:

                                Operating Leases

     Year Ending December 31,                                        Payments
     ------------------------                                     --------------
                                                                  (in thousands)
     2000........................................................    $  5,000
     2001........................................................       5,060
     2002........................................................       5,370
     2003........................................................       5,363
     2004........................................................       5,240
     Later years.................................................     410,571
                                                                     --------
       Total minimum lease payments..............................    $436,604
                                                                     ========

 Rent Expense

  Rent expense for the years ended December 31, 1997, 1998 and 1999 is as follows:

                                                                December 31,
                                                            --------------------
                                                             1997   1998   1999
                                                            ------ ------ ------
                                                               (in thousands)
     Occupancy rentals..................................... $4,777 $6,688 $6,688
     Other equipment.......................................    900    115    120
                                                            ------ ------ ------
                                                            $5,677 $6,803 $6,808
                                                            ====== ====== ======

Note 5 -- Accrued Liabilities

  Major classes of accrued liabilities consist of the following as of December 31, 1998 and 1999:

                                                                 December 31,
                                                                ---------------
                                                                 1998    1999
                                                                ------- -------
                                                                (in thousands)
     Slot club liability....................................... $ 7,548 $ 8,007
     Compensation and benefits.................................   7,318   9,118
     Progressive jackpot payouts...............................   4,511   4,380
     Customer deposits and unpaid winners......................   2,640   3,524
     Deferred sports book revenue..............................     914   1,229
     Taxes.....................................................     575     713
     Accrued interest expense..................................   1,207   4,323
     Outstanding chip and token liability......................     363   1,051
     Other.....................................................     262     436
                                                                ------- -------
                                                                $25,338 $32,781
                                                                ======= =======

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                   NOTES TO FINANCIAL STATEMENTS (continued)


Note 6 -- Long-Term Debt

  Long-term debt consists of the following as of December 31, 1998 and 1999:

                                                                December 31,
                                                              -----------------
                                                                1998     1999
                                                              -------- --------
                                                               (in thousands)
   Related parties:
   7.5% notes, payable in monthly installments of interest
    only, with all principal and any unpaid interest due
    December 31, 2001. The notes are uncollateralized and
    are payable to the former partners of Barbary Coast and
    Gold Coast..............................................   $ 1,975  $ 1,975
   Non-related parties:
   9.5% senior subordinated notes due April 2009............       --   175,000
   $200 million, reducing revoling credit facility due April
    2004, collateralized by substantially all of the assets
    of Coast Hotels.........................................       --    55,000
   13% First Mortgage Notes, with interest payable
    semiannually on June 15 and December 15, net of original
    issue discount of $3,971,000 in 1998 and $0 in 1999.....   171,029    1,960
   10 7/8% First Mortgage Notes due November 1, 2001, with
    interest payable quarterly on March 15, June 15,
    September 15 and December 15. Balance paid in full in
    1999....................................................    16,800      --
   9.19% note payable, payable in 60 monthly installments of
    approximately $750,000, including principal and
    interest, collateralized by certain gaming and other
    equipment. Balance paid in full June 1999...............    14,987      --
   8.6% note due August 11, 2007, payable in monthly
    installments of $26,667 principal plus interest on
    remaining principal balance, collateralized by 1980
    Hawker aircraft.........................................     2,773    2,453
   Other notes payable......................................       295      851
                                                              -------- --------
                                                               207,859  237,239
   Less: current portion....................................     7,905    2,473
                                                              -------- --------
                                                              $199,954 $234,766
                                                              ======== ========

  In March 1999, the Company issued $175.0 million principal amount of 9.5% senior subordinated notes with interest payable on April 1 and October 1 beginning October 1, 1999 and entered into a $75.0 million senior secured revolving credit facility due 2004 to facilitate a refinancing. Availability under the credit facility was increased to $200.0 million in September 1999. Coast Resorts is a guarantor of the indebtedness under both of these debt agreements. Borrowings under the credit facility bear interest, at our option, at a premium over the one-, two-, three- or six-month London Interbank Offered Rate ("LIBOR"). As of December 31, 1999, the interest rate was 8.46%. The Company incurs a commitment fee, payable quarterly in arrears, on the unused portion of the credit facility. This variable fee is currently at the maximum rate of 0.5% per annum times the average unused portion of the facility.

  The availability under the $200.0 million credit facility will be reduced quarterly beginning in the fiscal quarter ending September 30, 2001. The initial advance of $47.0 million under the credit facility was used in connection with the repurchase of the 13% first mortgage notes and the 10
7/8% first mortgage notes and is more fully described below. Subsequent advances under the credit facility may be used for working capital, general corporate purposes, construction of the Suncoast, and certain improvements to our existing properties. As of December 31, 1999, the Company had $55.0 million outstanding under the $200.0 million credit facility.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                   NOTES TO FINANCIAL STATEMENTS (continued)


  With the proceeds from the senior subordinated notes and borrowings under the credit facility, the Company repurchased substantially all of the $175.0 million principal amount outstanding of 13% first mortgage notes and all $16.8 million principal amount outstanding of 10 7/8% first mortgage notes and amended the indenture under which the 13% first mortgage notes were issued to eliminate substantially all of its restrictive covenants. Approximately $2.0 million in principal amount of the 13% first mortgage notes remain outstanding and are governed by the terms of the amended indenture. The Company is required by the indenture for the 9.5% senior subordinated notes to redeem the 13% first mortgage notes that remain outstanding no later than December 15, 2000 at a redemption price of 106.5% of the principal amount, plus any accrued and unpaid interest. Interest on the remaining $2.0 million of first mortgage notes is payable semiannually on June 1 and December 1. In connection with the repurchase of the 13% notes and the 10 7/8% notes, the Company incurred repurchase premiums of $31.0 million and $2.1 million, respectively. The repurchase premiums and the write-offs of unamortized debt issuance costs and original issue discount resulted in an extraordinary loss of $27.0 million, net of applicable income tax benefit of $14.5 million.

  The loan agreement governing the $200.0 million senior secured revolving credit facility contains covenants that, among other things, limit the ability of the Company to pay dividends or make advances to Coast Resorts, to make certain capital expenditures, to repay certain existing indebtedness, to incur additional indebtedness or to sell material assets of the Company. Additionally, the loan agreement requires that the Company maintain certain financial ratios with respect to its leverage and fixed charge coverage. The Company is also subject to certain covenants associated with the indenture governing the $175 million principal amount of senior subordinated notes, including, in part, limitations on certain restricted payments, the incurrence of additional indebtedness and asset sales. Management believes that, at December 31, 1999, the Company was in compliance with all covenants and required ratios.

  Maturities on long-term debt are as follows:

Year ending December 31,                                           Maturities
------------------------                                         --------------
                                                                 (in thousands)
2000............................................................    $  2,473
2001............................................................       2,488
2002............................................................         513
2003............................................................         513
2004............................................................      55,363
Thereafter......................................................     175,889
                                                                    --------
                                                                    $237,239
                                                                    ========

Note 7 -- Income Taxes

  The components of the income tax provision (benefit) for the years ended December 31, 1997, 1998 and 1999 were as follows:

                                                             December 31,
                                                        -----------------------
                                                         1997     1998   1999
                                                        -------  ------ -------
                                                            (in thousands)
     Federal:
       Current......................................... $(2,189) $4,349 $(1,062)
       Deferred........................................     788     876  (3,099)
                                                        -------  ------ -------
                                                        $(1,401) $5,225 $(4,161)
                                                        =======  ====== =======

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                   NOTES TO FINANCIAL STATEMENTS (continued)

  The income tax provision (benefit) before consideration of the extraordinary loss for the years ended December 31, 1997, 1998 and 1999 differs from that computed at the federal statutory corporate tax rate as follows:

                                                             December 31,
                                                            ------------------
                                                            1997    1998  1999
                                                            -----   ----  ----
     Federal statutory rate................................ (34.0)% 35.0% 35.0 %
     Other.................................................   4.4 %  2.4% (2.2)%
                                                            -----   ----  ----
       Effective tax rate.................................. (29.6)% 37.4% 32.8 %
                                                            =====   ====  ====

  The tax effects of significant temporary differences representing net deferred tax assets and liabilities at December 31, 1998 and 1999 are as follows:

                                                              December 31,
                                                            ------------------
                                                              1998      1999
                                                            --------  --------
                                                             (in thousands)
     Deferred tax assets:
       Current:
         Accrued vacation.................................. $    810  $    894
         Allowance for doubtful accounts...................      286       375
         Accrued slot club points..........................      444       714
         Progressive liabilities...........................    1,103     1,075
         Accrued medical and other benefits................      202       454
                                                            --------  --------
           Total current...................................    2,845     3,512
                                                            --------  --------
       Non-current:
         FICA, alternative minimum tax and other tax
          credits..........................................    2,195     4,672
         Deferred rent.....................................    4,688     5,336
                                                            --------  --------
         Total non-current.................................    6,883    10,008
                                                            --------  --------
     Total deferred tax assets.............................    9,728    13,520
                                                            --------  --------
     Deferred tax liabilities:
       Non-current:
         Property, plant and equipment.....................  (13,537)  (14,230)
                                                            --------  --------
           Total deferred tax liabilities..................  (13,537)  (14,230)
                                                            --------  --------
     Net deferred tax liability............................ $ (3,809) $   (710)
                                                            ========  ========

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                   NOTES TO FINANCIAL STATEMENTS (continued)


Note 8 -- Fair Value of Financial Instruments

  The following estimated fair values of the Company's financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts and estimated fair values of the Company's other financial instruments at December 31, 1999 are as follows:

                                                             Carrying
                                                              Amount  Fair Value
                                                             -------- ----------
                                                               (in thousands)
     Liabilities:
     Current portion of long-term debt...................... $  2,473  $  2,473
                                                             ========  ========
     Revolving Credit Facility.............................. $ 55,000  $ 55,000
                                                             ========  ========
     9 1/2% Senior Subordinated Notes....................... $175,000  $167,125
                                                             ========  ========
     Other long-term debt................................... $  4,766  $  4,818
                                                             ========  ========

  The methods and assumptions are summarized as follows:

  For the current portion of long-term debt, the carrying amount approximates fair value due to the short-term nature of such debt. The carrying amount of the Revolving Credit Facility is a reasonable estimate of fair value because this debt is carried with a floating interest rate. The fair value of the 9.5% senior subordinated notes was determined based upon market quotes. For all other long-term debt, the fair value is estimated using a discounted cash flow analysis, based on the incremental borrowing rates currently available to the Company for debt with similar terms and maturity.

Note 9 -- Coast West, Inc.

  Prior to the July 1998 contribution of Coast West, Inc. stock to Coast Hotels, the Company had agreed to provide advances to Coast West sufficient to make payments on the Suncoast lease and other obligations, including project development and site improvement. The 13% first mortgage note indenture limited the amount outstanding under advances to Coast West to $8.0 million unless Coast West became a subsidiary of the Company. Based on the cash requirements of Coast West for lease payments and anticipated development costs, it was likely that by September 1998 Coast West would require cash from the Company that, when added to the outstanding advances from the Company, would exceed $8.0 million. On July 21, 1998, Coast Resorts contributed the capital stock of Coast West to the Company, as a result of which Coast West became a wholly owned subsidiary of the Company. On March 23, 1999 Coast West was merged into the Company.

  As of the date of the stock transfer, Coast West had total assets of $3,615,000, total liabilities of $12,570,000 (which included $7,699,000 due to the Company and $4,871,000 of deferred rent), and an accumulated deficit of $8,955,000. The Company had recorded an allowance for doubtful accounts in connection with advances provided to Coast West for lease payments. On the date of the stock transfer, the total allowance for bad debt expense recorded by the Company in relation to those advances was $5,769,000. Upon the transfer of Coast West stock, the Company wrote off this allowance for doubtful accounts to retained earnings and recorded the assumption of the $8,955,000 of net liabilities of Coast West as a decrease in additional paid-in capital.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                   NOTES TO FINANCIAL STATEMENTS (continued)


Note 10 -- Related Party Transactions

  The Company's advertising services are provided by LGT Advertising, a company owned by several stockholders of Coast Resorts. LGT purchases advertising for the Company from third parties and passes along any discounts they receive. LGT and its owners receive no compensation or profit for these services, as the Company is invoiced for actual costs incurred. Advertising expense paid to LGT amounted to approximately $7.5 million, $6.0 million and $5.4 million for the years ended December 31, 1997, 1998 and 1999, respectively.

  The Company purchases certain of its equipment and inventory for its operations from RJS, a company owned by the father of a major stockholder and director of Coast Resorts and a director and officer of the Company and the Company's restaurant manager. RJS invoices the Company based on actual costs incurred. For the fiscal years ended December 31, 1997, 1998 and 1999, the Company incurred expenses payable to RJS of approximately $1.4 million, $829,000 and $2.1 million, respectively.

  The Company purchases wallboards and parlay cards for its race and sports books from Nevada Wallboards, Inc. A major stockholder and director of Coast Resorts and a director and officer of the Company is the majority stockholder of Nevada Wallboards, Inc. For the fiscal years ended December 31, 1997, 1998 and 1999, the Company incurred expenses payable to Nevada Wallboards of approximately $198,000, $186,000 and $180,000, respectively.

  A director of the Company is the president and sole stockholder of Yates-Silverman, Inc. which was retained by the Company as the designer of the Orleans and the Suncoast. For the fiscal years ended December 31, 1997, 1998 and 1999, the Company incurred expenses payable to Yates-Silverman of approximately $177,000, $500,000 and $721,000, respectively.

  The Company maintains numerous racetrack dissemination contracts with Las Vegas Dissemination, Inc. ("LVD"). The son of a major stockholder and director of Coast Resorts and a director and officer of the company is the president and sole shareholder of LVD. LVD has been granted a license by the Nevada gaming authorities to disseminate live racing for those events and tracks for which it contracts and has been granted the exclusive right to disseminate all pari mutuel services and race wire services in the State of Nevada. Under these dissemination contracts, the Company pays to LVD an amount based on the wagers accepted for races held at the racetracks covered by the respective contracts. The Company also pays to LVD a monthly fee for race wire services. For the fiscal years ended December 31, 1997, 1998 and 1999, the Company incurred expenses payable to LVD of approximately $1.1 million, $3.1 million and $1.3 million, respectively.

  J.A. Tiberti Construction Company ("Tiberti Construction") has served as the general contractor for the original construction of the Gold Coast and for certain expansions thereof, for the original construction of the Barbary Coast and all expansions thereof and for the original construction and Phase II expansion of the Orleans. Tiberti Construction is also the general contractor for the construction of the Suncoast. The president of Tiberti Construction is a stockholder and director of Coast Resorts and a director of the Company. For the years ended December 31, 1997, 1998 and 1999, the Company paid approximately $26.2 million, $3.7 million and $27.9 million, respectively, to Tiberti Construction in connection with such construction services.

  As more fully described in Note 4, the Company is a party to a ground lease with The Tiberti Company with respect to the land underlying the Orleans. The president of The Tiberti Company is a director and stockholder of Coast Resorts. Amounts paid to the Tiberti Company with respect to the lease were $2.1 million, $2.4 million and $2.4 million for the years ended December 31, 1997, 1998 and 1999, respectively.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                   NOTES TO FINANCIAL STATEMENTS (continued)


  Coast Hotels spent $300,000 in 1999 to promote the Orleans by advertising on a racecar operated by the son of a major shareholder of Coast Resorts.

Note 11 -- Benefit Plans

 401(k) Plans

  The Company offers separate defined contribution 401(k) plans for eligible employees. During 1996, previously separate plans of the Gold Coast and the Barbary Coast were consolidated into one plan. All employees of the Gold Coast and the Orleans, and all employees of the Barbary Coast not covered by a collective bargaining agreement, are eligible to participate. The employees may elect to defer up to 15% of their yearly compensation, subject to statutory limits. The Company makes matching contributions of 50% of the first 6% of the employees' contribution. Contribution expense was $842,000, $1.3 million and $1.1 million for the years ended December 31, 1997, 1998 and 1999, respectively.

 Defined Benefit Plan

  Certain employees at the Barbary Coast are covered by a union-sponsored, collectively bargained, multi-employer defined benefit pension plan. The Barbary Coast contributed $313,000, $308,000 and $310,000 during the years ended December 31, 1997, 1998 and 1999, respectively, to the plan. These contributions are determined in accordance with the provisions of negotiated labor contracts and generally are based on the number of hours worked.

 Stock Compensation Plan

  In December 1996, the Board of Directors of Coast Resorts adopted the 1996 Stock Incentive Plan (the "Plan") which authorizes the issuance of (i) shares of Coast Resorts Common Stock or any other class of security of Coast Resorts which is convertible into shares of Coast Resorts Common Stock or (ii) a right or interest with an exercise or conversion privilege at a price related to Coast Resorts Common Stock or with a value derived from the value of such common stock. Awards under the Plan are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. Officers, key employees, directors (whether employee directors or non-employee directors) and consultants of Coast Resorts and its subsidiary are eligible to participate in the Plan.

  Under the terms of the Plan, the aggregate number of shares issued and issuable pursuant to all awards (including all incentive stock options) granted under the Plan shall not exceed 220,000 at any time. In addition, the aggregate number of shares subject to awards granted during any calendar year to any one eligible person (including the number of shares involved in awards having a value derived from the value of shares) shall not exceed 40,000.

  No awards may be made under the Plan after the tenth anniversary of the adoption of the Plan. Although shares may be issued after the tenth anniversary of the adoption of the Plan pursuant to awards made prior to such date, no shares may be issued under the Plan after the twentieth anniversary of adoption of the Plan.

  Effective January 1, 1999, Coast Resorts issued options to purchase 30,415 shares of its common stock to its chief operating officer, who is also the operating officer of the Company. The options vest in 1/3 increments

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                   NOTES TO FINANCIAL STATEMENTS (continued)

on January 1, 1999, January 1, 2000 and January 1, 2001. Effective June 14, 1999, Coast Resorts issued options to purchase 5,000 shares of its common stock to its chief financial officer, who is also the chief financial officer of the Company. The options vest in 1/3 increments on June 14, 1999, June 14, 2000 and June 14, 2001. The exercise price on the options is at $100 per share, which is equivalent to the estimated fair value of Coast Resorts' common stock at the grant date, as estimated by Coast Resorts from recent sales of common stock between shareholders.

  Pro forma information regarding net income (loss) is required by SFAS 123 and has been determined as if the Company had accounted for its stock option plan under the fair-value-based method of that Statement. The fair value for these options was estimated at the date of grant using the minimum value method (which is appropriate for valuing options of companies without publicly traded stock) with the following weighted-average assumptions: risk-free rate of return of approximately 5.0%, expected life of the options of 5 years and 0% dividend yield. For the purpose of pro forma disclosures, the estimated fair value of the options is amortized over the respective vesting periods of the options. For fiscal 1999 the pro forma net loss would have been $5,989,000.

Note 12 -- Supplemental Cash Flows Information

  For the years ended December 31, 1997, 1998 and 1999 supplemental cash flows information amounts are as follows:

                                                              December 31,
                                                         -----------------------
                                                          1997    1998    1999
                                                         ------- ------- -------
                                                             (in thousands)
   Interest paid.......................................  $25,488 $26,764 $19,387
                                                         ======= ======= =======
   Income taxes paid...................................  $   --  $ 2,300 $   --
                                                         ======= ======= =======
   Supplemental schedule of non-cash investing and
    financing activities:
     Property and equipment acquisitions included in
      accounts payable or financed through notes
      payable..........................................  $ 2,491 $   --  $ 8,304
                                                         ======= ======= =======
       Transfer of net liabilities of Coast West to the
        Company by Coast Resorts ($8,955) less write-
        off of related allowance for advances to Coast
        West ($5,769)..................................  $   --  $ 3,186 $   --
                                                         ======= ======= =======

Note 13 -- Regulation of Gaming Operations

  The gaming operations of the Company are subject to the licensing and regulatory control of the Nevada Gaming Commission (the Nevada Commission), the Nevada State Gaming Control Board (the Nevada Control Board) and the Clark County Liquor and Gaming Board (the Clark County Board) (collectively, the "Nevada Gaming Authorities"). These agencies issue gaming licenses based upon, among other considerations, evidence that the character and reputation of principal owners, officers, directors, and certain other key employees are consistent with regulatory goals. The necessary licenses have been secured by the Company. The licenses are not transferable and must be renewed periodically upon the payment of appropriate taxes and license fees. The Nevada Gaming Authorities have broad discretion with regard to the renewal of the licenses which may at any time revoke, suspend, condition, limit or restrict a license for any cause deemed reasonable by the issuing agency. Officers, directors, and key employees of the Company must be approved by the Nevada Control Board and licensed by the Nevada Commission and Clark County Board.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                   NOTES TO FINANCIAL STATEMENTS (continued)


Note 14 -- Commitments and Contingencies

  The Company is involved in various legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                            CONDENSED BALANCE SHEETS
                   (dollars in thousands, except share data)

                                                     December 31, September 30,
                                                         1999         2000
                                                     ------------ -------------
                                                                   (unaudited)
ASSETS

Current Assets:
  Cash and cash equivalents.........................   $ 38,616     $ 60,214
  Accounts receivable, net..........................      4,212        5,183
  Due from Coast Resorts............................      2,863        3,583
  Other current assets..............................     16,126       19,756
                                                       --------     --------
Total current assets................................     61,817       88,736
Property and equipment, net.........................    337,704      478,797
Other assets........................................      8,652        9,487
                                                       --------     --------
                                                       $408,173     $577,020
                                                       ========     ========
LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
  Accounts payable..................................   $ 11,738     $ 12,756
  Accrued liabilities...............................     32,781       40,236
  Construction accounts payable.....................      8,304       39,771
  Current portion of long-term debt.................      2,473        2,416
                                                       --------     --------
Total Current Liabilities...........................     55,296       95,179
Long-term debt, less current portion................    234,766      339,892
Deferred income taxes...............................      4,222        4,569
Deferred rent.......................................     16,732       19,431
                                                       --------     --------
Total Liabilities...................................    311,016      459,071
                                                       --------     --------

Commitments and Contingencies

Stockholder's Equity:
  Common stock, $1.00 par value, 25,000 shares
   authorized, 1,000 shares issued and outstanding..          1            1
  Additional paid-in capital........................     86,903       86,903
  Retained earnings.................................     10,253       31,045
                                                       --------     --------
Total Stockholder's Equity..........................     97,157      117,949
                                                       --------     --------
                                                       $408,173     $577,020
                                                       ========     ========


    The accompanying notes are an integral part of these condensed financial statements.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                       CONDENSED STATEMENTS OF OPERATIONS
             For the Nine Months Ended September 30, 1999 and 2000
                             (dollars in thousands)
                                  (unaudited)

                                                            Nine Months Ended
                                                              September 30,
                                                            ------------------
                                                              1999      2000
                                                            --------  --------
Operating revenues:
Casino..................................................... $195,435  $215,731
Food and beverage..........................................   53,353    59,065
Hotel......................................................   22,489    24,561
Other......................................................   21,441    21,646
                                                            --------  --------
  Gross operating revenues.................................  292,718   321,003
Less: promotional allowances...............................  (25,713)  (27,333)
                                                            --------  --------
  Net operating revenues...................................  267,005   293,670
                                                            --------  --------
Operating expenses:
Casino.....................................................   97,195   103,207
Food and beverage..........................................   37,359    42,386
Hotel......................................................    9,696     9,932
Other......................................................   18,352    17,569
General and administrative.................................   47,540    49,972
Pre-opening expenses.......................................       78     5,798
Deferred rent..............................................    2,398     1,639
Depreciation and amortization..............................   16,056    17,151
                                                            --------  --------
  Total operating expenses.................................  228,674   247,654
                                                            --------  --------
  Operating income.........................................   38,331    46,016
                                                            --------  --------
Other income (expenses):
Interest expense, net......................................  (16,583)  (19,065)
Interest capitalized.......................................      160     4,973
Loss on disposal of assets.................................       (9)       (5)
                                                            --------  --------
  Total other income (expenses)............................  (16,432)  (14,097)
                                                            --------  --------
Income before income taxes and extraordinary item..........   21,899    31,919
Income tax provision.......................................    7,373    11,127
                                                            --------  --------
Income before extraordinary item...........................   14,526    20,792
Extraordinary item, loss on early retirement of debt, net
 of applicable income tax benefit ($14,543)................  (27,007)      --
                                                            --------  --------
Net income (loss).......................................... $(12,481) $ 20,792
                                                            ========  ========

    The accompanying notes are an integral part of these condensed financial statements.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                       CONDENSED STATEMENTS OF CASH FLOWS
             For the Nine Months Ended September 30, 1999 and 2000
                             (dollars in thousands)
                                  (unaudited)

                                                            Nine Months Ended
                                                              September 30,
                                                           --------------------
                                                             1999       2000
                                                           ---------  ---------
Cash flows from operating activities:
Net income (loss)........................................  $ (12,481) $  20,792
                                                           ---------  ---------
Adjustments to reconcile net income (loss) to net cash
 provided by
 operating activities:
  Depreciation and amortization..........................     16,056     17,151
  Amortization of debt offering costs....................        --         790
  Deferred income taxes..................................     (3,578)       (32)
  Deferred rent..........................................      2,635      2,699
  Loss on early retirement of debt.......................     41,550        --
  Other non-cash expenses................................        319        143
  Changes in assets and liabilities:
  Net increase in accounts receivable and other assets...     (3,456)    (6,283)
  Net increase in accounts payable and accured
   liabilities...........................................     14,234      8,473
                                                           ---------  ---------
    Total adjustments....................................     67,760     22,941
                                                           ---------  ---------
Net cash provided by operating activities................     55,279     43,733
                                                           ---------  ---------
Cash flows from investing activities:
Capital expenditures, net of amounts in construction
 accounts payable........................................    (28,842)  (126,585)
Proceeds from disposal of assets.........................         27        101
                                                           ---------  ---------
Net cash used in investing activities....................    (28,815)  (126,484)
                                                           ---------  ---------
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issuance
 costs...................................................    167,808        --
Early retirement of debt.................................   (223,017)       --
Principal payments on long-term debt.....................    (15,468)      (431)
Proceeds from borrowings under bank line of credit, net
 of financing costs......................................     63,010    108,600
Repayments of borrowings under bank line of credit.......    (14,000)    (3,100)
Advances to Coast Resorts................................     (6,760)      (720)
                                                           ---------  ---------
Net cash provided by (used in) financing activities......    (28,427)   104,349
                                                           ---------  ---------
Net increase (decrease) in cash and cash equivalents.....     (1,963)    21,598
Cash and cash equivalents, at beginning of period........     41,595     38,616
                                                           ---------  ---------
Cash and cash equivalents, at end of period..............  $  39,632  $  60,214
                                                           =========  =========

    The accompanying notes are an integral part of these condensed financial statements.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                         NOTES TO FINANCIAL STATEMENTS


Note 1 -- Background Information and Basis of Presentation

 Background Information

  Coast Hotels and Casinos, Inc. ("Coast Hotels" or the "Company") is a Nevada corporation and a wholly owned subsidiary of Coast Resorts, Inc. ("Coast Resorts"), which is also a Nevada corporation. Coast Hotels owns and operates four Las Vegas hotel-casinos.

  . The Orleans Hotel and Casino, which opened in December 1996, is located approximately one and one-half miles west of the Las Vegas Strip on Tropicana Avenue.

  . The Gold Coast Hotel and Casino, which opened in December 1986, is located approximately one mile west of the Las Vegas Strip on Flamingo Road.

  . The Suncoast Hotel and Casino, which opened on September 12, 2000, is located near Summerlin in the west end of the Las Vegas valley.

  . The Barbary Coast Hotel and Casino, which opened in March 1979, is located on the Las Vegas Strip.

 Basis of Presentation

  The accompanying financial statements are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In addition, certain amounts in the 1999 financial statements have been reclassified to conform to the 2000 presentation. The unaudited financial statements should be read in conjunction with the audited financial statements and footnotes included in our annual report on Form 10-K for the year ended December 31, 1999. In the opinion of management, all adjustments and normal recurring accruals considered necessary for a fair presentation of the results for the interim period have been included. The interim results reflected in the unaudited financial statements are not necessarily indicative of expected results for the full year.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                   NOTES TO FINANCIAL STATEMENTS (continued)


Note 2 -- Long Term Debt

  Long-term debt consists of the following as of December 31, 1999 and September 30, 2000:

                                                    December 31, September 30,
                                                        1999         2000
                                                    ------------ -------------
                                                          (in thousands)
                                                                  (unaudited)
   9.5% senior subordinated notes due April 2009...   $175,000     $175,000
   $200.0 million reducing revolving credit
    facility due April 2004, collateralized by
    substantially all of the assets of Coast Hotels
    and Casinos, Inc. .............................     55,000      160,500
   13% First Mortgage Notes due December, 2000,
    with interest payable semiannually on June 15
    and December 15................................      1,960        1,960
   8.6% note due August 11, 2007, payable in
    monthly installments of $26,667 principal plus
    interest on remaining principal balance,
    collateralized by 1980 Hawker aircraft.........      2,453        2,213
   7.5% notes, payable in monthly installments
    only, with principal and any unpaid interest
    due December 31, 2001. The notes are
    uncollateralized and are payable to former
    partners of Barbary Coast and Gold Coast.......      1,975        1,975
   Other notes payable.............................        851          660
                                                      --------     --------
                                                       237,239      342,308
   Less: current portion...........................      2,473        2,416
                                                      --------     --------
                                                      $234,766     $339,892
                                                      ========     ========

  In March 1999, we issued $175.0 million principal amount of 9.5% senior subordinated notes with interest payable on April 1 and October 1, beginning October 1, 1999, and entered into a $75.0 million senior secured revolving credit facility due 2004 to facilitate a refinancing. Availability under the credit facility was increased to $200.0 million in September 1999. Coast Resorts is a guarantor of the indebtedness under both of these debt agreements. Borrowings under the credit facility bear interest, at our option, at a premium over the one-, two-, three- or six-month London Interbank Offered Rate ("LIBOR"). As of September 30, 2000, the interest rate was 8.62%. We incur a commitment fee, payable quarterly in arrears, on the unused portion of the credit facility. This variable fee is currently at the maximum rate of 0.5% per annum times the average unused portion of the facility.

  With the proceeds from the senior subordinated notes and borrowings under the credit facility, we repurchased substantially all of the $175.0 million principal amount outstanding of 13% first mortgage notes and all $16.8 million principal amount outstanding of 10-7/8% first mortgage notes and amended the indenture under which the 13% first mortgage notes were issued to eliminate substantially all of its restrictive covenants. Approximately $2.0 million in principal amount of the 13% first mortgage notes remains outstanding and is governed by the terms of the amended indenture. We are required by the indenture for the 9.5% senior subordinated notes to redeem the 13% first mortgage notes that remain outstanding no later than December 15, 2000 at a redemption price of 106.5% of the principal amount, plus any accrued and unpaid interest. Interest on the remaining $2.0 million of the first mortgage notes is payable semiannually on June 1 and December 1. In connection with the repurchase of the 13% notes and the 10-7/8% notes, we incurred repurchase premiums of $31.0 million and $2.1 million, respectively. The repurchase premiums and the write-offs of unamortized debt issuance costs and original issue discount resulted in an extraordinary loss of $27.0 million in the nine months ended September 30, 1999, net of applicable income tax benefit of $14.5 million.

                         COAST HOTELS AND CASINOS, INC.
               (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                   NOTES TO FINANCIAL STATEMENTS (continued)


  The availability under the $200.0 million credit facility will be reduced quarterly beginning in the fiscal quarter ending September 30, 2001. The initial advance of $47.0 million under the credit facility was used in connection with the repurchase of the 13% first mortgage notes and the 10-7/8% first mortgage notes. Subsequent advances under the credit facility may be used for working capital, general corporate purposes, construction of the Suncoast and certain improvements to our existing properties. As of September 30, 2000, we had $160.5 million outstanding under the credit facility.

  The $200.0 million senior secured revolving credit facility agreement contains covenants that, among other things, limit our ability to pay dividends or make advances to Coast Resorts, to make certain capital expenditures, to repay certain existing indebtedness, to incur additional indebtedness or to sell material assets. Additionally, the loan agreement requires that we maintain certain financial ratios with respect to leverage and fixed charge coverage. We are also subject to certain covenants associated with the indenture governing the $175.0 million principal amount of senior subordinated notes, including, in part, limitations on certain restricted payments, the incurrence of additional indebtedness and asset sales. We believe that, at September 30, 2000, we were in compliance with all covenants and required ratios.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Directors and Stockholders of
Coast Resorts, Inc.

  In our opinion, the accompanying balance sheets and related statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Coast Resorts, Inc. (parent company only) as of December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  The Company has no material business activity other than that conducted through its wholly owned subsidiary, Coast Hotels and Casinos, Inc. ("CHC"). The accompanying financial statements include the parent's investment in CHC using the equity method of accounting, and have been prepared solely to accompany the financial statements of CHC. The financial statements of Coast Resorts, Inc. (parent company only) should be read in conjunction with the financial statements of CHC included in this Prospectus.

PricewaterhouseCoopers LLP

Las Vegas, Nevada
February 4, 2000

                              COAST RESORTS, INC.
                             (Parent Company Only)

                                 BALANCE SHEETS
               December 31, 1998 and 1999 and September 30, 2000
                   (dollars in thousands, except share data)

                                                  December 31,
                                                ----------------  September 30,
                                                  1998    1999        2000
                                                -------- -------  -------------
                                                                   (unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents.................... $      3 $    13    $      3
  Other current assets.........................      --      660         --
                                                -------- -------    --------
    Total current assets....................... $      3 $   673    $      3
Investment in subsidiaries.....................  103,054  97,293     118,085
                                                -------- -------    --------
                                                $103,057 $97,966    $118,088
                                                ======== =======    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Due to Coast Hotels.......................... $    601 $ 2,863    $  3,583
  Accrued liabilities..........................       30     --          210
                                                -------- -------    --------
    Total current liabilities..................      631   2,863       3,793
                                                -------- -------    --------

Commitments and contingencies

Stockholders' Equity:
  Preferred stock, $.01 par value, 500,000
   shares authorized, none issued and
   outstanding.................................      --      --          --
  Common stock, $.01 par value, 2,000,000
   shares authorized, 1,494,353 (1998),
   1,478,978 (1999) and 1,463,178 (2000) shares
   issued and outstanding......................       15      15          15
  Treasury stock...............................      --   (1,538)     (3,118)
  Additional paid-in capital...................   95,398  95,398      95,398
  Retained earnings............................    7,013   1,228      22,000
                                                -------- -------    --------
    Total stockholders' equity.................  102,426  95,103     114,295
                                                -------- -------    --------
                                                $103,057 $97,966    $118,088
                                                ======== =======    ========

   The accompanying notes are an integral part of these financial statements.

                              COAST RESORTS, INC.
                             (Parent Company Only)

                            STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 1997, 1998 and 1999
           and For the Nine Months Ended September 30, 1999 and 2000
                             (dollars in thousands)

                                                            Nine Months Ended
                             Year Ended December 31,          September 30,
                          -------------------------------  --------------------
                            1997       1998       1999       1999       2000
                          ---------  ---------  ---------  ---------  ---------
                                                               (unaudited)
Equity interest in
 income (loss) from
 subsidiary.............  $  (4,335) $   8,287  $  (5,761) $ (12,481) $  20,792
General and
 administrative
 expenses...............       (261)      (134)       (35)       (30)       (20)
                          ---------  ---------  ---------  ---------  ---------
Income (loss) before
 income taxes...........     (4,596)     8,153     (5,796)   (12,511)    20,772
Income tax provision
 (benefit)..............         14        166        (11)       (11)       --
                          ---------  ---------  ---------  ---------  ---------
Net income (loss).......  $  (4,610) $   7,987  $  (5,785) $ (12,500) $  20,772
                          =========  =========  =========  =========  =========
Basic and diluted net
 income (loss) per share
 of common stock........  $   (3.08) $    5.34  $   (3.91) $   (8.41) $   14.10
                          =========  =========  =========  =========  =========
Weighted average common
 shares outstanding.....  1,494,353  1,494,353  1,478,978  1,487,452  1,473,711
                          =========  =========  =========  =========  =========



   The accompanying notes are an integral part of these financial statements.

                              COAST RESORTS, INC.
                             (Parent Company Only)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
              For the Years Ended December 31, 1997, 1998 and 1999
                and For the Nine Months Ended September 30, 2000
                             (dollars in thousands)

                            Common Stock
                          ----------------- Additional Retained  Treasury
                           Shares    Amount  Earnings  Earnings   Stock     Total
                          ---------  ------ ---------- --------  --------  --------
Balances at December 31,
 1996...................  1,494,353   $15    $95,398   $ 3,636   $   --    $ 99,049
  Net loss..............        --     --        --     (4,610)      --      (4,610)
                          ---------   ---    -------   -------   -------   --------
Balances at December 31,
 1997...................  1,494,353    15     95,398      (974)  $   --      94,439
  Net loss..............        --     --        --      7,987       --       7,987
                          ---------   ---    -------   -------   -------   --------
Balances at December 31,
 1998...................  1,494,353    15     95,398     7,013       --     102,426
  Repurchase of common
   stock................    (15,375)   --        --        --     (1,538)    (1,538)
  Net loss..............        --     --        --     (5,785)      --      (5,785)
                          ---------   ---    -------   -------   -------   --------
Balances at December 31,
 1999...................  1,478,978    15     95,398     1,228    (1,538)    95,103
  Repurchase of common
   stock (unaudited)....    (15,800)   --        --        --     (1,580)    (1,580)
  Net income
   (unaudited)..........        --     --        --     20,772       --      20,772
                          ---------   ---    -------   -------   -------   --------
Balances at September
 30, 2000 (unaudited)...  1,463,178   $15    $95,398   $22,000   $(3,118)  $114,295
                          =========   ===    =======   =======   =======   ========


   The accompanying notes are an integral part of these financial statements.

                              COAST RESORTS, INC.
                             (Parent Company Only)

                            STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1997, 1998 and 1999
           and For the Nine Months Ended September 30, 1999 and 2000
                             (dollars in thousands)

                                                            Nine Months Ended
                                 Year Ended December 31,      September 30,
                                 -------------------------  ------------------
                                  1997     1998     1999      1999      2000
                                 -------  -------  -------  --------  --------
                                                               (unaudited)
Cash Flows from Operating
 Activities:
Net income (loss)............... $(4,610) $ 7,987  $(5,785) $(12,500) $ 20,772
                                 -------  -------  -------  --------  --------
Adjustments to Reconcile Net
 Income (loss) to Net
 Cash Provided by Operating
  Activities:
  Equity interest in net
   (income) loss from
   subsidiaries.................   4,335   (8,287)   5,761    12,481   (20,792)
  Other current assets..........      --       --     (660)       --       660
  Accrued liabilities...........      30       --      (30)      151       210
  Due to affiliates.............     245      300    2,262     1,406       720
                                 -------  -------  -------  --------  --------
    Total adjustments...........   4,610   (7,987)   7,333    14,038   (19,202)
                                 -------  -------  -------  --------  --------
    Net cash provided by
     operating activities.......      --       --    1,548     1,538     1,570
                                 -------  -------  -------  --------  --------
Cash Flows from Financing
 Activities:
  Repurchase of common stock....      --       --   (1,538)   (1,538)   (1,580)
                                 -------  -------  -------  --------  --------
    Net cash used in financing
     activities.................      --       --   (1,538)   (1,538)   (1,580)
                                 -------  -------  -------  --------  --------
Net increase (decrease) in cash
 and cash equivalents...........      --       --       10        --       (10)
Cash and cash equivalents, at
 beginning of period............       3        3        3         3        13
                                 -------  -------  -------  --------  --------
Cash and cash equivalents, at
 end of period.................. $     3  $     3  $    13  $      3  $      3
                                 =======  =======  =======  ========  ========


   The accompanying notes are an integral part of these financial statements.

                              COAST RESORTS, INC.
                             (Parent Company Only)

                         NOTES TO FINANCIAL STATEMENTS

Note 1 -- Summary of Significant Accounting Policies

 Background Information and Basis of Presentation

  Coast Resorts, Inc. ("Coast Resorts" or the "Company") is a Nevada corporation and serves as a holding company for Coast Hotels and Casinos, Inc. ("Coast Hotels"), also a Nevada corporation. The Company has no material business activity other than that conducted through Coast Hotels.

  On July 21, 1998, the Company contributed the common stock of Coast West to Coast Hotels, as a result of which Coast West became a wholly owned subsidiary of Coast Hotels. On March 23, 1999 Coast West was merged into the Company, leaving no subsidiaries of Coast Hotels.

  The accompanying financial statements present the financial position and results of operations of Coast Resorts as a parent company only, and thus include Coast Resort's investment in Coast Hotels, as well as Coast Resort's equity interest in its results of its operations. Accordingly, these financial statements should be read in conjunction with the financial statements of Coast Hotels.

 Net Income (Loss) Per Common Share

  Basic earnings per share is computed based on weighted average shares outstanding while diluted earnings per share reflects the additional dilution for all potential dilutive securities, such as stock options and warrants.

  Net income per common share for the years ended December 31, 1997, 1998 and 1999 is computed by dividing net income by the weighted average number of shares of common stock outstanding, which weighted average totaled 1,494,353 shares, 1,494,353 and 1,478,978 shares, respectively. There were no options to purchase common stock issued in 1997 or 1998. The weighted-average number of options to purchase common stock outstanding for the year ended December 31, 1999 was 10,971. However, these options were excluded from the calculation of diluted earnings per share as their inclusion would have been antidilutive (by reducing the loss per share).

 Interim Financial Information

  The accompanying financial statements as of September 30, 2000 and for the nine months ended September 30, 1999 and 2000 are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The unaudited financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 1999. In the opinion of management, all adjustments and normal recurring accruals considered necessary for a fair presentation of the results for the interim period have been included. The interim results reflected in the unaudited financial statements are not necessarily indicative of expected results for the full year.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   All tendered outstanding additional notes, executed letters of transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for additional copies of this prospectus, the letter of transmittal and other related documents should be addressed to the Exchange Agent as follows:

                      By Mail, Overnight Courier or Hand:
                               Firstar Bank, N.A.
                              101 East 5th Street
                                   12th Floor
                           St. Paul, Minnesota 55101

                                 By Facsimile:
                                 (651) 229-6415

                             Confirm by Telephone:
                                 (651) 229-2600

  (Originals of all documents submitted by facsimile should be sent promptly by hand, overnight courier, or registered or certified mail)

  No broker dealer or other person is authorized in connection with any offer made hereby to give any information or to make any representations not contained in this prospectus and, if given or made, the unauthorized information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered hereby nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

  Until May 13, 2001 (90 days from the date of this prospectus) all dealers effecting transactions in the exchange notes, whether or not participating in this exchange offer, may be required to deliver a prospectus.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               OFFER TO EXCHANGE
                        OUR $50,000,000 PRINCIPAL AMOUNT
                      OF 9 1/2% SENIOR SUBORDINATED NOTES
      DUE 2009 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                             FOR ANY AND ALL OF OUR
                             OUTSTANDING ADDITIONAL
                          $50,000,000 PRINCIPAL AMOUNT
                       OF 9 1/2% SENIOR SUBORDINATED NOTES
                      DUE 2009 ISSUED ON FEBRUARY 2, 2001
                             (CUSIP NO. 19035CAE2)

                    [LOGO OF COAST HOTELS AND CASINOS, INC.]

            PAYMENT OF PRINCIPAL AND INTEREST GUARANTEED ON A SENIOR
                             SUBORDINATED BASIS BY
                              COAST RESORTS, INC.

                                ---------------

                                   PROSPECTUS

                                ---------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 78.7502(1) of the General Corporation Law of Nevada, or the "NGCL," provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

  Section 78.7502(2) of the NGCL provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1), against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under the standards set forth in subsection (1), except that no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

  Section 78.7502(3) of the NGCL provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2), or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

  Section 78.751(1) of the NGCL provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751, may be made by the corporation only as authorized in the specific case upon determination that indemnification of such director, officer, employee or agent is proper in the circumstances. The determination must be made (a) by the stockholders; (b) by the board of directors by majority vote of quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

  Section 78.751(2) of the NGCL provides that the articles of incorporation, bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such provision does not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

  Section 78.752 of the NGCL provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who acted in any of the capacities set forth above for any liability asserted against such person for any liability asserted against him or her and liability and expenses incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liabilities and expenses.

  Our Amended Articles of Incorporation provides that none of our directors or officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director or officer for any act or omission which involves intentional misconduct, fraud or a knowing violation of law, or the payment of distributions in violation of Section 78.300 of the NGCL. In addition, our Amended Articles of Incorporation and Amended Bylaws provide for indemnification of its directors and officers in accordance with the NGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits.

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
  3.1    Amended Articles of Incorporation of Coast Hotels and Casinos, Inc.(5)

  3.2    First Amended Bylaws of Coast Hotels and Casinos, Inc.(5)

  3.3    Articles of Incorporation of Coast Resorts, Inc.(1)

  3.4    First Amended Bylaws of Coast Resorts, Inc.(1)

  4.1    Indenture dated as of March 23, 1999 among Coast Hotels and Casinos,
          Inc., as Issuer of 9 1/2% Senior Subordinated Notes due 2009, Coast
          Resorts, Inc., as Guarantor, and Firstar Bank of Minnesota, N.A., as
          Trustee(8)

  4.2    First Supplemental Indenture dated as of November 20, 2000 among Coast
          Hotels and Casinos, Inc., as Issuer, Coast Resorts, Inc., as
          Guarantor, and Firstar Bank, N.A., as Trustee(11)

  4.3    Second Supplemental Indenture dated as of February 2, 2001, among
          Coast Hotels and Casinos, Inc., as Issuer, Coast Resorts, Inc., as
          Guarantor, and Firstar Bank, N.A., as Trustee(11)

  4.4    Form of 9 1/2% Note (included in Exhibit 4.1)

  4.5    Registration Rights Agreement dated as of February 2, 2001, among
          Coast Hotels and Casinos, Inc. as Issuer, Coast Resorts, Inc., as
          Guarantor, and Banc of America Securities, LLC, as Representative of the Placement Agents(11)

  5.1    Opinion of Gibson, Dunn & Crutcher LLP

  5.2    Opinion of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP

 10.1    Indenture dated as of January 30, 1996, among Coast Hotels and
          Casinos, Inc., as issuer of 13% First Mortgage Notes due 2002, Coast
          Resorts, Inc. and Coast West, Inc., as the Guarantors, and American
          Bank National Association, as Trustee(4)

 10.2    13% Note Guarantee of Coast Resorts, Inc.(4)

 10.3    Form of 13% Note (included in Exhibit 10.1)

 10.4 Deed of Trust, Assignment of Rents, Leases and Security Agreement dated January 30, 1996 of Coast Hotels and Casinos, Inc.(4)

 10.5    Leasehold Deed of Trust, Assignment of Rents, Leases and Security
          Agreement dated January 30, 1996 of Coast West, Inc.(4)

 10.6 Security Agreement dated January 30, 1996 by and between Coast Hotels and Casinos, Inc. and American Bank National Association(4)

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
 10.7    Security Agreement dated January 30, 1996 by and between Coast West,
          Inc. and American Bank National Association(4)

 10.8 Stock Pledge and Security Agreement dated January 30, 1996 by and among Coast Resorts, Inc. and American Bank National Association(4)

 10.9    Disbursement and Escrow Agreement dated January 30, 1996, among Nevada
          Title Company, Nevada Construction Services, Inc., American Bank
          National Association and Coast Hotels and Casinos, Inc.(4)

 10.10   Pledge and Escrow Agreement dated January 30, 1996 between American
          Bank National Association and Coast Hotel and Casinos, Inc.(4)

 10.11   Collateral Assignment of Contracts dated January 30, 1996(4)

 10.12   Escrow Agreement dated January 30, 1996 by and among Coast Resorts,
          Inc., American Bank National Association, and Bank of America
          Nevada(4)

 10.13   Unsecured Environmental Indemnification Agreement dated January 30,
          1996 among Coast Hotel and Casinos, Inc. and American Bank National
          Association(4)

 10.14   Unsecured Environmental Indemnification Agreement among Coast West,
          Inc. and American Bank National Association(4)

 10.15   Tax Sharing Agreement dated as of January 30, 1996 by and among Coast
          Resorts, Inc., Coast Hotels and Casinos, Inc., and Coast West,
          Inc.(4)

 10.16 Placement Agreement dated January 23, 2001, by and among Coast Hotels and Casinos, Inc., Coast Resorts, Inc., Banc of America Securities
          LLC and Morgan Stanley & Co. Incorporated(11)

 10.17 Ground Lease dated as of October 1, 1995, between The Tiberti Company, a Nevada general partnership, and Coast Hotels and Casinos, Inc. (as successor of Gold Coast Hotel and Casino, a Nevada limited partnership)(3)

 10.18   Lease Agreement dated May 1, 1992, by and between Empey Enterprises, a
          Nevada general partnership, as lessor, and the Barbary Coast Hotel &
          Casino, a Nevada general partnership, as lessee(1)

 10.19   Ground Lease Agreement dated October 28, 1994 by and among 21 Stars,
          Ltd., a Nevada limited liability company, as landlord, Barbary Coast
          Hotel & Casino, a Nevada general partnership, as tenant, Wanda
          Peccole, as successor trustee of the Peccole 1982 Trust dated
          February 15, 1982 ("Trust), and The William Peter and Wanda Ruth
          Peccole Family Limited Partnership, a Nevada limited partnership
          ("Partnership"), and, together with Trust, as owner, as amended(1)

 10.20   Form of Subordination Agreement between Coast Hotels and Casinos, Inc.
          and certain former Gold Coast partners holding Subordinated Notes(4)

 10.21   Lease dated as of November 1, 1982, by and between Nevada Power
          Company, a Nevada Corporation as landlord, and Barbary Coast Hotel and Casino, a Nevada general partnership(1)

 10.22 Leasehold Deed of Trust, Assignment of Rents and Security Agreement dated February 13, 1991, by and between the Barbary Coast Hotel and Casino, a Nevada general partnership, First American Title Company of
          Nevada, and Exber, Inc., a Nevada corporation(1)

 10.23   (Intentionally left blank)

 10.24   (Intentionally left blank)

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
 10.25   10 7/8% First Mortgage Note due 2001, dated November 21, 1997(6)

 10.26   Indenture dated as of November 21, 1997 among Coast Hotels and
         Casinos, Inc., as issuer of the  10 7/8% First Mortgage Notes due
         2001, the Guarantors, and Firstar Bank of Minnesota, N.A., as
          Trustee(6)

 10.27   10 7/8% Note Guarantee of Coast Resorts, Inc.(6)

 10.28   Purchase Agreement for the 10 7/8% Notes dated November 21, 1997(6)

 10.29   Security Agreement dated November 21, 1997 (Coast Hotels and Casinos,
         Inc.)(6)

 10.30 Deed of Trust, Assignment of Rents, Leases and Security Agreement dated November 21, 1997(6)

 10.31   Stock Pledge and Security Agreement dated November 21, 1997 (Coast
         Resorts, Inc.)(6)

 10.32   Pari Passu Intercreditor Agreement dated November 21, 1997(6)

 10.33 Master Security Agreement, dated as of October 24, 1996, by and between Coast Hotels and Casinos, Inc. and the CIT Group/Equipment
         Financing, Inc.(7)

 10.34 Amendment No. 1, dated December 27, 1996, to Master Security Agreement dated as of October 24, 1996 by and between Coast Hotels and Casinos, Inc. and the CIT Group/Equipment Financing Inc.(7)

 10.35 Agreement Between Owner and Contractor dated as of February 9, 1999, between Coast Resorts, Inc., as owner, and J.A. Tiberti Construction
         Co., Inc., as contractor(7)

 10.36   Employment Agreement dated as of January 1, 1999, between Harlan
         Braaten and Coast Hotels and  Casinos, Inc.(8)

 10.37 Amendment dated as of March 5, 1999 to the Deed of Trust, Assignment of Rents, Leases and Security Agreement dated January 30, 1996 of
         Coast Hotels and Casinos, Inc.(8)

 10.38   Amendment dated as of March 5, 1999 to the Leasehold Deed of Trust,
         Assignment of Rents, Leases  and Security Agreement dated January 30,
         1996 of Coast West, Inc.(8)

 10.39   Amendment dated as of March 5, 1999 to the Security Agreement dated
         January 30, 1996 by and  between Coast Hotels and Casinos, Inc. and
         American Bank National Association(8)

 10.40   Amendment dated as of March 5, 1999 to the Security Agreement dated
         January 30, 1996 by and  between Coast West, Inc. and American Bank
         National Association(8)

 10.41   Amendment dated as of March 5, 1999 to the Stock Pledge and Security
         Agreement dated January 30,  1996 by and among Coast Resorts, Inc. and
         American Bank National Association(8)

 10.42   Amendment dated as of March 5, 1999 to the Collateral Assignment of
         Contracts dated January 30,  1996(8)

 10.43   Amendment dated as of March 5, 1999 to the Unsecured Environmental
         Indemnification Agreement dated January 30, 1996 among Coast Hotel and Casinos, Inc. and American Bank National Association(8)

 10.44   Amendment dated as of March 5, 1999 to the Unsecured Environmental
         Indemnification Agreement  among Coast West, Inc. and American Bank
         National Association(8)

 10.45   Placement Agreement for the 9 1/2% Notes, dated March 18, 1999, among
         Coast Hotels and Casinos,  Inc., Coast Resorts, Inc., Morgan Stanley &
         Co. Incorporated and NationsBanc Montgomery  Securities LLC(8)

 10.46 Registration Rights Agreement dated March 23, 1999 among Coast Hotels and Casinos, Inc. and Coast Resorts, Inc., and Morgan Stanley & Co.
         Incorporated and NationsBanc Montgomery  Securities LLC(8)

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
 10.47   Loan Agreement dated as of March 18, 1999 among Coast Hotels and
         Casinos, Inc., as Borrower, the  Lenders referred to therein, and Bank of America National Trust and Savings Association, as  Administrative
         Agent(8)

 10.48 Amended and Restated Loan Agreement dated as of September 16, 1999 among Coast Hotels and Casinos, Inc. as Borrower, the Lenders referred to therein, and Bank of America National Trust and Savings
         Association as Administrative Agent(9)

 10.49   Security Agreement dated as of March 18, 1999 by Coast Hotels and
         Casinos, Inc. in favor of Bank  of American National Trust and Savings
         Association as Administrative Agent(10)

 10.50   Security Agreement dated as of March 18, 1999 by Coast Resorts, Inc.
         in favor of Bank of America National Trust and Savings Association as Administrative Agent(10)

 10.51 Pledge Agreement dated as of September 1999 by Coast Resorts, Inc. in favor of Bank of America National Trust and Savings Association as
         Administrative Agent(10)

 10.52 Leasehold Deed of Trust, Assignment of Rents and Fixture Filing dated as of March 18, 1999 by Coast Hotels and Casinos, Inc. in favor of Bank of America National Trust and Savings Association as
         Administrative Agent (The Orleans Hotel and Casino)(10)

 10.53 Leasehold Deed of Trust, Assignment of Rents and Fixture Filing dated as of March 18, 1999 by Coast Hotels and Casinos, Inc. in favor of Bank of America National Trust and Savings Association as
         Administrative Agent (The Gold Coast Hotel and Casino)(10)

 10.54 Leasehold Deed of Trust, Assignment of Rents and Fixture Filing dated as of March 18, 1999 by Coast Hotels and Casinos, Inc. in favor of Bank of America National Trust and Savings Association as
         Administrative Agent (The Suncoast)(10)

 10.55 Guaranty dated March 18, 1999 by Coast Resorts, Inc. in favor of Bank of America National Trust and Savings Association as Administrative
         Agent(10)

 10.56   Trademark Security Interest Assignment dated as of March 18, 1999 by
         Coast Hotels and Casinos,  Inc. and Coast Resorts, Inc. in favor of
         Bank of America National Trust and Savings Association as
          Administrative Agent(10)

 10.57 First Supplemental Indenture dated as of March 5, 1999, with respect to the Indenture dated as of January 30, 1996 among Coast Hotels and Casinos, as issuer of the 13% Notes, Coast Resorts, Inc. and Coast
         West, Inc., as the Guarantors, and Firstar Bank of Minnesota, N.A., as successor in interest to American Bank National Association, as Trustee(8)

 12      Computation of Ratio of Earnings to Fixed Charges(11)

 21      List of Subsidiary of Coast Resorts, Inc.(8)

 23.1    Consent of Independent Accountants(11)

 23.2    Consent of Gibson, Dunn & Crutcher (included in the opinion filed as
         Exhibit 5.1 hereto)

 23.3    Consent of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP
         (included in the  opinion filed as Exhibit 5.2 hereto)

 24      Powers of Attorney(11)

 25.1    Form T-1 Statement of Eligibilty and Qualification of Firstar Bank,
         N.A as Trustee(8)

 99.1    Form of Letter of Transmittal

 99.2    Form of Notice of Guaranteed Delivery

--------
 (1) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s General Form for Registration of Securities on Form 10 and incorporated herein by reference.

 (2) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Amendment No. 1 to General Form for Registration of Securities on Form 10 and incorporated herein by reference.

 (3) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Amendment No. 2 to General Form for Registration of Securities on Form 10 and incorporated herein by reference.

 (4) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1995 and incorporated herein by reference.

 (5) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Registration Statement on Form S-4 filed May 2, 1996 and incorporated herein by reference.

 (6) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1997 and incorporated herein by reference.

 (7) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1998 and incorporated herein by reference.

 (8) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casinos, Inc.'s Registration Statement on Form S-4 (File no. 333-79657) dated May 28, 1999 and incorporated herein by reference.

 (9) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.

(10) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casino, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1999 and incorporated herein by reference.

(11) Previously filed with this Registration Statement on Form S-4 on February 7, 2001.

  (b) Financial Statement Schedules.

  The following Financial Statement Schedule was previously filed:

 Schedule
 Number   Description of Schedule
 -------- -----------------------
    II    Valuation and Qualifying Accounts of Coast Resorts, Inc.(1)
    II    Valuation and Qualifying Accounts(2)

--------
(1) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casino's, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

  Schedules other than those listed above have been omitted because of the absence of conditions under which they are required or because the information required is set forth in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Coast Hotels and Casinos, Inc. has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada, on February 12, 2001.

                                          Coast Hotels and Casinos, Inc.

                                                 /s/ Gage Parrish
                                          By: _________________________________
                                                     Gage Parrish
                                                Chief Financial Officer


  Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

     /s/ Michael J. Gaughan*         Chairman of the Board, Chief  February 12, 2001
____________________________________  Executive Officer and
         Michael J. Gaughan           Director (Principal
                                      executive officer)

                                     Chief Financial Officer and   February 12, 2001
____________________________________  Director (Principal
            Gage Parrish              financial and accounting
                                      officer)

     /s/ Harlan D. Braaten*          Director                      February 12, 2001
____________________________________
         Harlan D. Braaten

                                     Director                      February    , 2001
____________________________________
            Jerry Herbst

--------

* by Gage Parrish, attorney-in-fact

             Signature                           Title                   Date
             ---------                           -----                   ----

      /s/ J. Tito Tiberti*           Director                      February 12, 2001
____________________________________
          J. Tito Tiberti

       /s/ Franklin Toti*            Director                      February 12, 2001
____________________________________
           Franklin Toti

      /s/ Charles Silverman*         Director                      February 12, 2001
____________________________________
         Charles Silverman

    /s/ F. Michael Corrigan*         Director                      February 12, 2001
____________________________________
        F. Michael Corrigan

      /s/ Joseph S. Blasco*          Director                      February 12, 2001
____________________________________
          Joseph S. Blasco


--------

* by Gage Parrish, attorney-in-fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Coast Resorts, Inc. has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada, on February 7, 2001.

                                          Coast Hotels and Casinos, Inc.

                                                 /s/ Gage Parrish
                                          By: _________________________________
                                                     Gage Parrish
                                                Chief Financial Officer


  Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

     /s/ Michael J. Gaughan*         Chairman of the Board and     February 12, 2001
____________________________________  Chief Executive Officer and
         Michael J. Gaughan           Director (Principal
                                      executive officer)

                                     Chief Financial Officer and   February 12, 2001
____________________________________  Director (Principal
            Gage Parrish              financial and accounting
                                      officer)

     /s/ Harlan D. Braaten*          Director                      February 12, 2001
____________________________________
         Harlan D. Braaten

                                     Director                       February  , 2001
____________________________________
            Jerry Herbst

      /s/ J. Tito Tiberti*           Director                      February 12, 2001
____________________________________
          J. Tito Tiberti

--------

* by Gage Parrish, attorney-in-fact

             Signature                           Title                   Date
             ---------                           -----                   ----

       /s/ Franklin Toti*            Director                      February 12, 2001
____________________________________
           Franklin Toti

     /s/ Charles Silverman*          Director                      February 12, 2001
____________________________________
         Charles Silverman

    /s/ F. Michael Corrigan*         Director                      February 12, 2001
____________________________________
        F. Michael Corrigan

      /s/ Joseph S. Blasco*          Director                      February 12, 2001
____________________________________
          Joseph S. Blasco


--------

* by Gage Parrish, attorney-in-fact

                               INDEX TO EXHIBITS

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
  3.1    Amended Articles of Incorporation of Coast Hotels and Casinos, Inc.(5)

  3.2    First Amended Bylaws of Coast Hotels and Casinos, Inc.(5)

  3.3    Articles of Incorporation of Coast Resorts, Inc.(1)

  3.4    First Amended Bylaws of Coast Resorts, Inc.(1)

  4.1    Indenture dated as of March 23, 1999 among Coast Hotels and Casinos,
          Inc., as Issuer of 9 1/2% Senior Subordinated Notes due 2009, Coast
          Resorts, Inc., as Guarantor, and Firstar Bank of Minnesota, N.A., as
          Trustee(8)

  4.2    First Supplemental Indenture dated as of November 20, 2000 among Coast
          Hotels and Casinos, Inc., as Issuer, Coast Resorts, Inc., as
          Guarantor, and Firstar Bank, N.A., as Trustee(11)

  4.3    Second Supplemental Indenture dated as of February 2, 2001, among
          Coast Hotels and Casinos, Inc., as Issuer, Coast Resorts, Inc., as
          Guarantor, and Firstar Bank, N.A., as Trustee(11)

  4.4    Form of 9 1/2% Note (included in Exhibit 4.1)

  4.5    Registration Rights Agreement dated as of February 2, 2001, among
          Coast Hotels and Casinos, Inc. as Issuer, Coast Resorts, Inc., as
          Guarantor, and Banc of America Securities, LLC, as Representative of the Placement Agents(11)

  5.1    Opinion of Gibson, Dunn & Crutcher LLP

  5.2    Opinion of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP

 10.1    Indenture dated as of January 30, 1996, among Coast Hotels and
          Casinos, Inc., as issuer of 13% First Mortgage Notes due 2002, Coast
          Resorts, Inc. and Coast West, Inc., as the Guarantors, and American
          Bank National Association, as Trustee(4)

 10.2    13% Note Guarantee of Coast Resorts, Inc.(4)

 10.3    Form of 13% Note (included in Exhibit 10.1)

 10.4 Deed of Trust, Assignment of Rents, Leases and Security Agreement dated January 30, 1996 of Coast Hotels and Casinos, Inc.(4)

 10.5    Leasehold Deed of Trust, Assignment of Rents, Leases and Security
          Agreement dated January 30, 1996 of Coast West, Inc.(4)

 10.6 Security Agreement dated January 30, 1996 by and between Coast Hotels and Casinos, Inc. and American Bank National Association(4)

 10.7    Security Agreement dated January 30, 1996 by and between Coast West,
          Inc. and American Bank National Association(4)

 10.8 Stock Pledge and Security Agreement dated January 30, 1996 by and among Coast Resorts, Inc. and American Bank National Association(4)

 10.9    Disbursement and Escrow Agreement dated January 30, 1996, among Nevada
          Title Company, Nevada Construction Services, Inc., American Bank
          National Association and Coast Hotels and Casinos, Inc.(4)

 10.10   Pledge and Escrow Agreement dated January 30, 1996 between American
          Bank National Association and Coast Hotel and Casinos, Inc.(4)

 10.11   Collateral Assignment of Contracts dated January 30, 1996(4)

 10.12   Escrow Agreement dated January 30, 1996 by and among Coast Resorts,
          Inc., American Bank National Association, and Bank of America
          Nevada(4)

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
 10.13   Unsecured Environmental Indemnification Agreement dated January 30,
          1996 among Coast Hotel and Casinos, Inc. and American Bank National
          Association(4)

 10.14   Unsecured Environmental Indemnification Agreement among Coast West,
          Inc. and American Bank National Association(4)

 10.15   Tax Sharing Agreement dated as of January 30, 1996 by and among Coast
          Resorts, Inc., Coast Hotels and Casinos, Inc., and Coast West,
          Inc.(4)

 10.16 Placement Agreement dated January 23, 2001, by and among Coast Hotels and Casinos, Inc., Coast Resorts, Inc., Banc of America Securities
          LLC and Morgan Stanley & Co. Incorporated(11)

 10.17 Ground Lease dated as of October 1, 1995, between The Tiberti Company, a Nevada general partnership, and Coast Hotels and Casinos, Inc. (as successor of Gold Coast Hotel and Casino, a Nevada limited partnership)(3)

 10.18   Lease Agreement dated May 1, 1992, by and between Empey Enterprises, a
          Nevada general partnership, as lessor, and the Barbary Coast Hotel &
          Casino, a Nevada general partnership, as lessee(1)

 10.19   Ground Lease Agreement dated October 28, 1994 by and among 21 Stars,
          Ltd., a Nevada limited liability company, as landlord, Barbary Coast
          Hotel & Casino, a Nevada general partnership, as tenant, Wanda
          Peccole, as successor trustee of the Peccole 1982 Trust dated
          February 15, 1982 ("Trust"), and The William Peter and Wanda Ruth
          Peccole Family Limited Partnership, a Nevada limited partnership
          ("Partnership"), and, together with Trust, as owner, as amended(1)

 10.20   Form of Subordination Agreement between Coast Hotels and Casinos, Inc.
          and certain former Gold Coast partners holding Subordinated Notes(4)

 10.21   Lease dated as of November 1, 1982, by and between Nevada Power
          Company, a Nevada Corporation as landlord, and Barbary Coast Hotel and Casino, a Nevada general partnership(1)

 10.22 Leasehold Deed of Trust, Assignment of Rents and Security Agreement dated February 13, 1991, by and between the Barbary Coast Hotel and Casino, a Nevada general partnership, First American Title Company of
          Nevada, and Exber, Inc., a Nevada corporation(1)

 10.23   (Intentionally left blank)

 10.24   (Intentionally left blank)

 10.25   10 7/8% First Mortgage Note due 2001, dated November 21, 1997(6)

 10.26   Indenture dated as of November 21, 1997 among Coast Hotels and
          Casinos, Inc., as issuer of the 10 7/8% First Mortgage Notes due
          2001, the Guarantors, and Firstar Bank of Minnesota, N.A., as
          Trustee(6)

 10.27   10 7/8% Note Guarantee of Coast Resorts, Inc.(6)

 10.28   Purchase Agreement for the 10 7/8% Notes dated November 21, 1997(6)

 10.29   Security Agreement dated November 21, 1997 (Coast Hotels and Casinos,
          Inc.)(6)

 10.30 Deed of Trust, Assignment of Rents, Leases and Security Agreement dated November 21, 1997(6)

 10.31   Stock Pledge and Security Agreement dated November 21, 1997 (Coast
          Resorts, Inc.)(6)

 10.32   Pari Passu Intercreditor Agreement dated November 21, 1997(6)

 10.33 Master Security Agreement, dated as of October 24, 1996, by and between Coast Hotels and Casinos, Inc. and the CIT Group/Equipment
          Financing, Inc.(7)

 10.34 Amendment No. 1, dated December 27, 1996, to Master Security Agreement dated as of October 24, 1996 by and between Coast Hotels and Casinos, Inc. and the CIT Group/Equipment Financing Inc.(7)

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
 10.35   Agreement Between Owner and Contractor dated as of February 9, 1999, between Coast Resorts, Inc., as owner, and J.A. Tiberti Construction
          Co., Inc., as contractor(7)

 10.36   Employment Agreement dated as of January 1, 1999, between Harlan
          Braaten and Coast Hotels and Casinos, Inc.(8)

 10.37 Amendment dated as of March 5, 1999 to the Deed of Trust, Assignment of Rents, Leases and Security Agreement dated January 30, 1996 of
          Coast Hotels and Casinos, Inc.(8)

 10.38   Amendment dated as of March 5, 1999 to the Leasehold Deed of Trust,
          Assignment of Rents, Leases and Security Agreement dated January 30,
          1996 of Coast West, Inc.(8)

 10.39   Amendment dated as of March 5, 1999 to the Security Agreement dated
          January 30, 1996 by and between Coast Hotels and Casinos, Inc. and
          American Bank National Association(8)

 10.40   Amendment dated as of March 5, 1999 to the Security Agreement dated
          January 30, 1996 by and between Coast West, Inc. and American Bank
          National Association(8)

 10.41   Amendment dated as of March 5, 1999 to the Stock Pledge and Security
          Agreement dated January 30, 1996 by and among Coast Resorts, Inc. and
          American Bank National Association(8)

 10.42   Amendment dated as of March 5, 1999 to the Collateral Assignment of
          Contracts dated January 30, 1996(8)

 10.43   Amendment dated as of March 5, 1999 to the Unsecured Environmental
          Indemnification Agreement dated January 30, 1996 among Coast Hotel and Casinos, Inc. and American Bank National Association(8)

 10.44   Amendment dated as of March 5, 1999 to the Unsecured Environmental
          Indemnification Agreement among Coast West, Inc. and American Bank
          National Association(8)

 10.45   Placement Agreement for the 9 1/2% Notes, dated March 18, 1999, among
          Coast Hotels and Casinos, Inc., Coast Resorts, Inc., Morgan Stanley &
          Co. Incorporated and NationsBanc Montgomery Securities LLC(8)

 10.46 Registration Rights Agreement dated March 23, 1999 among Coast Hotels and Casinos, Inc. and Coast Resorts, Inc., and Morgan Stanley & Co.
          Incorporated and NationsBanc Montgomery Securities LLC(8)

 10.47   Loan Agreement dated as of March 18, 1999 among Coast Hotels and
          Casinos, Inc., as Borrower, the Lenders referred to therein, and Bank of America National Trust and Savings Association, as Administrative
          Agent(8)

 10.48 Amended and Restated Loan Agreement dated as of September 16, 1999 among Coast Hotels and Casinos, Inc. as Borrower, the Lenders referred to therein, and Bank of America National Trust and Savings
          Association as Administrative Agent(9)

 10.49   Security Agreement dated as of March 18, 1999 by Coast Hotels and
          Casinos, Inc. in favor of Bank of American National Trust and Savings
          Association as Administrative Agent(10)

 10.50   Security Agreement dated as of March 18, 1999 by Coast Resorts, Inc.
          in favor of Bank of America National Trust and Savings Association as Administrative Agent(10)

 10.51 Pledge Agreement dated as of September 1999 by Coast Resorts, Inc. in favor of Bank of America National Trust and Savings Association as
          Administrative Agent(10)

 10.52 Leasehold Deed of Trust, Assignment of Rents and Fixture Filing dated as of March 18, 1999 by Coast Hotels and Casinos, Inc. in favor of Bank of America National Trust and Savings Association as
          Administrative Agent (The Orleans Hotel and Casino)(10)

 10.53 Leasehold Deed of Trust, Assignment of Rents and Fixture Filing dated as of March 18, 1999 by Coast Hotels and Casinos, Inc. in favor of Bank of America National Trust and Savings Association as
          Administrative Agent (The Gold Coast Hotel and Casino)(10)

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
 10.54   Leasehold Deed of Trust, Assignment of Rents and Fixture Filing dated as of March 18, 1999 by Coast Hotels and Casinos, Inc. in favor of
          Bank of America National Trust and Savings Association as
          Administrative Agent (The Suncoast)(10)

 10.55 Guaranty dated March 18, 1999 by Coast Resorts, Inc. in favor of Bank of America National Trust and Savings Association as Administrative
          Agent(10)

 10.56   Trademark Security Interest Assignment dated as of March 18, 1999 by
          Coast Hotels and Casinos, Inc. and Coast Resorts, Inc. in favor of
          Bank of America National Trust and Savings Association as
          Administrative Agent(10)

 10.57 First Supplemental Indenture dated as of March 5, 1999, with respect to the Indenture dated as of January 30, 1996 among Coast Hotels and Casinos, as issuer of the 13% Notes, Coast Resorts, Inc. and Coast
          West, Inc., as the Guarantors, and Firstar Bank of Minnesota, N.A., as successor in interest to American Bank National Association, as Trustee(8)

 12      Computation of Ratio of Earnings to Fixed Charges(11)

 21      List of Subsidiary of Coast Resorts, Inc.(8)

 23.1    Consent of Independent Accountants(11)

 23.2    Consent of Gibson, Dunn & Crutcher (included in the opinion filed as
          Exhibit 5.1 hereto)

 23.3    Consent of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP
          (included in the opinion filed as Exhibit 5.2 hereto)

 24      Powers of Attorney(11)

 25.1    Form T-1 Statement of Eligibility and Qualification of Firstar Bank,
          N.A., as Trustee(8)

 99.1    Form of Letter of Transmittal

 99.2    Form of Notice of Guaranteed Delivery

--------
(1) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s General Form for Registration of Securities on Form 10 and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Amendment No. 1 to General Form for Registration of Securities on Form 10 and incorporated herein by reference.

(3) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Amendment No. 2 to General Form for Registration of Securities on Form 10 and incorporated herein by reference.

(4) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1995 and incorporated herein by reference.

(5) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Registration Statement on Form S-4 filed May 2, 1996 and incorporated herein by reference.

(6) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1997 and incorporated herein by reference.

(7) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1998 and incorporated herein by reference.

(8) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casinos, Inc.'s Registration Statement on Form S-4 (File no. 333-79657) dated May 28, 1999 and incorporated herein by reference.

(9) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.

(10) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casinos, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1999 and incorporated herein by reference.

(11) Previously filed with this Registration Statement on Form S-4 on February 7, 2001.

  (b) Financial Statement Schedules.

  The following Financial Statement Schedule was previously filed:

 Schedule
 Number   Description of Schedule
 -------- -----------------------
    II    Valuation and Qualifying Accounts of Coast Resorts, Inc.(1)
    II    Valuation and Qualifying Accounts(2)

--------

(1) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casino's, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

  Schedules other than those listed above have been omitted because of the absence of conditions under which they are required or because the information required is set forth in the financial statements or the notes thereto.